                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:

    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       PACIFIC SCIENTIFIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                         KOLLMORGEN CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Pacific Scientific Company Common Stock, par value $1.00 per share (the "Common
         Stock")
     (2) Aggregate number of securities to which transaction applies:
         12,694,880 shares of Common Stock (the number of shares of Common Stock outstanding on a fully diluted basis as of September 26, 1997)
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         The per unit price of each share of Common Stock is $14.5625 (the average of the high and low prices per share of Common Stock on November 19, 1997). The filing fee of
         $36,973.84 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of the product of 12,694,880 and $14.5625.
     (4) Proposed maximum aggregate value of transaction:
         $184,869,190.00
     (5) Total fee paid:
         $36,973.84 (Fee paid by wire transfer on November 26, 1997. The CIK number is
         0000056583.)
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid: $36,973.84
     (2) Form Schedule or Registration Statement No.: 14A
     (3) Filing Party: Kollmorgen Corporation
     (4) Date Filed: November 26, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/ PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED JANUARY 15, 1998

         SPECIAL MEETING OF SHAREHOLDERS OF PACIFIC SCIENTIFIC COMPANY

                                PRELIMINARY COPY
                     PROXY STATEMENT/PRELIMINARY PROSPECTUS
                                       OF
                             KOLLMORGEN CORPORATION
                               ------------------

    This proxy statement/preliminary prospectus (this "Proxy Statement") is being furnished to holders of shares of Pacific Scientific Company, a California corporation ("Pacific Scientific"), by Kollmorgen Corporation, a New York corporation ("Kollmorgen"), in connection with the solicitation of proxies (the "Proxy Solicitation") from the shareholders of Pacific Scientific (the "Pacific Scientific Shareholders") to be used at a special meeting of Pacific Scientific Shareholders to be held on Friday, February 13, 1998, at a time and place to be determined by the Pacific Scientific Board of Directors (the "Pacific Scientific Board"), and at any adjournments or postponements thereof (the "Special Meeting"). Kollmorgen has proposed to enter into a business combination with Pacific Scientific (the "Proposed Combination") which Kollmorgen believes would offer exceptional benefits to the shareholders of both Kollmorgen and Pacific Scientific. See "Reasons for the Proposed Combination". To date, the Pacific Scientific Board has refused to enter into negotiations regarding the Proposed Combination. AS A RESULT, KOLLMORGEN IS MAKING THE PROXY SOLICITATION TO URGE THE PACIFIC SCIENTIFIC SHAREHOLDERS TO ADOPT A RESOLUTION WHICH WOULD REPEAL CERTAIN AMENDMENTS TO THE PACIFIC SCIENTIFIC BYLAWS (THE "PACIFIC SCIENTIFIC BYLAWS"), TO REMOVE THE ENTIRE PACIFIC SCIENTIFIC BOARD AND TO ELECT KOLLMORGEN'S NOMINEES (THE "KOLLMORGEN NOMINEES") TO THE PACIFIC SCIENTIFIC BOARD. Kollmorgen expects that, if they are elected and subject to their fiduciary duties under applicable law, the Kollmorgen Nominees would act to facilitate the consummation of the Proposed Combination.

    AT THIS TIME KOLLMORGEN IS SOLICITING YOUR PROXY FOR USE AT THE SPECIAL MEETING OF PACIFIC SCIENTIFIC SHAREHOLDERS. KOLLMORGEN IS NOT CURRENTLY SOLICITING PROXIES FOR A VOTE ON THE PROPOSED MERGER. YOU MAY BE ASKED TO VOTE ON THE PROPOSED MERGER IN THE FUTURE.

    This Proxy Statement is first being furnished to Pacific Scientific Shareholders on or about January 15, 1998. This Proxy Statement also constitutes a preliminary prospectus with respect to the common stock, par value $2.50 per share, of Kollmorgen (the "Kollmorgen Common Stock") that will ultimately be issued in connection with the Proposed Combination.

    In furtherance of the Proposed Combination, on December 15, 1997, Torque Corporation, a Delaware corporation and a wholly owned subsidiary of Kollmorgen ("Purchaser"), commenced a tender offer for shares of common stock, par value $1.00 per share, of Pacific Scientific (the "Pacific Scientific Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Pacific Scientific Common Stock, the "Pacific Scientific Common Shares") and, in connection therewith, filed a Tender Offer Statement on
Schedule 14D-1 (the "Tender Offer Statement") with the Securities and Exchange Commission (the "Commission"). The tender offer is being made for 6,347,241 Pacific Scientific Common Shares, or such greater or lesser number of Pacific Scientific Common Shares that, when added to the number of Pacific Scientific Common Shares owned by Kollmorgen and Purchaser, will constitute a

                                                  (COVER CONTINUED ON NEXT PAGE)

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PRELIMINARY PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

  The date of this Proxy Statement/Preliminary Prospectus is January 15, 1998.

(CONTINUED FROM PREVIOUS PAGE)

majority of the Pacific Scientific Common Shares outstanding on a fully diluted basis (such number of Pacific Scientific Common Shares being the "Minimum Number"), at a price of $20.50 per Pacific Scientific Common Share, net to the seller in cash (the "Offer Price"). The tender offer is subject to the terms and conditions set forth in the Offer to Purchase dated December 15, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (the "Letter of Transmittal" which, as amended from time to time, along with the Offer to Purchase, constitutes the "Offer"). The Offer was originally scheduled to expire at 12:00 midnight, New York City time, on Wednesday, January 14, 1998. However, as of the date of this Proxy Statement, Purchaser has extended the Offer so that the Offer is now scheduled to expire at 5:00 p.m., New York City time, on Thursday, January 29, 1998 unless further extended (as such date may be further extended, the "Expiration Date"). If more than the Minimum Number of Pacific Scientific Common Shares is tendered into the Offer, tendered shares will be purchased on a pro rata basis, resulting in all tendering shareholders receiving a mix of cash and Kollmorgen Common Stock in the Proposed Combination. Pacific Scientific Shareholders may tender all, part or none of the Pacific Scientific Common Shares held by them.

    Kollmorgen is seeking to negotiate with Pacific Scientific a definitive merger agreement providing for the Proposed Combination pursuant to which Pacific Scientific would, as soon as practicable following consummation of the Offer, consummate a merger or similar business combination with Kollmorgen, Purchaser or another direct or indirect subsidiary of Kollmorgen (the "Proposed Merger"). At the effective time of the Proposed Merger (the "Effective Time"), each Pacific Scientific Common Share then outstanding (other than Pacific Scientific Common Shares held by Pacific Scientific or any wholly owned subsidiary of Pacific Scientific and Pacific Scientific Common Shares owned by Kollmorgen, Purchaser or any other direct or indirect wholly owned subsidiary of Kollmorgen) would be converted into the right to receive $20.50 of Kollmorgen Common Stock. The exact number of shares of Kollmorgen Common Stock into which each Pacific Scientific Common Share will be converted will be determined by dividing $20.50 by the average, over the 20 consecutive trading days ending five days prior to the meeting of Pacific Scientific Shareholders called for the purpose of voting on the Proposed Merger, of the daily average of the high and low per share sales prices of Kollmorgen Common Stock (weighted by sales volume) (the "Average Kollmorgen Share Price"). See "The Offer and the Proposed Merger". In the event that the Average Kollmorgen Share Price during such period is less than $15.19 or greater than $18.56, the exchange ratio would be fixed at 1.350 shares of Kollmorgen Common Stock or 1.104 shares of Kollmorgen Common Stock, respectively, per Pacific Scientific Common Share. In such event, Pacific Scientific Shareholders could receive Kollmorgen Common Stock in the Proposed Merger with a value greater or less than $20.50. To the extent a shareholder's Pacific Scientific Common Shares are purchased in the Offer, such shareholder would not receive Kollmorgen Common Stock for such purchased shares in the Proposed Merger and consequently such shareholder would not have the opportunity to participate in the future growth of the combined company.

    The Proxy Solicitation is being made to urge the Pacific Scientific Shareholders to take the following actions: (i) to repeal any and all provisions of the Pacific Scientific Bylaws that have not been duly filed by Pacific Scientific with the Commission prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997 (the "Bylaw Repeal Proposal"); (ii) to remove from office the entire Pacific Scientific Board (the "Removal Proposal"); and (iii) to fill the newly created vacancies on the Pacific Scientific Board by electing the Kollmorgen Nominees to the Pacific Scientific Board, who are expected to take such actions, subject to their fiduciary duties under applicable law, as may be necessary to consummate the Offer and the Proposed Merger (the "Election Proposal" and, together with the Bylaw Repeal Proposal and the Removal Proposal, the "Proposals").

(CONTINUED FROM PREVIOUS PAGE)

    Under the Pacific Scientific Bylaws, Pacific Scientific is entitled to give notice of the Special Meeting to the Pacific Scientific shareholders, thereby selecting the time and place of the meeting. However, if by January 28, 1998 (the date which is 20 days after the Secretary of Pacific Scientific received the request to call the Special Meeting), Pacific Scientific has not given notice of the Special Meeting, then Kollmorgen is entitled to give the notice of meeting and currently intends to give such notice of meeting.

    The Pacific Scientific Board has set January 20, 1998 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Pacific Scientific shareholders of record at the close of business on the Record Date will be entitled to one vote at the Special Meeting for each Pacific Scientific Common Share held on the Record Date.

    KOLLMORGEN URGES YOU TO COMPLETE AND RETURN THE ENCLOSED WHITE FORM OF PROXY AS SOON AS POSSIBLE.

    THE PROXY SOLICITATION IS BEING MADE BY KOLLMORGEN AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF PACIFIC SCIENTIFIC.

    THE BYLAW REPEAL PROPOSAL, THE REMOVAL PROPOSAL AND THE ELECTION PROPOSAL WILL BE IMPORTANT STEPS IN ENSURING THE CONSUMMATION OF THE PROPOSED COMBINATION. HOWEVER, YOU MUST SEPARATELY TENDER YOUR SHARES PURSUANT TO THE OFFER IF YOU WISH TO PARTICIPATE IN THE OFFER. VOTING FOR THE BYLAW REPEAL PROPOSAL, THE REMOVAL PROPOSAL AND THE ELECTION PROPOSAL WILL NOT CONSTITUTE A TENDER OF YOUR SHARES PURSUANT TO THE OFFER OR OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER.

    THE INFORMATION CONCERNING PACIFIC SCIENTIFIC CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM OR IS BASED UPON DOCUMENTS AND RECORDS ON FILE WITH THE COMMISSION AND OTHER PUBLICLY AVAILABLE INFORMATION. KOLLMORGEN HAS NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO PACIFIC SCIENTIFIC CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE. KOLLMORGEN, HOWEVER, WAS NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS, AND IS NOT IN A POSITION TO VERIFY, OR MAKE ANY REPRESENTATION WITH RESPECT TO THE ACCURACY OF, ANY SUCH INFORMATION OR STATEMENTS.

    If you have any questions, please call:

                                     [LOGO]

                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005
                         BANKS AND BROKERS CALL COLLECT
                                 (212) 440-9800
                                       OR
                         CALL TOLL FREE (800) 223-2064
                               FAX (212) 440-9009

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
SUMMARY....................................................................................................          1
 THE PROPOSED COMBINATION..................................................................................          1
    The Proposed Combination of Kollmorgen and Pacific Scientific..........................................          1
    The Offer and the Proposed Merger......................................................................          3
    The Pacific Scientific Board's Unwillingness to Proceed with the Proposed Combination..................          4
    Kollmorgen's Proxy Solicitation........................................................................          5
    Votes Needed to Take Action............................................................................          5
 CERTAIN LITIGATION........................................................................................          6
 OTHER ITEMS TO CONSIDER WITH RESPECT TO THE OFFER AND
   THE PROPOSED MERGER.....................................................................................          6
    Material Federal Income Tax Consequences...............................................................          6
    Dissenters' Rights.....................................................................................          6
    Accounting Treatment...................................................................................          6
    Interest of Certain Persons in the Proposed Combination................................................          6
    Regulatory Approvals...................................................................................          6
    Subsequent Votes Relating to the Proposed Merger.......................................................          7
 RISK FACTORS..............................................................................................          7
    Integration of Kollmorgen and Pacific Scientific.......................................................          7
    Operational Issues; Ability to Manage Growth...........................................................          7
    Increased Level of Indebtedness........................................................................          7
    Certain Federal Income Tax Consequences................................................................          8
 THE COMPANIES.............................................................................................          8
    Kollmorgen and Purchaser...............................................................................          8
    Pacific Scientific.....................................................................................          9
    Market Prices..........................................................................................          9
    Comparative Per Share Data.............................................................................          9
 FORWARD-LOOKING STATEMENTS................................................................................         10
 SUMMARY SELECTED FINANCIAL DATA...........................................................................         12
 SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION.........................................................         17
THE PROPOSED COMBINATION...................................................................................         26
REASONS FOR THE PROPOSED COMBINATION.......................................................................         26
BACKGROUND OF THE OFFER AND THE PROPOSED MERGER............................................................         28
THE OFFER AND THE PROPOSED MERGER..........................................................................         33
  Terms of the Offer and the Proposed Merger...............................................................         33
  Certain Litigation.......................................................................................         35
THE PROPOSALS..............................................................................................         35
  Why You Should Vote for the Bylaw Repeal Proposal........................................................         35
  Why You Should Vote for the Removal Proposal.............................................................         36
  Why You Should Vote for the Election Proposal............................................................         36
  The Kollmorgen Nominees..................................................................................         36
THE SPECIAL MEETING........................................................................................         39
  Date, Time and Place.....................................................................................         39
  Shares Outstanding.......................................................................................         39
  Record Date..............................................................................................         39
  Quorum and Voting Requirements...........................................................................         39
  Cumulative Voting........................................................................................         40
  Voting by Proxy..........................................................................................         40
  Revocability of Proxies..................................................................................         40
  Solicitation of Proxies..................................................................................         40

                                                                                                               PAGE
                                                                                                             ---------
THE COMPANIES..................................................................................         41
  Kollmorgen...................................................................................         41
  Purchaser....................................................................................         42
  Pacific Scientific...........................................................................         42
FORWARD-LOOKING STATEMENTS.....................................................................         42
UNAUDITED PRO FORMA FINANCIAL DATA.............................................................         44
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.......................................................         54
  Tax Consequences If the Offer and the Proposed Merger Do Not Qualify as a Reorganization or
    If the Proposed Merger Is Treated as a Taxable Transaction.................................         55
  Tax Consequences If the Offer and the Proposed Merger Qualify as a Reorganization............         55
  Taxation of Cash Received in Lieu of Fractional Shares.......................................         56
  Taxation of Capital Gains....................................................................         56
  Dividend Treatment--Constructive Ownership Rules.............................................         56
  Transfer Taxes...............................................................................         58
  Withholding..................................................................................         58
COMPARISON OF THE RIGHTS OF HOLDERS OF KOLLMORGEN
  COMMON STOCK AND HOLDERS OF PACIFIC SCIENTIFIC COMMON STOCK..................................         58
  Dividends....................................................................................         59
  Special Meetings of Shareholders; Quorum; Shareholder Action by Written Consent..............         59
  Certain Voting Rights........................................................................         60
  Size and Classification of the Board of Directors............................................         61
  Election of Directors........................................................................         61
  Removal of Directors; Filling Vacancies on the Board of Directors............................         61
  Amendment of Charter and Bylaws..............................................................         62
  Certain Business Combinations and Reorganizations............................................         62
  Limitation on Directors' Liability...........................................................         63
  Indemnification of Officers and Directors; Insurance.........................................         64
  Rights Plans.................................................................................         64
DISSENTERS' RIGHTS OF PACIFIC SCIENTIFIC SHAREHOLDERS..........................................         65
SUBSEQUENT VOTES RELATING TO THE PROPOSED MERGER...............................................         65
  Pacific Scientific Shareholder Vote Required.................................................         66
  Kollmorgen Shareholder Vote Required.........................................................         66
  Information Concerning the Special Meetings..................................................         66
ACCOUNTING TREATMENT...........................................................................         66
REGULATORY MATTERS.............................................................................         66
MARKET PRICES AND DIVIDENDS....................................................................         68
LEGAL MATTERS..................................................................................         69
EXPERTS........................................................................................         69
AVAILABLE INFORMATION..........................................................................         69
MANAGEMENT AND ADDITIONAL INFORMATION..........................................................         70
SOURCES OF FUNDS...............................................................................         70
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................         70
LOCATION OF DEFINED TERMS......................................................................         72

SCHEDULE I
INFORMATION CONCERNING DIRECTORS AND OFFICERS OF KOLLMORGEN
 AND CERTAIN REPRESENTATIVES OF KOLLMORGEN WHO MAY ALSO ASSIST
 IN THE SOLICITATION...........................................................................        I-1

SCHEDULE II
PACIFIC SCIENTIFIC COMMON SHARES HELD BY KOLLMORGEN AND ITS DIRECTORS AND OFFICERS.............       II-1

SCHEDULE III
CHAPTER 13 OF THE GENERAL CORPORATION LAW OF THE STATE OF
 CALIFORNIA....................................................................................      III-1

                                    SUMMARY

    The information below is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement, including the documents incorporated in this Proxy Statement by reference. The information below also includes forward-looking statements, including all statements about the operations and expected benefits of the combined companies and is subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. See "Summary--Forward-Looking Statements" and "Forward-Looking Statements". See "Risk Factors" in this Summary, for a discussion of certain factors, including integration, operational issues, increased indebtedness and tax matters, that should be considered in conjunction with the Proposed Combination.

                            THE PROPOSED COMBINATION

THE PROPOSED COMBINATION OF KOLLMORGEN AND PACIFIC SCIENTIFIC

    Kollmorgen believes that the Proposed Combination of Kollmorgen and Pacific Scientific is a unique opportunity for you and other Pacific Scientific Shareholders to realize a premium for Pacific Scientific Common Shares and to participate in the future of one of the world's leading suppliers of electronic motion control solutions. The Pacific Scientific Board, however, has been unwilling to negotiate a business combination between Kollmorgen and Pacific Scientific and despite Kollmorgen's repeated attempts, refuses to allow you to consider sharing in Kollmorgen's vision. See "Background of the Offer and the Proposed Merger". On December 22, 1997, without having first engaged in discussions with Kollmorgen regarding the Proposed Combination, Pacific Scientific filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the "14D-9 Statement") with the Commission, reporting that the Pacific Scientific Board recommended that Pacific Scientific Shareholders reject the Offer and not tender their Pacific Scientific Common Shares pursuant to the Offer.

    Because the Pacific Scientific Board has denied you the opportunity to share in the rewards of the combined company, Kollmorgen is presenting this opportunity directly to you through the Offer and the Proxy Solicitation. In order to provide you the opportunity to express your own view on the future of Pacific Scientific, Kollmorgen is seeking your vote at the Special Meeting to remove the entire Pacific Scientific Board and replace it with new directors who Kollmorgen expects will take certain actions, subject to their fiduciary duties under California law, to consummate the Proposed Combination. In addition, Kollmorgen will propose a binding shareholder resolution to preclude or rescind any attempt that the Pacific Scientific Board may make to amend the Pacific Scientific Bylaws as part of the Pacific Scientific Board's continuing effort to prevent you from enjoying the benefits of the Proposed Combination. See "The Special Meeting".

    The financial benefits of the Proposed Combination, if consummated, will include:

    - A PREMIUM OF 33%. The purchase price of $20.50 per common share represents approximately a 33% premium over Pacific Scientific's closing share price of $15.44 on the New York Stock Exchange (the "NYSE") on Friday, December 12, 1997, the last full trading day prior to Kollmorgen's public announcement of the Proposed Combination, and approximately a 37% premium over the average of the company's closing share price for the preceding 30 trading days.

    - IMMEDIATE CASH PAYMENT FOR HALF OF PACIFIC SCIENTIFIC'S CAPITAL
      STOCK. Half of Pacific Scientific's outstanding shares will be purchased for a cash payment of $20.50 per share if the Offer is successfully consummated.

    - CONTINUED PARTICIPATION IN THE FUTURE GROWTH OF THE COMBINED
      COMPANY. Because Pacific Scientific's shareholders have the ability to receive Kollmorgen Common Stock in the Proposed Merger, they will have the opportunity to participate in the future growth and success of the combined enterprise. Upon consummation of the Proposed Merger, Pacific Scientific Shareholders will hold an equity stake of approximately 41% to 46% in the combined company, depending on the exchange ratio determined as described below. Based on an assumed market value for Kollmorgen Common Stock of $16.88 per share (the closing price of Kollmorgen Common Stock on January 14, 1998), Pacific Scientific Shareholders would hold an equity stake of approximately 44% in the combined company.

    - OPERATING AND REVENUE SYNERGIES. Based on public information, Kollmorgen management believes that the combined company can achieve more than $15 million of annual operating synergies in 1999, rising to more than $20 million in 2000 and increasing thereafter. Of the synergies expected to be achieved by Kollmorgen management, Kollmorgen estimates that approximately 25-35% of these synergies can be achieved from cost savings in selling and marketing expenses, 15-25% from the consolidation of research and development, 15-20% from cross-selling opportunities, 15-25% from joint purchasing savings and 10-15% from reduction in corporate expenses.

    - AN ACCRETIVE TRANSACTION. Kollmorgen is confident that the Proposed Combination will be accretive to earnings per share in 1999, the first full year of operations of the combined company, and increasingly so thereafter, based upon the anticipated synergies described above. Kollmorgen expects that, due to the substantial non-recurring charges associated with the Proposed Combination (which are not currently quantifiable), consisting of restructuring charges and a charge for acquired in-process research and development, the Proposed Combination will be substantially dilutive in fiscal 1998.

    - COMMITTED FINANCING. Kollmorgen has entered into a binding commitment letter with Salomon Smith Barney Inc. ("Salomon Smith Barney") and its affiliate Salomon Brothers Holding Company Inc ("SBHCI") in which SBHCI has committed to provide, subject to certain conditions, what Kollmorgen believes is a conservatively financed secured bank facility to fully finance the transaction, including the refinancing of existing indebtedness and the provision of a working capital facility for the combined company.

    Kollmorgen believes that the combined company will achieve financial results superior to that which either company could achieve on a stand-alone basis and will offer customers superior products and services. Among the many advantages contributing to the combined company's ability to achieve these benefits are:

    - CREATION OF AN INDUSTRY LEADER. A merger of Kollmorgen and Pacific Scientific will establish the combined enterprise as a leader in high performance electronic motion control--one of the fastest-growing segments of the motors and controls business. In a fragmented industry, the combined enterprise will be better-positioned to comprehensively serve the needs of customers and take advantage of consolidation opportunities.

    - STRATEGIC AND OPERATIONAL FIT. Highly complementary motion control product lines will enable the combined company to become a full-service provider. The combined company will be well-positioned to capitalize on the complementary product lines and differing strengths of Kollmorgen and Pacific Scientific, enabling it to offer a broader array of products and support services to an expanded customer base. In addition, the combined company would take advantage of cost savings and efficiencies resulting from economies of scale in research and development, marketing, production and sourcing.

    - ENHANCED CAPABILITY TO TAP FOREIGN MARKETS. The increased size and global scope of the combined company will enable it to more effectively market its products to customers around the world. Kollmorgen has already established a local presence in Germany, France, Israel, India, China and elsewhere. The combined enterprise will be well-positioned to build on this foundation, particularly in Europe and the Pacific Rim. Kollmorgen believes that the combined company will be able to expand its customer base and offer international on-site product support to customers, while conducting more effective and cost-efficient research and development, marketing, production and sourcing.

    - MANAGEMENT TEAM WITH PROVEN TRACK RECORD. Kollmorgen's management has delivered year over year growth in sales and operating income from continuing operations from 1994 through 1996, and will do so again in 1997. Kollmorgen has achieved this by focusing on its core operations. Kollmorgen also believes that its management has maximized its returns from non-strategic operations. In addition, Kollmorgen's management has considerable expertise in managing debt, having reduced Kollmorgen's debt and preferred stock obligations by more than 40% during the past three fiscal years and transitioned from fully secured to unsecured credit arrangements.

    - ENHANCED GROWTH OPPORTUNITIES. Kollmorgen believes that the combined enterprise will be well-positioned, strategically, operationally and financially, to aggressively pursue attractive opportunities for external and internal growth. Kollmorgen is confident that the combined company's increased size and scope will enable it to be a leader in the accelerating consolidation of the motion control industry and raise its visibility in the business and financial communities.

THE OFFER AND THE PROPOSED MERGER

    Kollmorgen has proposed to enter into the Proposed Combination with Pacific Scientific, which Kollmorgen believes would offer exceptional benefits to the shareholders of both Kollmorgen and Pacific Scientific. Because Pacific Scientific declined to enter into negotiations concerning the Proposed Combination, on December 15, 1997, Purchaser commenced the Offer. The Offer is being made for 6,347,241 Pacific Scientific Common Shares, or such greater or lesser number of Pacific Scientific Common Shares that, when added to the number of Pacific Scientific Common Shares owned by Kollmorgen and Purchaser, would constitute the Minimum Number of Pacific Scientific Common Shares, at a price of $20.50 per Pacific Scientific Common Share, net to the seller in cash. The Offer is subject to the terms and conditions set forth in the Offer to Purchase and in the Letter of Transmittal.

    Also on December 15, 1997, Kollmorgen commenced the solicitation of consents from the Pacific Scientific Shareholders to call the Special Meeting (the "Consent Solicitation"). Under the California General Corporation Law (the "CGCL"), the consent of the holders of 10% of the Pacific Scientific Common Shares outstanding was required to call the Special Meeting.

    On January 8, 1998, pursuant to the Consent Solicitation, Kollmorgen delivered to the Secretary of Pacific Scientific consents from holders of Pacific Scientific Common Shares significantly in excess of the 10% required to call the Special Meeting, accompanied by a request that Pacific Scientific give notice of the Special Meeting to be held on February 13, 1998, in order to vote on the Bylaw Repeal Proposal, the Removal Proposal, and the Election Proposal. Consequently, Kollmorgen is now soliciting proxies to vote on the Proposals at the Special Meeting.

    Kollmorgen is seeking to negotiate with Pacific Scientific a definitive merger agreement providing for the Proposed Combination pursuant to which Pacific Scientific would, as soon as practicable following consummation of the Offer, consummate the Proposed Merger. At the Effective Time, each Pacific Scientific Common Share then outstanding (other than Pacific Scientific Common Shares held by Pacific Scientific or any subsidiary of Pacific Scientific and Pacific Scientific Common Shares owned by Kollmorgen, Purchaser or any other direct or indirect wholly owned subsidiary of Kollmorgen) will be converted into the right to receive $20.50 of Kollmorgen Common Stock. The exact number of shares of Kollmorgen Common Stock into which each Pacific Scientific Common Share will be converted will be determined by dividing $20.50 by the Average Kollmorgen Share Price. In the event that the Average Kollmorgen Share Price during such period is less than $15.19 or greater than $18.56, the exchange ratio would be fixed at 1.350 shares of Kollmorgen Common Stock or 1.104 shares of Kollmorgen Common Stock, respectively, per Pacific Scientific Common Share. In such event, Pacific Scientific Shareholders could receive Kollmorgen Common Stock in the Proposed Merger with a value of greater or less than $20.50. The following table illustrates the calculation of the value of the Kollmorgen Common Stock to be issued in the Proposed Merger at various assumed values for the Average Kollmorgen Share Price.

FOR ILLUSTRATIVE PURPOSES ONLY

HYPOTHETICAL
   AVERAGE                        VALUE OF KOLLMORGEN STOCK
 KOLLMORGEN                          ISSUED PER PACIFIC
 SHARE PRICE    EXCHANGE RATIO     SCIENTIFIC COMMON SHARE
-------------  -----------------  -------------------------
  $   20.25            1.104x             $   22.36
      19.41            1.104                  21.43
      18.56            1.104                  20.50
      17.72            1.157                  20.50
      16.88(1)         1.215                  20.50
      16.03            1.279                  20.50
      15.19            1.350                  20.50
      14.34            1.350                  19.36
      13.50            1.350                  18.23

------------------------

(1) Represents the closing price of shares of Kollmorgen Common Stock on the NYSE on December 12, 1997, the last full trading day before the commencement of the Proposed Combination. If a hypothetical Average Kollmorgen Share Price of $16.88 is used (representing the closing price of shares of Kollmorgen Common Stock on the NYSE on January 14, 1998, the last full trading day before the filing of this Proxy Statement with the Commission), the exchange ratio would be 1.215 and the value of Kollmorgen Common Stock to be issued for Pacific Scientific Common Shares would be $20.50.

    In the event that the Proposed Merger is consummated, shares of Pacific Scientific Common Stock will cease to be listed on the NYSE.

    As of December 9, 1997, directors and officers of Kollmorgen and their affiliates were beneficial owners of an aggregate of approximately 801,007 shares of Kollmorgen Common Stock (representing approximately 8% of the total then outstanding). Based upon publicly filed information with the Commission, there is no indication that directors and officers of Pacific Scientific and their affiliates were beneficial owners of more than five percent of the Kollmorgen Common Stock.

THE PACIFIC SCIENTIFIC BOARD'S UNWILLINGNESS TO PROCEED WITH THE PROPOSED
  COMBINATION

    To date, the Pacific Scientific Board has been unwilling to negotiate a business combination between Kollmorgen and Pacific Scientific despite repeated attempts by Kollmorgen to do so and has, without having first engaged in discussions with Kollmorgen, recommended that Pacific Scientific Shareholders reject the Offer and not tender their Pacific Scientific Shares pursuant to the Offer. Pacific Scientific maintains certain barriers intended to make it difficult for Pacific Scientific Shareholders to approve a business combination not endorsed by the Pacific Scientific Board. Nevertheless, the Pacific Scientific shareholders have the power to determine Pacific Scientific's future by voting at the Special Meeting to remove the current Pacific Scientific directors. Because Kollmorgen believes the business rationale for the Proposed Combination is so compelling, Kollmorgen has decided to approach Pacific Scientific Shareholders directly with the Proposed Combination through the Offer and the Proxy Solicitation. To support the Proposed Combination, Pacific Scientific Shareholders must vote at the Special Meeting to remove the entire Pacific Scientific Board and elect the Kollmorgen Nominees in its place. Kollmorgen expects that if they are elected and subject to their fiduciary duties under applicable law, the Kollmorgen Nominees would take certain actions to facilitate the consummation of the Proposed Combination, including redeeming the Rights or otherwise rendering them inapplicable to the Proposed Combination and approving the Proposed Combination (if required) pursuant to Article Fifth ("Article Fifth") of the Pacific Scientific Articles of Incorporation, as amended (the "Pacific Scientific Charter").

    For additional information concerning the discussions between Kollmorgen and Pacific Scientific relating to the Proposed Combination, see "Background of the Offer and the Proposed Merger".

KOLLMORGEN'S PROXY SOLICITATION

    Because of the Pacific Scientific Board's unwillingness to undertake the Proposed Combination, Kollmorgen is soliciting proxies from Pacific Scientific Shareholders to vote at the Special Meeting. At the Special Meeting, Kollmorgen is asking the Pacific Scientific Shareholders to:

        (i) approve a shareholder resolution to repeal any and all provisions of the Pacific Scientific Bylaws that have not been duly filed with the Commission by Pacific Scientific prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997;

        (ii) remove from office the entire Pacific Scientific Board; and

       (iii) fill the newly created vacancies by electing the Kollmorgen Nominees to the Pacific Scientific Board.

    Kollmorgen expects that, if they are elected, the Kollmorgen Nominees will take such actions as may be necessary, subject to their fiduciary duties under applicable law, to undertake the Proposed Combination by means of the Offer and the Proposed Merger.

    The Kollmorgen Nominees consist of the following persons:

    - MICHAEL BERTHELOT, Chairman and Chief Executive Officer of TransTechnology Corporation;

    - STUART L. KLEIN, of Stuart L. Klein Investments;

    - DAVID NIERENBERG, President of Nierenberg Investment Management Company;

    - WILLIAM J. RECKER, Managing Director, President and Chief Executive Officer of Gretag AG;

    - MARK A. SNIDER, President of Stanmar Inc.; and

    - ANDRE WEISS, partner at the law firm of Schulte, Roth & Zabel in New York.

    As of the date of this Proxy Statement, the Pacific Scientific Board has failed to indicate that it will refrain from taking action designed to create new obstacles to the Offer and the Proposed Merger. If the Pacific Scientific Board does take such action in the form of amendments to the Pacific Scientific Bylaws, Kollmorgen intends to distribute, if practicable, supplemental materials detailing any such amendment of which it has knowledge to the Pacific Scientific Shareholders.

    For further information concerning the Proposals and the Kollmorgen Nominees, see "The Proposed Combination" and "The Proposals".

VOTES NEEDED TO TAKE ACTION

    Under California law and the Pacific Scientific Bylaws, the affirmative vote of a majority of the outstanding shares of Pacific Scientific Common Stock entitled to vote is required to approve the Bylaw Repeal Proposal and to remove the entire Pacific Scientific Board. However, the election of the Kollmorgen Nominees only requires the affirmative vote of a majority of the shares of Pacific Scientific Common Stock represented at a meeting in person or by proxy, unless a shareholder elects to cumulate votes in such election, in which case the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. See "The Special Meeting--Quorum and Voting Requirements" and "--Cumulative Voting".

    As of January 14, 1998, directors and officers of Kollmorgen and their affiliates were the beneficial owners of an aggregate of approximately 210 Pacific Scientific Common Shares (less than one percent of the total then outstanding). According to Pacific Scientific's Preliminary Revocation Solicitation Statement dated December 22, 1997, as of December 15, 1997, directors and officers of Pacific Scientific and their affiliates were the beneficial owners of an aggregate of approximately 415,962 Pacific Scientific Common Shares (approximately 3.3% of the total then outstanding) of which 31,662 shares were issued and outstanding (approximately 0.25% of the total then outstanding).

                               CERTAIN LITIGATION

    On December 15, 1997, Kollmorgen commenced litigation (the "Litigation") against Pacific Scientific and the Pacific Scientific Board in the United States District Court for the Central District of California seeking, among other things, an order (i) declaring that failure to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger or to approve the Offer and the Proposed Merger for purposes of Article Fifth would constitute a breach of the Pacific Scientific Board's fiduciary duties to Pacific Scientific shareholders under California law, (ii) invalidating the Rights or compelling the Pacific Scientific Board to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger, (iii) compelling the Pacific Scientific Board to approve the Offer and the Proposed Merger for purposes of Article Fifth and (iv) enjoining the Pacific Scientific Board from taking any actions to interfere with the Offer, the Proxy Solicitation or the Proposed Merger.

               OTHER ITEMS TO CONSIDER WITH RESPECT TO THE OFFER
                            AND THE PROPOSED MERGER

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    For a discussion of the material tax consequences of the Offer and the Proposed Merger, see "Material Federal Income Tax Consequences".

DISSENTERS' RIGHTS

    California law provides for rights of dissenting shareholders in certain business combinations to receive fair value for their shares. Pacific Scientific Shareholders will not have dissenters' rights as a result of the Offer. However, they may have certain dissenters' rights in connection with the Proposed Merger. See "Dissenters' Rights of Pacific Scientific Shareholders".

ACCOUNTING TREATMENT

    The Offer and the Proposed Merger will be accounted for under the purchase method of accounting. See "Accounting Treatment".

INTEREST OF CERTAIN PERSONS IN THE PROPOSED COMBINATION

    Kollmorgen is not aware of any interests in the Proposed Combination that either its directors or executive officers have, other than their interests as Kollmorgen shareholders.

REGULATORY APPROVALS

    Consummation of the Offer is subject to several conditions, including the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (the "HSR Condition"), and the receipt, on terms satisfactory to Kollmorgen, of any consent, approval, permit or authorization of any other governmental authority. On December 30, 1997, the waiting period under the HSR Act expired. Consequently the HSR Condition has been satisfied. See "The Offer and the Proposed Merger--Terms of the Offer and the Proposed Merger--HSR Condition" and "Regulatory Matters".

SUBSEQUENT VOTES RELATING TO THE PROPOSED MERGER

    At the Special Meeting, Pacific Scientific Shareholders will be asked to approve the Bylaw Repeal Proposal, remove the entire Pacific Scientific Board and elect the Kollmorgen Nominees to fill the vacancies created thereby. If a definitive merger agreement relating to the Proposed Merger is approved by the Pacific Scientific Board (either before or after the incumbent Pacific Scientific Board has been replaced at the Special Meeting) and the Board of Directors of Purchaser, the merger agreement must be approved by the Pacific Scientific Shareholders at another meeting of Pacific Scientific Shareholders. The Proxy Solicitation is not seeking a vote on the Proposed Merger. In addition, the issuance of the Kollmorgen Common Stock to be issued in the Proposed Merger will require the approval of the Kollmorgen shareholders. See "Subsequent Votes Relating to the Proposed Merger".

                                  RISK FACTORS

INTEGRATION OF KOLLMORGEN AND PACIFIC SCIENTIFIC

    The success of the combined company in achieving anticipated synergies and achieving attractive operating results will depend upon the ability of Kollmorgen and Pacific Scientific to integrate successfully the operations of the two companies, which have previously operated independently. There can be no assurance that the operations will be integrated without encountering difficulties or that the benefits expected from such integration will be realized at the anticipated levels or within the anticipated time periods; such benefits may be higher or lower and may be realized within a shorter or longer period of time.

    The anticipated synergies are expected to result principally from cost savings in selling and marketing expenses and consolidation of research and development, as well as from cross-selling opportunities, joint purchasing savings and reduction in corporate expenses. The anticipated cost savings and increased revenues have been developed solely by the management of Kollmorgen and are based on Kollmorgen's best judgments and knowledge of Pacific Scientific's operations derived from publicly available information together with Kollmorgen's knowledge and experience in the motor and motion control industry and awareness of industry trends. These anticipated synergies are necessarily based upon several estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of either Kollmorgen or Pacific Scientific, and upon assumptions with respect to future business decisions that are subject to change. Accordingly, after Kollmorgen is permitted access to Pacific Scientific's non-public current business plans and operations, Kollmorgen's expectations for cost savings and potential revenue enhancement might be higher or lower.

OPERATIONAL ISSUES; ABILITY TO MANAGE GROWTH

    Kollmorgen's past acquisitions have consisted primarily of selected operations acquisitions. While Kollmorgen believes that the integration of Pacific Scientific operations into Kollmorgen upon consummation of the Proposed Combination will not present any significant difficulty and will proceed efficiently and on a timely basis, the challenges of combining two businesses the size of Kollmorgen and Pacific Scientific may result in some unanticipated difficulties that could result in the diversion of management's attention and other resources for an extended period of time and could have an adverse effect on the results of operations of the combined company. In addition, the combined company's ability to manage future growth will depend upon its ability to monitor operations, control costs, maintain effective quality controls and combine the respective company's technical and accounting systems, the failure of which may result in higher operating expenses.

INCREASED LEVEL OF INDEBTEDNESS

    Kollmorgen anticipates that the Proposed Combination will be financed through the use of a secured bank credit facility. The financing of the Proposed Combination will substantially increase Kollmorgen's current level of indebtedness. In the event of a downturn in the combined company's industry or the economy generally, or in the event of a lower than expected performance in the combined company's operations, this level of indebtedness may interfere with the successful implementation of the combined company's strategy, including the successful integration and expansion of its operations. Kollmorgen expects that if the combined company were to seek to raise additional debt after the consummation of the Proposed Combination, any such debt would not receive an investment grade rating. See "Sources of Funds".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is possible, although the determination cannot be made with certainty at this time, that the Offer and the Proposed Merger, if consummated as currently anticipated and assuming certain requirements are satisfied, will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In the event of reorganization treatment, then, in general, the receipt of cash by a Pacific Scientific shareholder in exchange for Pacific Scientific Common Shares pursuant to the Offer would be a taxable transaction, but the receipt of Kollmorgen Common Stock in exchange for Pacific Scientific Common Shares in the Proposed Merger would not be taxable to the exchanging Pacific Scientific shareholder. If, however, the Proposed Merger does not qualify as a reorganization, the exchange of Pacific Scientific Common Shares for Kollmorgen Common Stock would be a taxable exchange.

    There can be no assurance that the requirements for reorganization treatment will be satisfied and neither Kollmorgen nor Purchaser is obligated to undertake to qualify the Offer and the Proposed Merger as a reorganization. Further, if as matters develop reorganization treatment is not certain, Kollmorgen may change the form of effecting the Proposed Merger to ensure that the Proposed Merger will not be taxable to Pacific Scientific. In the event of such a change, however, the exchange of Pacific Scientific Common Shares for Kollmorgen Common Stock in the Proposed Merger will be taxable to exchanging Pacific Scientific shareholders. See "Material Federal Income Tax Consequences".

    EACH SHAREHOLDER OF PACIFIC SCIENTIFIC IS URGED TO CONSIDER THAT THE OFFER AND THE PROPOSED MERGER CONSIDERATION WILL BE FULLY OR PARTIALLY TAXABLE TO SUCH SHAREHOLDER IN EVALUATING THE VALUE OF THAT CONSIDERATION.

                                 THE COMPANIES

KOLLMORGEN AND PURCHASER

    Kollmorgen believes it is one of the major worldwide manufacturers of high performance electronic motion control components and systems. Kollmorgen's products include brushless, permanent magnet motors and associated electronic servo amplifiers and controllers. Kollmorgen also manufactures integrated electromechanical actuators, periscopes, as well as stabilized weapons control systems for ground vehicles and naval vessels. These products and systems are manufactured by Kollmorgen in the United States, France, Germany, Israel, India, Vietnam and the People's Republic of China, and are sold around the world to the commercial and industrial and aerospace and defense markets. Kollmorgen is a New York corporation. Its principal executive offices are located at 1601 Trapelo Road, Waltham, Massachusetts 02154, and its telephone number is (781) 890-5655.

    Purchaser, a wholly owned subsidiary of Kollmorgen, was formed in December 1997 solely for the purpose of effecting the Offer and the Proposed Merger. Purchaser's principal executive offices are located at 1601 Trapelo Road, Waltham, Massachusetts 02154, and its telephone number is (781) 890-5655.

PACIFIC SCIENTIFIC

    According to the Pacific Scientific Annual Report on Form 10-K for the fiscal year ended December 27, 1996, Pacific Scientific manufactures and sells electrical equipment and safety equipment. The electrical equipment segment produces: electric motors and generators and related motion control devices such as controllers and drivers, electronic instruments for particle measurement, electromechanical and electronic controls for use mainly by electric utilities, including the controls for street and highway lighting and electronic ballasts for fluorescent lights. The safety equipment segment produces: fire detection and suppression equipment, personnel safety restraints, mechanical and electromechanical flight control components and pyrotechnics. This segment also provides service for products already delivered to customers. These products are used mainly in commercial and military aircraft and vehicles, but are also used in a variety of other commercial and industrial applications. Pacific Scientific is a California corporation. Its principal executive offices are located at 620 Newport Center Drive, Suite 700, Newport Beach, California 92660, and its telephone number is (714) 720-1714.

MARKET PRICES

    The Kollmorgen Common Stock is listed on the NYSE under the symbol "KOL", and the Pacific Scientific Common Stock is listed on the NYSE under the symbol "PSX". The following table sets forth the closing price per share of the Kollmorgen Common Stock and the Pacific Scientific Common Stock, as reported on the Dow Jones News Service as of December 12, 1997, the last trading day before Kollmorgen publicly announced its intention to make the Offer, and as of January 14, 1998, the last trading day prior to the date of this Proxy Statement.

                                                                                        MARKET PRICES PER SHARE
                                                                                      ----------------------------
                                                                                                       PACIFIC
                                                                                      KOLLMORGEN     SCIENTIFIC
                                                                                        COMMON         COMMON
                                                                                         STOCK          STOCK
                                                                                      -----------  ---------------
December 12, 1997...................................................................   $   16.88      $   15.44
January 14, 1998....................................................................   $   16.88      $   23.81

COMPARATIVE PER SHARE DATA

    Set forth below are income applicable to common shares and book value applicable to common shares of Kollmorgen and Pacific Scientific on both an historical and a pro forma combined basis. The pro forma data presented below is not necessarily indicative of actual results that would have occurred or of future expected results. Kollmorgen management expects to achieve operating cost savings and synergies as a result of the Proposed Combination. However, no adjustment has been included in the unaudited pro forma data for expected operating cost savings and synergies.

    Pro forma combined income applicable to common shares is derived from the unaudited pro forma combined information, which gives effect to the Proposed Combination as if the Proposed Combination had occurred at January 1, 1996, combining the results of Kollmorgen and Pacific Scientific for the periods presented. Book values applicable to common shares for Pacific Scientific and for the pro forma combined presentation are based upon outstanding common shares at the end of the periods presented, adjusted in the case of the pro forma combined presentation to include the shares of Kollmorgen Common Stock to be issued in the Proposed Merger. Pro forma book value data is presented as though the Proposed Combination had occurred at September 30, 1997. The information set forth below should be read in conjunction with the respective audited and unaudited historical consolidated financial statements of Kollmorgen and Pacific Scientific incorporated by reference elsewhere herein and the "Unaudited Pro Forma Financial Data" appearing elsewhere herein. Because the number of Pacific Scientific Common Shares to be converted in the Proposed Merger will not be known until five days prior to the completion of the Proposed Merger, actual Pacific Scientific equivalent per share data cannot be computed at this time.

Hypothetical Pacific Scientific equivalent per share data is presented below using the closing sale price of a share of Kollmorgen Common Stock on January 13, 1998 and a resulting hypothetical exchange ratio of 1.2.

                                                         NINE MONTHS
                                                            ENDED                                   PACIFIC SCIENTIFIC
                                                      SEPTEMBER 30, 1997           KOLLMORGEN/         EQUIVALENTS
                                              ----------------------------------     PACIFIC     ------------------------
                                                                    PACIFIC        SCIENTIFIC     EXCHANGE     EXCHANGE
                                                KOLLMORGEN        SCIENTIFIC        PRO FORMA     RATIO OF     RATIO OF
                                               COMMON STOCK      COMMON STOCK       COMBINED        .6(B)       1.2(C)
                                              ---------------  -----------------  -------------  -----------  -----------
Earnings per share..........................     $    1.87(a)      $    0.73        $    0.02     $    0.01    $    0.02
Dividends per share, net....................     $    0.06         $    0.09        $    0.10     $    0.06    $    0.12
Book value per share at end of period.......     $    4.19         $    8.31        $    9.79     $    5.87    $   11.75

                                                          YEAR ENDED                                PACIFIC SCIENTIFIC
                                                      DECEMBER 31, 1996            KOLLMORGEN/         EQUIVALENTS
                                              ----------------------------------     PACIFIC     ------------------------
                                                                    PACIFIC        SCIENTIFIC     EXCHANGE     EXCHANGE
                                                KOLLMORGEN        SCIENTIFIC        PRO FORMA     RATIO OF     RATIO OF
                                               COMMON STOCK      COMMON STOCK       COMBINED        .6(B)       1.2(C)
                                              ---------------  -----------------  -------------  -----------  -----------
Earnings per share..........................     $    0.86         $    0.01        $   (0.74)    $   (0.44)   $   (0.89)
Dividends per share, net....................     $    0.08         $    0.12        $    0.13     $    0.08    $    0.16
Book value per share at end of period.......     $    2.23         $    8.76

------------------------

(a) The earnings per share includes a non-recurring charge for acquired in-process research and development and non-recurring income related to the disposition of Kollmorgen's equity interest in a joint venture. Those amounts have been eliminated from the pro forma presentation.

(b) The hypothetical Pacific Scientific equivalent per share data was calculated by multiplying the pro forma combined per share data by .6, or half of the hypothetical exchange ratio of 1.2, to reflect the assumption that half of the outstanding Pacific Scientific Common Shares will be exchanged for stock in the Proposed Combination.

(c) The hypothetical Pacific Scientific equivalent per share data was calculated by multiplying the pro forma combined per share data by the hypothetical exchange ratio of 1.2, to illustrate the case in which a Pacific Scientific Shareholder does not tender shares pursuant to the Offer and, accordingly, receives all stock in the Proposed Combination.

                           FORWARD-LOOKING STATEMENTS

    Kollmorgen has made forward-looking statements in this document and in documents to which it has referred you. These statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. Actual results may differ materially. Forward-looking statements include assumptions as to how Kollmorgen and Pacific Scientific may perform in the future. Among other matters, the forward-looking statements include, without limitation, the information about the business, strategy, plans and objectives, operations, planned capital expenditures, management, forecasted operating results and operating statistics and potential financial condition, revenue enhancements, cost savings and accretion to earnings and pro forma financial information, with respect to the combined company, and the information concerning the Proposed Combination. You will find many of these statements in, among others, the following sections:

    - "The Proposed Combination"

    - "Reasons for the Proposed Combination"

    - "Pro Forma Unaudited Financial Data"

    All discussions of the operations of the combined companies include forward-looking statements. Also, words like "may", "believes", "expects", "anticipates" or the negation thereof, or similar expressions introduce forward-looking statements. You should understand that the following important factors, in addition to those discussed elsewhere in this Proxy Statement and in the documents which Kollmorgen incorporates by reference, could affect the future results of Kollmorgen and Pacific Scientific and could cause those results to differ materially from those expressed in such forward-looking statements. Such factors include those discussed under "Summary--Risk Factors" as well as: materially adverse changes in U.S. and international economic conditions, in Kollmorgen's industry and in the markets served by Kollmorgen and Pacific Scientific; lower than expected revenues from the sale of its existing products and services because of changes in product demand and market acceptance; the effect of competitive products, development of new technologies and pricing from large, multi-national motion technology competitors (both current and emerging), many of which have greater financial, technical, marketing and other resources; unanticipated increases in cost of raw materials and product development costs; moderating growth rates in commercial lines of business; lack of market acceptance of new products because of lower than expected levels of customer demand, technological difficulties in these newly introduced products, or the timeliness of these product introductions; unanticipated reduction in existing utility customers' requirements for engineering services; increased working capital needs; unexpected capital expenditure requirements; difficulty in obtaining favorable financing arrangements either due to an unfavorable institutional lending environment or the inability to obtain financing because of leverage; the inability to achieve expected synergies; fluctuations in foreign currency exchange rates; and a significant delay in the expected completion of the Proposed Merger. See "Forward-Looking Statements".

                        SUMMARY SELECTED FINANCIAL DATA

    The following table represents the selected historical statement of operations and balance sheet data of Kollmorgen. The financial data presented below as of and for each of the years in the period 1992 to 1996 have been audited by Coopers & Lybrand L.L.P., independent accountants and have been derived from Kollmorgen's Annual Reports on Form 10-K for the years ended December 31, 1996 and 1993. The financial data as of and for the nine months ended September 30, 1996 and 1997 have been derived from the unaudited financial statements of Kollmorgen in Kollmorgen's Quarterly Reports for each of the nine months ended September 30, 1996 and 1997. In the opinion of management, the unaudited financial statements have been prepared on a basis consistent with the audited financial statements and contain all adjustments, consisting only of normal recurring adjustments (except for the charge for acquired research and development, and the gain on sale of joint venture interest), necessary to present fairly the information set forth therein. The operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. Kollmorgen's selected historical financial data should be read in conjunction with, and are qualified in their entirety by reference to, the historical financial statements (and related notes) of Kollmorgen which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference".

    Kollmorgen reports quarterly and annual earnings results using methods required by generally accepted accounting principles. Kollmorgen prepares its financial statements on the basis of a fiscal year beginning on January 1 and ending on December 31.

                SELECTED HISTORICAL FINANCIAL DATA OF KOLLMORGEN
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                      NINE MONTHS ENDED
                                                      FISCAL YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                    ----------------------------------              ----------------------
                                                                (AUDITED)                                (UNAUDITED)


                                           1992        1993        1994        1995        1996        1996        1997
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
Net Sales.............................  $  194,859  $  185,538  $  191,771  $  228,655  $  230,424  $  169,658  $  163,054
Cost of Sales.........................     129,151     121,286     124,627     152,614     152,928     112,749     113,590
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Gross Profit..........................      65,708      64,252      67,144      76,041      77,496      56,909      49,464
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Selling and Marketing Expense.........      25,471      24,708      27,753      29,412      27,570      20,601      15,003
General and Administrative Expense....      23,425      21,973      21,491      22,435      24,348      18,256      17,412
Research and Development Expense......      10,645       9,338      10,843      13,178      12,143       9,024       7,249
Restructuring and other costs.........      10,000      --          --          --          --          --          --
Acquired Research and Development.....      --          --          --          --          --          --          11,391
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) Before interest,
  minority interest and taxes.........      (3,833)      8,233       7,057      11,016      13,435       9,028      (1,591)
Other (income) expense................       5,664       4,329       3,821       3,859       5,045       3,765       2,868
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) before minority interest
  and income taxes....................      (9,497)      3,904       3,236       7,157       8,390       5,263      (4,459)
Minority interest.....................      --          --          --          --             514         418         222
Income tax benefit (provision)........         772         848         815      --          --          --          (1,978)
Joint Venture:
  Equity in Earnings
  Gain on Sale of Investment..........      --          --          --          --          --          --           1,430
Net of Income Taxes...................      --          --          --          --          --          --          24,321
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income (loss).....................  $   (8,725) $    4,752  $    4,051  $    7,157  $    8,904  $    5,681  $   19,536
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income available to common
  shareholders........................  $  (11,055) $    2,428  $    1,727  $    2,509  $    8,619  $    5,396  $   19,536
Earnings (loss) per common
  share--fully diluted................  $    (1.14) $     0.25  $     0.18  $     0.26  $     0.86  $     0.54  $     1.87
Number of shares used in calculating
  earnings per share..................       9,627       9,632       9,642       9,670      10,042      10,082      10,444
BALANCE SHEET DATA:
Total Assets..........................  $  149,568  $  134,008  $  138,201  $  147,474  $  141,330  $  138,965  $  142,144
Total Debt............................  $   56,170  $   53,524  $   53,991  $   49,808  $   65,541  $   69,194  $   44,775
Redeemable Preferred Stock (a)........  $   22,282  $   22,407  $   22,532  $   25,506  $   --      $   --      $   --
Cash Dividends........................  $     0.08  $     0.08  $     0.08  $     0.08  $     0.08  $     0.08  $     0.06
Common Stock Outstanding at Par
  Value...............................  $   26,861  $   26,875  $   26,891  $   26,904  $   26,914  $   26,912  $   26,919
Total Shareholders' Equity............  $    8,074  $    7,585  $    9,880  $   11,297  $   21,779  $   16,321  $   41,911

------------------------

(a) The Preferred Stock at December 31, 1995 is presented at its liquidation value of $22,750 plus the 10% premium of $2,756. (Refer to Kollmorgen's Annual Report on Form 10-K).

                             SEE ACCOMPANYING NOTES

                             KOLLMORGEN CORPORATION
                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) Effective December 31, 1996, Kollmorgen combined its Macbeth division with the Color Control Systems business of Gretag AG and received 48% of the shares in the Swiss holding company which controls the two businesses (the "Joint Venture"). Accordingly, at December 31, 1996, and through the second quarter of 1997, the Macbeth division was not consolidated in Kollmorgen's financial statements, but instead Kollmorgen accounted for its interest in the Joint Venture using the equity method.

    Effective June 17, 1997, Kollmorgen agreed, pursuant to a firm underwriting agreement, to sell approximately 88% of its interest in the Joint Venture as part of an initial public offering on the Swiss stock exchange. On June 25, 1997 Kollmorgen sold approximately 88% of its interest in the Joint Venture, receiving approximately $38 million. Subsequently in August 1997, Kollmorgen sold the remaining shares to the underwriter, receiving approximately $4.0 million in cash. Kollmorgen's financial statements reflect a gain in the second quarter of 1997 of approximately $24 million on the sale of its shares in the Joint Venture. The gain is net of $2 million in income taxes and utilization of net operating loss and other tax credit carryforwards.

    Refer to Note 2 of the 1996 financial statements contained in Kollmorgen's Annual Report on Form 10-K for the year ended December 31, 1996 for additional information.

(2) Effective April 2, 1997, Kollmorgen agreed to purchase all of the remaining shares of Servotronix Ltd. ("Servotronix") for cash of $6.4 million and through the issuance of 257,522 shares of Kollmorgen Common Stock. The shares not yet purchased are a liability of Kollmorgen in the amount of $1.8 million at September 30, 1997. Accordingly, Kollmorgen has accounted for the purchase of Servotronix as if 100% of the shares were purchased on April 2, 1997.

(3) Effective June 10, 1997, Kollmorgen entered into a binding agreement to purchase all of the shares of Fritz A. Seidel Elektro-Automatik GmbH ("Seidel"). Accordingly, Kollmorgen consolidated the balance sheet of Seidel as of June 30, 1997. Effective in the third quarter of 1997, the results of operations for Seidel are consolidated in Kollmorgen's financial statements.

(4) In connection with the acquisitions of Servotronix and Seidel, Kollmorgen has allocated the purchase price to the assets acquired, both tangible and intangible, and any excess of the purchase price over the assets acquired has been classified as goodwill. A portion of the purchase price has been allocated to in-process research and development for products which are not yet feasible and the value of the in-process research and development of $10.5 million was expensed as acquired research and development in the second quarter of 1997. Also included in acquired research and development was a charge of approximately $0.9 million for technology acquired unrelated to the Servotronix and Seidel acquisitions.

    The following table represents the selected historical statement of operations and balance sheet data of Pacific Scientific. The financial data presented below as of and for the fiscal year ended December 25, 1992 have been derived from the condensed consolidated statements of income, condensed consolidated balance sheets and other financial data of Pacific Scientific in Pacific Scientific's 1996 Annual Report to Shareholders. The Financial Data presented below as of and for the fiscal year ended December 31, 1993 have been derived from the audited consolidated financial statements of Pacific Scientific in Pacific Scientific's Annual Report on Form 10-K for the fiscal year ended December 29, 1995. The financial data presented below as of and for each of the fiscal years ended December 30, 1994, December 29, 1995 and December 27, 1996 have been derived from the audited consolidated financial statements of Pacific Scientific in Pacific Scientific's Annual Report on Form 10-K for the fiscal year ended December 27, 1996. The balance sheet data as of September 27, 1996 have been derived from the unaudited financial statements of Pacific Scientific in Pacific Scientific's Quarterly Report on Form 10-Q for the nine months ended September 27, 1996. The statement of operations data for the nine months ended September 27, 1996 and the financial data as of and for the nine months ended September 26, 1997 have been derived from the unaudited financial statements of Pacific Scientific in Pacific Scientific's Quarterly Report on Form 10-Q for the nine months ended September 26, 1997. The operating results for the nine months ended September 26, 1997 are not necessarily indicative of the results that may be expected for the year ending December 26, 1997. Pacific Scientific's selected historical financial data should be read in conjunction with, and are qualified in their entirety by reference to, the historical financial statements (and related notes) of Pacific Scientific which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference".

    Pacific Scientific reports quarterly and annual earnings results using methods required by generally accepted accounting principles. Pacific Scientific prepares its financial statements on the basis of a fiscal year beginning the day following the end of the prior fiscal year and ending on the last Friday in December.

            SELECTED HISTORICAL FINANCIAL DATA OF PACIFIC SCIENTIFIC
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       NINE MONTHS ENDED
                                                        FISCAL YEAR ENDED (1)
                                   ---------------------------------------------------------------  ------------------------
                                    DEC. 25,     DEC. 31,     DEC. 30,     DEC. 29,     DEC. 27,     SEPT. 27,    SEPT. 26,
                                      1992         1993         1994         1995         1996         1996         1997
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------

                                                              (AUDITED)                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net Sales........................   $ 183,308    $ 206,609    $ 247,683    $ 284,812    $ 294,779    $ 217,114    $ 227,744
Costs and Expenses:
Cost of Sales....................     124,462      140,463      164,941      186,224      203,074      146,349      154,428
Selling, Marketing, General and
  Administrative.................      40,072       44,569       51,967       59,519       63,569       45,018       47,397
Research and Development.........       9,487        9,911       11,793       15,750       15,974       10,955        9,880
Cost of Solium Restructuring and
  Other Charges..................      --           --           --           --            7,500       --           --
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Operating Income.................       9,287       11,666       18,982       23,319        4,662       14,792       16,039
Other Income (Expense), Net......        (887)        (525)      (2,240)      (3,229)      (4,362)      (2,068)      (1,630)
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income Before Income Taxes.......       8,400       11,141       16,742       20,090          300       12,724       14,409
Income Taxes.....................      (3,069)      (3,858)      (6,481)      (7,340)        (131)      (4,975)      (5,384)
Loss from Discontinued
  Operations.....................      --           --           --           --           --           (8,725)     (13,563)
Cumulative Effect of Change in
  Accounting Principle...........      --            1,060       --           --           --           --           --
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net Income (Loss)................   $   5,331    $   8,343    $  10,261    $  12,750    $     169    $    (976)   $  (4,538)
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net Income (Loss) Per Share
  (fully diluted)................   $    0.45    $    0.70    $    0.83    $    1.01    $    0.01    $   (0.08)   $   (0.36)
BALANCE SHEET DATA (2)
Total Assets.....................   $ 141,614    $ 168,588    $ 180,635    $ 225,018    $ 229,490    $ 227,459    $ 220,800
Long-Term Debt...................   $  29,206    $  44,840    $  42,936    $  63,719    $  83,108    $  83,379    $  70,187
Common Stock Outstanding at Par
  Value..........................   $  11,664    $  11,780    $  11,922    $  12,071    $  12,195    $  12,171    $  12,382
Total Stockholders' Equity.......   $  73,332    $  81,977    $  92,773    $ 106,486    $ 106,810    $ 105,707    $ 102,865

------------------------
(1) Statements of Operations for the fiscal years presented do not include the operating results of Solium as a Discontinued Operation as this information was not publicly available (refer to Pacific Scientific Current Report on Form 8-K dated April 21, 1997).
(2) Balance sheet data at September 27, 1996 and for the fiscal years presented do not include the Solium business as a Discontinued Operation as this information was not publicly available.

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                   KOLLMORGEN
       PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          SEIDEL           SERVOTRONIX                  KOLLMORGEN
                                                      JANUARY 1, 1997    JANUARY 1, 1997                 PRO FORMA
                                        KOLLMORGEN    TO JUNE 9, 1997   TO APRIL 1, 1997    PRO FORMA    ADJUSTED
                                        HISTORICAL     HISTORICAL(A)      HISTORICAL(A)    ADJUSTMENTS  HISTORICAL
                                        -----------  -----------------  -----------------  -----------  -----------
Revenues..............................   $ 163,054       $   9,591          $     543                    $ 173,188
Cost of Revenues......................     113,590           6,622                329                      120,541
                                        -----------         ------              -----                   -----------
Gross Margin..........................      49,464           2,969                214                       52,647
Operating Expenses:
  Sales, Marketing, General and
    Administrative....................      32,131           1,734                 95                       33,960
  Research and Development............       7,249             334                125                        7,708
  Acquired Research and Development...      11,391              --                 --       $ (11,391)(b)         --
  Amortization of Goodwill............         284              --                 --             242(c)        526
                                        -----------         ------              -----      -----------  -----------
Operating Income (Loss)...............      (1,591)            901                 (6)         11,149       10,453
Other Income (Expense) Net............      (2,646)            (32)                (6)            816(d)     (1,856)
                                        -----------         ------              -----      -----------  -----------
Income (Loss) Before Taxes............      (4,237)            869                 --          11,965        8,597
                                                                                                 (335)(e)
Provision for Income Taxes............      (1,978)             --                 --            (782)(e)     (3,095)
                                        -----------         ------              -----      -----------  -----------
Net Income (Loss) from Continuing
  Operations before Investment in
  Joint Venture.......................      (6,215)            869                 --          10,848        5,502
Joint Venture:
  Equity in Earnings..................       1,430              --                 --          (1,430)(d)         --
  Gain on Sale of Investment, Net of
    Taxes.............................      24,321              --                 --         (24,321)(d)         --
                                        -----------         ------              -----      -----------  -----------
Net Income............................   $  19,536       $     869          $      --       $ (14,903)   $   5,502
                                        -----------         ------              -----      -----------  -----------
                                        -----------         ------              -----      -----------  -----------
Net Income per Share--Fully Diluted...   $    1.87              --                 --                    $    0.53
Weighted Average Number of Common
  Shares Outstanding..................      10,444              --                 --                       10,444

------------------------

Note: The accompanying notes are an integral part of these pro forma adjusted historical consolidated financial statements.

                                   KOLLMORGEN
       PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        KOLLMORGEN                                 KOLLMORGEN
                                                                          MACBETH       FRENCH                      PRO FORMA
                             KOLLMORGEN      SEIDEL       SERVOTRONIX    DIVISION     INSTRUMENT      PRO FORMA     ADJUSTED
                             HISTORICAL   HISTORICAL(A)  HISTORICAL(A)  HISTORICAL(F)   GROUP(G)     ADJUSTMENTS   HISTORICAL
                             -----------  -------------  -------------  -----------  -------------  -------------  -----------
Revenues...................   $ 230,424     $  19,179      $   2,566     $ (32,104)    $    (932)                   $ 219,133
Cost of Revenues...........     152,928        13,346          1,307       (15,819)         (848)                     150,914
                             -----------  -------------       ------    -----------       ------                   -----------
Gross Margin...............      77,496         5,833          1,259       (16,285)          (84)                      68,219
Operating Expenses:
  Sales, Marketing, General
    and Administrative.....      51,918         4,107            365       (10,027)         (822)                      45,541
  Research and
    Development............      12,143           822            813        (2,744)         (364)                      10,670
  Amortization of
    Goodwill...............          --            --             --            --            --      $     701(c)        701
                             -----------  -------------       ------    -----------       ------    -------------  -----------
Operating Income (Loss)....      13,435           904             81        (3,514)        1,102           (701)       11,307
Other Income (Expense),
  Net......................      (4,531)         (133)           (81)          120            --          1,593(d)     (3,032)
                             -----------  -------------       ------    -----------       ------    -------------  -----------
Income (Loss) Before
  Taxes....................       8,904           771             --        (3,394)        1,102            892         8,275
Provision for Income
  Taxes....................          --            --             --            --            --           (478)(e)     (2,317)
                                                                                                         (1,839)(e)
                             -----------  -------------       ------    -----------       ------    -------------  -----------
Net Income (Loss)..........       8,904           771             --        (3,394)        1,102         (1,425)        5,958
Preferred Dividends........        (285)           --             --            --            --                         (285)
                             -----------  -------------       ------    -----------       ------                   -----------
Income Available to Common
  Shareholders.............   $   8,619     $     771      $      --     $  (3,394)    $   1,102      $  (1,425)    $   5,673
                             -----------  -------------       ------    -----------       ------    -------------  -----------
                             -----------  -------------       ------    -----------       ------    -------------  -----------
Net Income per Share--
  Fully Diluted............   $    0.86            --             --            --            --             --     $    0.56
Weighted Average Number of
  Common Shares
  Outstanding..............      10,042            --             --            --            --             --        10,042

------------------------

Note: The accompanying notes are an integral part of these pro forma adjusted historical consolidated financial statements.

                                   KOLLMORGEN
              NOTES TO PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

A.  PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

    On April 2, 1997, Kollmorgen acquired Servotronix, a developer and manufacturer of motion control technology that is headquartered in Israel. On June 10, 1997, Kollmorgen acquired Seidel, a developer and manufacturer of motion control technology that is headquartered in Germany. Both acquisitions were accounted for as purchases, and together resulted in an in-process research and development charge of $11,391 in 1997.

    The pro forma adjusted historical consolidated statements of operations set forth the results of operations for the nine month period ended September 30, 1997 and the year ended December 31, 1996, as if the acquisitions by Kollmorgen of Seidel and Servotronix, and the disposal of Kollmorgen's Macbeth division ("Macbeth"), had occurred at January 1, 1996.

    The pro forma adjusted historical consolidated statements of operations are intended for information purposes and are not necessarily indicative of actual results had the transactions occurred as of the date indicated above, nor do they purport to indicate the future results of operations.

    These pro forma adjusted historical consolidated statements of operations should be read in conjunction with the financial statements and notes thereto included in Kollmorgen's Annual Report on Form 10-K for the year ended December 31, 1996, Kollmorgen's Current Report on Form 8-K filed January 31, 1997 and Kollmorgen's Form 10-Q for the nine month period ended September 30, 1997. The pro forma adjusted historical consolidated statements of operations do not give effect to any potential cost savings and synergies that could result from the Servotronix and Seidel acquisitions.

B.  PRO FORMA ADJUSTMENTS TO PRO FORMA ADJUSTED HISTORICAL
   CONSOLIDATED STATEMENTS OF OPERATIONS

    (a) These columns represent the unaudited historical results of operations of Seidel and Servotronix for the period prior to Kollmorgen's acquisition. Upon acquisition these operations became part of Kollmorgen's historical financial statements.

    (b) This adjustment eliminates the charge for acquired in-process research and development costs recognized principally upon the acquisition of Seidel and Servotronix. Since these amounts are not continuing expenditures of Kollmorgen, they are deducted from the historical consolidated statement of operations to arrive at the Kollmorgen pro forma adjusted historical financial statements.

    (c) These adjustments reflect the goodwill amortization for the periods, assuming both acquisitions occurred at January 1, 1996. The goodwill resulting from the acquisitions of Seidel and Servotronix totaled $10,509 which reflects the aggregate excess purchase price over the fair value of net assets acquired and in-process research and development. Goodwill attributable to these acquisitions is being amortized over 15 years. For purposes of allocating the acquisition costs among the various assets acquired, the carrying value of the acquired assets approximated their fair value, with all the excess of such acquisition costs being attributed to in-process acquired research and development and goodwill. It is Kollmorgen's intention to continue to evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change. All material intercorporate transactions were eliminated.

    (d) Effective December 31, 1996, Kollmorgen contributed its Macbeth business to a joint venture for a 48% interest. The investment was accounted for under the equity method. In the second quarter of 1997, Kollmorgen sold its interest in the joint venture for a gain of $24,321 which has been eliminated as a pro forma adjustment. The $1,430 adjustment represents the elimination of Kollmorgen's proportionate earnings of the joint venture from the beginning of the period through the time of the sale. Kollmorgen used a portion of the proceeds from the sale of its interest in the joint venture to repay the outstanding balance of a $25 million term loan. Accordingly, interest expense related to this debt of $816 and $1,593 has been excluded from these pro forma statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

    (e) These adjustments represent (i) the estimated income tax effect of the pro forma adjustments at the blended statutory rates of 36% and 28% for 1997 and 1996, respectively, and (ii) an increase in income tax provision that would have resulted from the full utilization of net operating loss carryforwards had the gain on sale of investment in Macbeth occurred at January 1, 1996.

    (f) This column represents the historical results of operations of Macbeth for the period prior to December 31, 1996, the effective date of Kollmorgen's contribution of that business to a joint venture, at which point those operations were accounted for on the equity method in Kollmorgen's historical financial statements.

    (g) In March 1996, Kollmorgen sold a portion of its instrumentation business located in France for its book value. This column represents the elimination of the results of this business for 1996.

                                   KOLLMORGEN
       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              KOLLMORGEN
                                                              PRO FORMA
                                                               ADJUSTED    PACIFIC SCIENTIFIC     PRO FORMA
                                                              HISTORICAL     HISTORICAL (A)      ADJUSTMENTS      PRO FORMA
                                                              ----------   ------------------   -------------     ----------
Revenues....................................................   $173,188         $227,744                          $ 400,932
Cost of Revenues............................................    120,541          154,428                            274,969
                                                              ----------        --------                          ----------
Gross Margin................................................     52,647           73,316                            125,963
Operating Expenses
    Sales, Marketing,
      General and Administrative............................     33,960           47,397                             81,357
    Research and Development................................      7,708            9,880                             17,588
    Amortization of Goodwill................................        526         --              $       8,537(b)      9,063
                                                              ----------        --------        -------------     ----------
Operating Income............................................     10,453           16,039               (8,537)       17,955
Other Income (Expense), Net.................................     (1,856)          (1,630)              (8,838)(c)   (12,967)
                                                                                                         (643)(c)
                                                              ----------        --------        -------------     ----------
Income Before Taxes.........................................      8,597           14,409              (18,018)        4,988
Provision for Income Taxes..................................     (3,095)          (5,384)               3,792(d)     (4,686)
                                                              ----------        --------        -------------     ----------
Net Income from Continuing Operations.......................   $  5,502         $  9,025        $     (14,226)    $     302
                                                              ----------        --------        -------------     ----------
                                                              ----------        --------        -------------     ----------
Net Income per Share from Continuing Operations--Fully
    Diluted.................................................   $   0.53         $   0.73                          $    0.02
Weighted Average Number of Common Shares Outstanding........     10,444           12,443              (12,443)(e)    18,226
                                                                                                        7,782(e)

------------------------

Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                                   KOLLMORGEN
       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    KOLLMORGEN
                                                    PRO FORMA       PACIFIC
                                                     ADJUSTED      SCIENTIFIC      PRO FORMA
                                                    HISTORICAL   HISTORICAL(F)    ADJUSTMENTS      PRO FORMA
                                                    ----------   --------------   ------------     ---------
Revenues..........................................   $219,133       $294,779                       $513,912
Cost of Revenues..................................    150,914        203,074                        353,988
                                                    ----------   --------------                    ---------
Gross Margin......................................     68,219         91,705                        159,924
Operating Expenses
    Sales, Marketing, General and Administrative..     45,541         63,569                        109,110
    Research and Development......................     10,670         15,974                         26,644
    Cost of Solium Restructuring and..............     --              7,500                          7,500
    Other Amortization of Goodwill................        701        --           $     11,383(b)    12,084
                                                    ----------   --------------   ------------     ---------
Operating Income..................................     11,307          4,662           (11,383)       4,586
Other Income (Expense), Net.......................     (3,032)        (4,362)          (11,785)(c)  (20,036)
                                                                                          (857)(c)
                                                    ----------   --------------   ------------     ---------
Income (Loss) Before Taxes........................      8,275            300           (24,025)      (1,450)
Benefit (Provision) for Income Taxes..............     (2,317)          (131)            5,057(d)    (2,609)
                                                    ----------   --------------   ------------     ---------
Net Income (Loss).................................      5,958            169           (18,968)     (12,841)
Preferred Dividends...............................       (285)       --                --              (285)
                                                    ----------   --------------   ------------     ---------
Income Available to Common Shareholders...........   $  5,673       $    169      $    (18,968)    $(13,126)
                                                    ----------   --------------   ------------     ---------
                                                    ----------   --------------   ------------     ---------
Net Income (Loss) per Share -- Fully Diluted......       0.56           0.01                          (0.74)
Weighted Average Number of Common Shares
  Outstanding.....................................     10,042         12,457           (12,457)(e)   17,824
                                                                                         7,782(e)

------------------------

Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                                   KOLLMORGEN
            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  PACIFIC      PRO FORMA
                                                    KOLLMORGEN   SCIENTIFIC   ADJUSTMENTS     PRO FORMA
                                                    ----------   ----------   -----------     ---------
Assets
Current Assets:
  Cash and Cash Equivalents.......................   $ 17,881         3,174                     21,055
  Accounts Receivable, Net........................     41,367        51,078                     92,445
  Inventories.....................................     25,486        54,611                     80,097
  Deferred Income Taxes...........................     --             6,986                      9,986
  Other Current Assets............................      6,385         6,946                     13,331
                                                    ----------   ----------                   ---------
  Total Current Assets............................     91,119       125,795                    216,914
Property and Equipment, Net.......................     26,006        49,411                     75,417
Note Receivable...................................     --             8,700                      8,700
Investment in Joint Venture.......................     14,483        --                         14,483
Other Assets, Net.................................     10,536        36,894    $   6,000(c)     53,430
Goodwill, Net.....................................     --            --          170,744(g)    170,744
                                                    ----------   ----------   -----------     ---------
Total Assets......................................   $142,144     $ 220,800    $ 176,744      $539,688
                                                    ----------   ----------   -----------     ---------
                                                    ----------   ----------   -----------     ---------
Liabilities and Stockholders' Equity..............
Current Liabilities
  Accounts Payable and Accrued Liabilities........   $ 49,759     $  22,874                   $ 72,633
  Other Current Liabilities.......................     13,153        13,908                     27,061
  Reserve for Discontinued Solium Operation.......     --             4,593                      4,593
                                                    ----------   ----------                   ---------
                                                    ----------   ----------                   ---------
  Total Current Liabilities.......................     62,912        41,375                    104,287
Long-Term Obligations.............................     37,249        76,560    $ 147,309(c)    261,118
Minority Interest.................................         72        --           --                72
                                                    ----------   ----------   -----------     ---------
Total Liabilities.................................    100,233       117,935      147,309       365,477
Stockholders' Equity..............................     41,911       102,865      132,300(h)    174,211
                                                                                (102,865)(h)
                                                    ----------   ----------   -----------     ---------
Total Liabilities and Stockholders' Equity........   $142,144     $ 220,800    $ 176,744      $539,688
                                                    ----------   ----------   -----------     ---------
                                                    ----------   ----------   -----------     ---------

------------------------

Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                                   KOLLMORGEN
               NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

A. PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

    The pro forma combined condensed consolidated financial statements are prepared assuming that Kollmorgen has merged with Pacific Scientific, a manufacturer of high-performance rotating electrical equipment, including motors, generators and alternators. The Proposed Combination will be effected through the exchange of approximately 7,782,000 shares of common stock of Kollmorgen and cash of $132,309, resulting in a total estimated purchase price, including other costs of approximately $15,000, of approximately $279,609. The shares of Kollmorgen common stock are assumed to be issued at a value of $17.00 per share which reflects the closing price of Pacific Scientific Common Stock as of January 13, 1998. The ultimate number of shares issued to acquire Pacific Scientific will be in the range of approximately 7,007,880 to 8,569,043 shares, dependent upon the 20-day average closing price of Kollmorgen Common Stock five days prior to closing. Kollmorgen has ascribed no value to Pacific Scientific's preferred stock purchase rights which will be acquired in the Proposed Combination. A change in the number of shares issued upon final consummation of the proposed transaction from the amounts assumed above would effect the pro forma net income per share for the periods presented. The transaction will be accounted for as a purchase.

    The pro forma combined condensed consolidated balance sheet includes the financial statements of Kollmorgen and Pacific Scientific at September 30, 1997, as if the Proposed Combination had occurred on that date.

    The pro forma combined condensed consolidated statements of operations set forth the results of operations for the nine-month period ended September 30, 1997 and the year ended December 31, 1996 as if the Proposed Combination had occurred at January 1, 1996.

    The pro forma combined condensed consolidated financial statements are intended for information purposes and are not necessarily indicative of actual results had the Proposed Combination occurred as of the dates indicated above, nor do they purport to indicate the future consolidated financial position or future results of operations of the combined entity. Pacific Scientific's historical financial data was derived from Pacific Scientific's Annual Report on Form 10-K for the year ended December 27, 1996, and Pacific Scientific's Form 10-Q for the nine month period ended September 26, 1997. For Kollmorgen's pro forma adjusted historical financial data, see "Pro Forma Adjusted Historical Consolidated Statement of Operations" for the nine months ended September 30, 1997 and the year ended December 31, 1996 presented elsewhere herein. These combined condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in Kollmorgen's Annual Report on Form 10-K for the year ended December 31, 1996, Kollmorgen's Form 10-Q for the nine month period ended September 30, 1997, Pacific Scientific's Annual Report on Form 10-K for the year ended December 27, 1997 and Pacific Scientific's Form 10-Q for the nine month period ended September 26, 1997.

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    (a) Pacific Scientific's statement of operations as presented on Form 10-Q for the nine months ended September 26, 1997 reflects a Loss from Discontinued Operations of $13,563, Net Loss of $4,358, Loss per share on Discontinued Operations of $1.09 and Net Loss per share of $0.36. This pro forma statement reflects only results from continuing operations.

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (b) These pro forma adjustments reflect the amortization of goodwill assumed to be generated in the Proposed Combination over the estimated useful life of 15 years on a straight-line basis. The ultimate allocation of the purchase price to the net assets acquired, goodwill, other intangible assets, liabilities assumed and incomplete technology is subject to final determination of their respective fair values. A determination of the fair value of incomplete technology, if any, is subject to a detailed analysis of the tangible and intangible assets related to in-process research and development on new products of Pacific Scientific. The value assigned to in-process research and development could result in a material charge to operations at consummation of the transaction and a corresponding reduction in the amounts to be amortized. There were no intercorporate transactions that required elimination.

    (c) The pro forma combined condensed consolidated balance sheet reflects Kollmorgen's securing a credit facility consisting of a $175,000 term loan and a $125,000 revolving credit facility (the "Loan") as if the issuance occurred on September 30, 1997. The Loan is payable over seven years. The Loan accrues interest at a rate of LIBOR plus 2%. At the date of the Proposed Combination, this interest rate is assumed to be 8%. The pro forma combined condensed consolidated statements of operations include the interest expense associated with the Loan, as if the issuance occurred at January 1, 1996, of $8,838 and $11,785, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Under applicable pro forma rules, interest income associated with the proceeds from the Loan, which may partially offset the interest expense, is not included in the pro forma statements of operations. Estimated debt issuance costs of $6,000 for credit facility commitment fees have been included in other long-term assets and are being amortized over the term of the Loan. Amortization of debt issuance costs on the Loan for the nine months ended September 30, 1997 and the year ended December 31, 1996 are estimated to be $643 and $857, respectively.

    (d) This adjustment represents the estimated income tax effect of the pro forma adjustments using a combined U.S. federal and state statutory rate of 40% for both 1996 and the first nine months in 1997.

    (e) The pro forma adjustments reflect the exchange of Pacific Scientific's weighted average number of common shares outstanding of 12,443,000 and 12,457,000, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and the issuance of Kollmorgen's common shares to be exchanged in the Proposed Combination of 7,782,000 assuming an exchange ratio of 1.2 shares of Kollmorgen Common Stock for one share of Pacific Scientific Common Stock for those shares outstanding as of September 26, 1997 not exchanged for cash.

    (f) The Pacific Scientific historical financial statements for 1996 included in these pro forma combined condensed consolidated financial statements include the results of operations of Pacific Scientific's Solium business which was discontinued in 1997. Had the pro forma financial statements been adjusted to exclude the Solium business, net sales would have decreased by $2,416, and pre-tax income would have increased by $14,541.

    (g) The pro forma adjustment reflects the excess purchase price over the fair value of net assets assumed to be acquired of $170,744. Estimated transaction related costs of $9,000 for investment banker fees, accounting and legal fees, and other various deal costs have been included in the determination of goodwill. For purposes of these pro forma financial statements, the fair value of the assets acquired is estimated to be equivalent to the historical financial statement balance as of the date of acquisition. The ultimate allocation of the purchase price to the net assets acquired, goodwill, other intangible assets, liabilities assumed and a charge for incomplete technology is subject to final determination of their respective fair values.

    (h) The pro forma combined condensed consolidated balance sheet reflects an increase for the value of 7,782,000 common shares at $17.00 per share assumed to be issued by Kollmorgen in the Proposed Merger to Pacific Scientific Shareholders of $132,300, and an elimination of the net equity of Pacific Scientific of $102,865.

                            THE PROPOSED COMBINATION

    Kollmorgen believes that the Proposed Combination of Kollmorgen and Pacific Scientific is a unique opportunity for you and other Pacific Scientific Shareholders to realize a premium for your shares and to participate in the future of one of the world's leading suppliers of electronic motion control solutions. The Proposed Combination, structured as the Offer and the Proposed Merger, would give you and other Pacific Scientific Shareholders an up-front cash payment, together with a valuable, continuing equity stake in the combined company. Kollmorgen believes the Proposed Combination would be an excellent strategic and operational fit for Kollmorgen and Pacific Scientific, would increase combined pre-tax annual operating profits and create a leader in the motors and motion control industry, with a full range of products offered on a global basis, a management team with a proven record and a dedicated employee base. See "Reasons for the Proposed Combination". The Pacific Scientific Board, however, has been unwilling to negotiate a business combination between Kollmorgen and Pacific Scientific, and despite Kollmorgen's repeated attempts, refuses to allow you to consider sharing in Kollmorgen's vision. See "Background of the Offer and the Proposed Merger". Pacific Scientific instead maintains legal obstacles to the Proposed Combination which have the effect of repressing your voice in the future of your company. On December 22, 1997, without having first engaged in discussions with Kollmorgen regarding the Proposed Combination, Pacific Scientific filed the 14D-9 Statement with the Commission reporting that the Pacific Scientific Board recommended that Pacific Scientific Shareholders reject the Offer and not tender their Pacific Scientific Common Shares pursuant to the Offer.

    Because the Pacific Scientific Board has denied you the opportunity to share in the rewards of the combined company, Kollmorgen is presenting this opportunity directly to you through the Offer and the Proxy Solicitation. In order to guarantee you the opportunity to express your own view on the future of Pacific Scientific, Kollmorgen is proposing a binding shareholder resolution to rescind any attempt that the Pacific Scientific Board has made, or may make, to amend the Pacific Scientific Bylaws as part of the Pacific Scientific Board's continuing effort to prevent you from enjoying the benefits of the Proposed Combination. In addition, Kollmorgen is seeking your vote at the Special Meeting to remove the entire Pacific Scientific Board and replace it with new directors whom Kollmorgen expects will take certain actions, subject to their fiduciary duties under California law, to consummate the Proposed Combination. See "The Proposals".

                      REASONS FOR THE PROPOSED COMBINATION

    Kollmorgen believes that the combined company will achieve financial results superior to those which either company could achieve on a stand-alone basis and will offer customers superior products and services. Among the many advantages contributing to the combined company's ability to achieve these benefits are the following:

    - CREATION OF AN INDUSTRY LEADER. A merger of Kollmorgen and Pacific Scientific will establish the combined enterprise as a leader in high performance electronic motion control--one of the fastest-growing segments of the motors and controls business. In a fragmented industry, the combined enterprise will be better-positioned to comprehensively serve the needs of customers and take advantage of consolidation opportunities.

    - STRATEGIC AND OPERATIONAL FIT. Highly complementary motion control product lines will enable the combined company to become a full-service provider. The combined company will be well-positioned to capitalize on the complementary product lines and differing strengths of Kollmorgen and Pacific Scientific, enabling it to offer a broader array of products and support services to an expanded customer base. In addition, the combined company would take advantage of cost savings and efficiencies resulting from economies of scale in research and development, marketing, production and sourcing.

    - ENHANCED CAPABILITY TO TAP FOREIGN MARKETS. The increased size and global scope of the combined company will enable it to more effectively market its products to customers around the world. Kollmorgen has already established a local presence in Germany, France, Israel, India, China and elsewhere. The combined enterprise will be well-positioned to build on this foundation, particularly in Europe and the Pacific Rim. Kollmorgen believes that the combined company will be able to expand its customer base and offer international on-site product support to customers, while conducting more effective and cost-efficient research and development, marketing, production and sourcing.

    - OPERATING AND REVENUE SYNERGIES. Based on public information, Kollmorgen management believes that the combined company can achieve more than $15 million of annual operating synergies in 1999, rising to more than $20 million in 2000 and increasing thereafter. Of the synergies expected to be achieved by Kollmorgen management, Kollmorgen estimates that approximately 25-35% of these synergies can be achieved from cost savings in selling and marketing expenses, 15-25% from the consolidation of research and development, 15-20% from cross-selling opportunities, 15-25% from joint purchasing savings and 10-15% from reduction in corporate expenses.

    - AN ACCRETIVE TRANSACTION. Kollmorgen is confident that the Proposed Combination will be accretive to earnings per share in 1999, the first full year of operations of the combined company, and increasingly so thereafter, based upon the anticipated synergies described above. Kollmorgen expects that, due to the substantial non-recurring charges associated with the Proposed Combination (which are not currently quantifiable), consisting of restructuring charges and a charge for acquired in-process research and development, the Proposed Combination will be substantially dilutive in fiscal 1998.

    - MANAGEMENT TEAM WITH PROVEN TRACK RECORD. Kollmorgen's management has delivered year over year growth in sales and operating income from continuing operations from 1994 through 1996, and will do so again in 1997. Kollmorgen has achieved this by focusing on its core operations. Kollmorgen also believes that its management has maximized its returns from non-strategic operations. In addition, Kollmorgen's management has considerable expertise in managing debt, having reduced Kollmorgen's debt and preferred stock obligations by more than 40% during the past three fiscal years and transitioned from fully-secured to unsecured credit arrangements.

    - ENHANCED GROWTH OPPORTUNITIES. Kollmorgen believes that the combined enterprise will be well-positioned, strategically, operationally and financially, to aggressively pursue attractive opportunities for external and internal growth. Kollmorgen is confident that the combined company's increased size and scope will enable it to be a leader in the accelerating consolidation of the motion control industry and raise its visibility in the business and financial communities.

    See "Forward-Looking Statements" and "Unaudited Pro Forma Financial Data".

    It is Kollmorgen's current intention to integrate each company's motion control business and to conduct the businesses of each of Kollmorgen and Pacific Scientific on a combined basis following consummation of the Proposed Combination. In connection with the Proposed Combination, Kollmorgen has reviewed, and will continue to review, on the basis of publicly available information, various possible business strategies that it might consider in the event that Kollmorgen acquires control of Pacific Scientific. In addition, if and to the extent that Kollmorgen acquires control of Pacific Scientific or otherwise obtains access to the books and records of Pacific Scientific, Kollmorgen and Purchaser intend to conduct a detailed review of Pacific Scientific and its assets, financial projections, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider and determine what, if any, changes would be desirable in light of the circumstances which then exist, with a view to optimizing Pacific Scientific's potential in conjunction with Kollmorgen's business. Such strategies could include, among other things, changes in Pacific Scientific's business, corporate structure, marketing strategies, capitalization, management or dividend policy and changes to the Pacific Scientific Charter or the Pacific Scientific Bylaws.

                BACKGROUND OF THE OFFER AND THE PROPOSED MERGER

    In the ordinary course of business, Kollmorgen analyzes a broad range of strategic alternatives, including possible business combinations with other companies in the motion control business. Kollmorgen was familiar with Pacific Scientific because of Kollmorgen's knowledge of the industry and has for approximately the past two years contemplated a possible transaction with Pacific Scientific or with other industry participants. On August 21, 1996, Mr. Robert J. Cobuzzi, Kollmorgen's Senior Vice President and Chief Financial Officer, telephoned Mr. Richard V. Plat, who was at the time Pacific Scientific's Executive Vice President, Chief Financial Officer and Secretary, to engage in discussions regarding a possible transaction involving Kollmorgen and Pacific Scientific. Mr. Plat reacted negatively, suggesting that the Pacific Scientific Common Stock was undervalued by the market. Thereafter, as a matter of course, Kollmorgen continued to evaluate a wide array of strategic options. In the second quarter of 1997, Kollmorgen intensified its review of a possible business combination with Pacific Scientific.

    After several months of detailed review of the implications of a possible Kollmorgen-Pacific Scientific combination, on or about July 18, 1997, Mr. Gideon Argov, Kollmorgen's Chairman, President and Chief Executive Officer, telephoned Mr. Lester Hill, Pacific Scientific's Chairman, President and Chief Executive Officer, to suggest that they meet to discuss ways in which the companies might cooperate and the possibility of combining Kollmorgen and Pacific Scientific. Mr. Hill agreed and a meeting was arranged for the first week in August 1997.

    On August 1, 1997, Mr. Argov met with Mr. Hill in Newport Beach, California. Mr. Argov discussed the two companies and the motion control industry with Mr. Hill and proposed a merger of Kollmorgen and Pacific Scientific. The merger proposed by Mr. Argov would have been structured as a merger of equals transaction, and Mr. Argov indicated that the key executives of Kollmorgen and Pacific Scientific would become the senior executives of the combined company. Mr. Hill indicated that he needed more time to consider Mr. Argov's proposal. Mr. Argov and Mr. Hill agreed to speak again within the next few weeks.

    On or about August 13, 1997, Mr. Argov telephoned Mr. Hill to ask whether Mr. Hill had considered Mr. Argov's proposal. Mr. Hill responded that he had but that he needed more time to do so since Pacific Scientific was in the midst of a strategic planning process that was expected to last into September. Mr. Argov agreed to call Mr. Hill in early September.

    On or about September 15, 1997, Mr. Argov again telephoned Mr. Hill to ask whether Mr. Hill was ready to discuss a possible business combination. Mr. Hill again responded that he was not ready to discuss a possible business combination because of Pacific Scientific's ongoing strategic planning process. Mr. Argov and Mr. Hill agreed to speak again on October 15 or 16.

    On or about October 15, 1997, Mr. Argov attempted to telephone Mr. Hill, but Mr. Hill did not return Mr. Argov's calls.

    On October 21, 1997, Mr. Argov telephoned Mr. Hill and again proposed that Kollmorgen and Pacific Scientific commence discussions regarding a possible merger. Mr. Hill responded that he had thought about Mr. Argov's suggestion and discussed it with the Pacific Scientific Board and had concluded that it would not be in the best interests of Pacific Scientific.

    On October 22, 1997, Mr. Hill telephoned Mr. Argov to offer to sell Pacific Scientific's Automation Intelligence, Inc. business to Kollmorgen. Mr. Argov indicated that Kollmorgen would not be interested in acquiring only a small piece of the Pacific Scientific business.

    On December 9, 1997, Mr. Argov telephoned Mr. Hill to inform Mr. Hill that Mr. Argov was authorized by the board of directors of Kollmorgen (the "Kollmorgen Board") to make a proposal to acquire Pacific Scientific for $20.50 per share in cash and stock, and that Mr. Hill should expect to receive a letter from Mr. Argov making such a proposal. Mr. Argov reiterated Kollmorgen's belief that a combination of Pacific Scientific and Kollmorgen offered significant benefits to both companies' shareholders and expressed his hope that Mr. Hill and the Pacific Scientific Board would, once they had undertaken an informed review of Kollmorgen's proposal, support the proposed combination and open substantive discussions with Kollmorgen. Mr. Hill promised to telephone Mr. Argov with a response to the proposal letter on Friday morning, December 12, 1997. Following that telephone call, Mr. Argov sent to Mr. Hill a letter outlining the contemplated terms of the Proposed Combination.

    On December 12, 1997, Mr. Hill failed to telephone Mr. Argov as previously agreed. Mr. Argov attempted to reach Mr. Hill by telephone without success. After the close of business on December 12, 1997, Mr. Argov received the following letter by telecopy:

    DEAR MR. ARGOV:

    I HAVE RECEIVED YOUR LETTER OF THE 9TH.

    I HAVE SHARED IT WITH THE BOARD OF DIRECTORS. WE WILL BE BACK TO YOU ONCE WE HAVE HAD THE CHANCE TO FULLY CONSIDER THE MATTER.

    BEST REGARDS,

    LESTER HILL

    On December 15, Mr. Argov sent to Mr. Hill the following letter:

    DEAR BUCK:

        IN AUGUST, YOU AND I MET TO DISCUSS WHAT WE AT KOLLMORGEN BELIEVE ARE THE COMPELLING MERITS OF A STRATEGIC BUSINESS COMBINATION OF KOLLMORGEN CORPORATION AND PACIFIC SCIENTIFIC COMPANY. WE EXPLORED A BROAD RANGE OF TOPICS RELATED TO SUCH A COMBINATION, ALL OF WHICH, MY COLLEAGUES ON THE KOLLMORGEN BOARD AND SENIOR MANAGEMENT TEAM FIRMLY BELIEVE, LEAD TO THE CONCLUSION THAT A STRATEGIC MERGER OF OUR TWO COMPANIES OFFERS SIGNIFICANT BENEFITS TO OUR RESPECTIVE SHAREHOLDERS, CUSTOMERS AND EMPLOYEES. ON DECEMBER 9, I AGAIN DESCRIBED FOR YOU, BOTH OVER THE PHONE AND IN MY LETTER OF THAT DATE, WHAT WE AT KOLLMORGEN BELIEVE ARE SOME OF THE COMPELLING STRATEGIC, OPERATIONAL AND FINANCIAL BENEFITS OF A BUSINESS COMBINATION OF OUR TWO COMPANIES AND THE EXTRAORDINARY VALUE THAT COMBINATION COULD REPRESENT FOR OUR RESPECTIVE SHAREHOLDERS.

        WE AT KOLLMORGEN WERE THUS QUITE DISAPPOINTED THAT IN AUGUST AND AGAIN IN DECEMBER YOU REFUSED TO NEGOTIATE OUR PROPOSAL FOR THIS BUSINESS COMBINATION. ACCORDINGLY, WE HAVE DECIDED TO PRESENT OUR OFFER DIRECTLY TO THE SHAREHOLDERS OF PACIFIC SCIENTIFIC, AND ARE TODAY PUBLICLY ANNOUNCING THAT WE ARE COMMENCING A TENDER OFFER TO ACQUIRE HALF OF PACIFIC SCIENTIFIC'S OUTSTANDING SHARES FOR $20.50 PER SHARE IN CASH. PURSUANT TO OUR PROPOSAL, FOLLOWING COMPLETION OF THE TENDER OFFER, KOLLMORGEN AND PACIFIC SCIENTIFIC WILL MERGE, AND EACH REMAINING SHARE OF PACIFIC SCIENTIFIC STOCK WILL BE EXCHANGED FOR KOLLMORGEN COMMON STOCK WITH A VALUE OF $20.50 PER SHARE, BASED ON THE AVERAGE PRICE OF KOLLMORGEN STOCK DURING THE TWENTY TRADING DAYS ENDING FIVE DAYS PRIOR TO THE MEETING OF PACIFIC SCIENTIFIC SHAREHOLDERS CALLED TO VOTE ON THE MERGER. THE VALUE OF THE STOCK CONSIDERATION WILL BE PROTECTED BY A COLLAR.

      AMONG THE KEY ASPECTS OF THE TRANSACTION WE PROPOSE ARE THE FOLLOWING:

    - A PREMIUM OF 33%. THE PURCHASE PRICE OF $20.50 PER COMMON SHARE REPRESENTS APPROXIMATELY A 33% PREMIUM OVER PACIFIC SCIENTIFIC'S CLOSING SHARE PRICE OF $15.44 ON THE NEW YORK STOCK EXCHANGE ON FRIDAY, DECEMBER 12, 1997, AND APPROXIMATELY A 37% PREMIUM OVER THE COMPANY'S CLOSING SHARE PRICE FOR THE PRECEDING 30 TRADING DAYS.

    - IMMEDIATE CASH PAYMENT FOR HALF OF PACIFIC SCIENTIFIC'S CAPITAL STOCK. HALF OF PACIFIC SCIENTIFIC'S OUTSTANDING SHARES WILL BE PURCHASED FOR A CASH PAYMENT OF $20.50 PER SHARE IF THE TENDER OFFER IS SUCCESSFULLY CONSUMMATED.

    - CONTINUED PARTICIPATION IN THE FUTURE GROWTH OF THE COMBINED COMPANY. BECAUSE PACIFIC SCIENTIFIC'S SHAREHOLDERS HAVE THE ABILITY TO RECEIVE KOLLMORGEN COMMON STOCK IN THE PROPOSED MERGER, THEY WILL HAVE THE OPPORTUNITY TO PARTICIPATE IN THE FUTURE GROWTH AND SUCCESS OF THE COMBINED ENTERPRISE. UPON CONSUMMATION OF THE PROPOSED MERGER, PACIFIC SCIENTIFIC SHAREHOLDERS WILL HOLD AN EQUITY STAKE OF APPROXIMATELY 43% IN THE COMBINED COMPANY, BASED UPON AN ASSUMED MARKET VALUE FOR KOLLMORGEN COMMON STOCK OF $16.88 PER SHARE (THE CLOSING PRICE OF KOLLMORGEN COMMON STOCK ON DECEMBER 12, 1997).

    - OPERATING AND REVENUE SYNERGIES. BASED ON PUBLIC INFORMATION, KOLLMORGEN MANAGEMENT BELIEVES THAT THE COMBINED COMPANY CAN ACHIEVE MORE THAN $15 MILLION OF ANNUAL OPERATING SYNERGIES IN 1999, RISING TO MORE THAN $20 MILLION IN 2000 AND INCREASING THEREAFTER. MANAGEMENT BELIEVES THESE SYNERGIES CAN BE ACHIEVED PRINCIPALLY FROM COST SAVINGS IN SELLING AND MARKETING EXPENSES AND CONSOLIDATION OF RESEARCH AND DEVELOPMENT, AND EXPECTS TO REALIZE ADDITIONAL SYNERGIES FROM CROSS-SELLING OPPORTUNITIES, JOINT PURCHASING SAVINGS, AND REDUCTION IN CORPORATE EXPENSES.

    - AN ACCRETIVE TRANSACTION. KOLLMORGEN IS CONFIDENT THAT THE PROPOSED COMBINATION WILL BE ACCRETIVE TO EARNINGS PER SHARE IN 1999, THE FIRST FULL YEAR OF OPERATIONS OF THE COMBINED COMPANY, AND INCREASINGLY SO THEREAFTER, BASED UPON THE ANTICIPATED SYNERGIES DESCRIBED ABOVE.

    - COMMITTED FINANCING. KOLLMORGEN HAS ENTERED INTO A BINDING COMMITMENT LETTER WITH SALOMON SMITH BARNEY AND ITS AFFILIATE SALOMON BROTHERS HOLDING COMPANY INC IN WHICH SALOMON BROTHERS HOLDING COMPANY INC HAS COMMITTED TO PROVIDE, SUBJECT TO CERTAIN CONDITIONS, WHAT KOLLMORGEN BELIEVES IS A CONSERVATIVELY FINANCED SECURED BANK FACILITY TO FULLY FINANCE THE TRANSACTION, INCLUDING THE REFINANCING OF EXISTING INDEBTEDNESS AND THE PROVISION OF A WORKING CAPITAL FACILITY FOR THE COMBINED COMPANY.

        WE CONTINUE TO FIRMLY BELIEVE THAT CONSOLIDATION IN OUR INDUSTRY IS INEVITABLE, AND THAT NEITHER PACIFIC SCIENTIFIC NOR KOLLMORGEN CAN SIT BY IDLY WHILE COMPETITORS, MANY OF WHICH ARE MUCH LARGER THAN PACIFIC SCIENTIFIC AND KOLLMORGEN, CREATE THE INTERNATIONAL NETWORK AND BROAD PRODUCT OFFERINGS THAT OUR CUSTOMERS DEMAND AND DESERVE. KOLLMORGEN BELIEVES THAT THIS REALITY, COUPLED WITH THE NATURAL FIT OF OUR TWO COMPANIES, MAKES A KOLLMORGEN/PACIFIC SCIENTIFIC COMBINATION COMPELLING. KOLLMORGEN BELIEVES THAT THE COMBINED COMPANY WILL OFFER CUSTOMERS SUPERIOR PRODUCTS AND SERVICES. AMONG THE MANY ADVANTAGES CONTRIBUTING TO THE COMBINED COMPANY'S ABILITY TO ACHIEVE THESE GOALS WOULD BE:

    - CREATION OF AN INDUSTRY LEADER. A MERGER OF KOLLMORGEN AND PACIFIC SCIENTIFIC WILL ESTABLISH THE COMBINED ENTERPRISE AS A LEADER IN HIGH PERFORMANCE ELECTRONIC MOTION CONTROL--ONE OF THE FASTEST-GROWING SEGMENTS OF THE MOTORS AND CONTROLS BUSINESS. IN A FRAGMENTED INDUSTRY, THE COMBINED ENTERPRISE WILL BE BETTER POSITIONED TO COMPREHENSIVELY SERVE THE NEEDS OF CUSTOMERS AND TAKE ADVANTAGE OF CONSOLIDATION OPPORTUNITIES.

    - STRATEGIC AND OPERATIONAL FIT. HIGHLY COMPLEMENTARY MOTION CONTROL PRODUCT LINES WILL ENABLE THE COMBINED COMPANY TO BECOME A FULL-SERVICE PROVIDER. THE COMBINED COMPANY WILL BE WELL-POSITIONED TO CAPITALIZE ON THE COMPLEMENTARY PRODUCT LINES AND DIFFERING STRENGTHS OF KOLLMORGEN AND PACIFIC SCIENTIFIC ENABLING IT TO OFFER A BROADER ARRAY OF PRODUCTS AND SUPPORT SERVICES TO AN EXPANDED CUSTOMER BASE. IN ADDITION, THE COMBINED COMPANY WOULD TAKE ADVANTAGE OF COST SAVINGS AND EFFICIENCIES RESULTING FROM ECONOMIES OF SCALE IN RESEARCH AND DEVELOPMENT, MARKETING, PRODUCTION AND SOURCING.

    - ENHANCED CAPABILITY TO TAP FOREIGN MARKETS. THE INCREASED SIZE AND GLOBAL SCOPE OF THE COMBINED COMPANY WILL ENABLE IT TO MORE EFFECTIVELY MARKET ITS PRODUCTS TO CUSTOMERS AROUND THE WORLD. KOLLMORGEN HAS ALREADY ESTABLISHED A LOCAL PRESENCE IN GERMANY, FRANCE, ISRAEL, INDIA, CHINA AND ELSEWHERE. THE COMBINED ENTERPRISE WILL BE WELL-POSITIONED TO BUILD ON THIS FOUNDATION, PARTICULARLY IN EUROPE AND THE PACIFIC RIM. KOLLMORGEN BELIEVES THAT THE COMBINED COMPANY WILL BE ABLE TO EXPAND ITS CUSTOMER BASE AND OFFER INTERNATIONAL ON-SITE PRODUCT SUPPORT TO CUSTOMERS, WHILE CONDUCTING MORE EFFECTIVE AND COST-EFFICIENT RESEARCH AND DEVELOPMENT, MARKETING, PRODUCTION AND SOURCING.

    - MANAGEMENT TEAM WITH PROVEN TRACK RECORD. KOLLMORGEN'S MANAGEMENT HAS DELIVERED YEAR OVER YEAR GROWTH IN SALES AND OPERATING INCOME FROM CONTINUING OPERATIONS FROM 1994 THROUGH 1996, AND WILL DO

      SO AGAIN IN 1997. KOLLMORGEN HAS ACHIEVED THIS BY FOCUSING ON ITS CORE OPERATIONS. KOLLMORGEN ALSO BELIEVES THAT ITS MANAGEMENT HAS MAXIMIZED ITS RETURNS FROM NON-STRATEGIC OPERATIONS. IN ADDITION, KOLLMORGEN'S MANAGEMENT HAS CONSIDERABLE EXPERTISE IN MANAGING DEBT, HAVING REDUCED KOLLMORGEN'S DEBT AND PREFERRED STOCK OBLIGATIONS BY MORE THAN 40% DURING THE PAST THREE FISCAL YEARS AND TRANSITIONED FROM FULLY-SECURED TO UNSECURED CREDIT ARRANGEMENTS.

    - ENHANCED GROWTH OPPORTUNITIES. KOLLMORGEN BELIEVES THAT THE COMBINED ENTERPRISE WILL BE WELL-POSITIONED, STRATEGICALLY, OPERATIONALLY AND FINANCIALLY, TO AGGRESSIVELY PURSUE ATTRACTIVE OPPORTUNITIES FOR EXTERNAL AND INTERNAL GROWTH. KOLLMORGEN IS CONFIDENT THAT THE COMBINED COMPANY'S INCREASED SIZE AND SCOPE WILL ENABLE IT TO BE A LEADER IN THE ACCELERATING CONSOLIDATION OF THE MOTION CONTROL INDUSTRY, AND RAISE ITS VISIBILITY IN THE BUSINESS AND FINANCIAL COMMUNITIES.

    WE BELIEVE THAT THE PROPOSED COMBINATION IS A BOLD, EXCITING INITIATIVE FOR PACIFIC SCIENTIFIC, KOLLMORGEN, AND THE SHAREHOLDERS, CUSTOMERS AND EMPLOYEES OF BOTH COMPANIES. WE ARE FIRMLY COMMITTED TO PURSUING THIS MATTER AND ARE CONVINCED THAT YOUR SHAREHOLDERS WILL STRONGLY SUPPORT OUR PROPOSAL. ALTHOUGH IT IS CLEAR TO US THAT YOU HAVE NOT UP TO NOW GIVEN ADEQUATE CONSIDERATION TO A KOLLMORGEN/PACIFIC SCIENTIFIC COMBINATION, IT IS OUR SINCERE HOPE THAT YOU WILL TAKE THIS OPPORTUNITY TO DO SO. YOUR SHAREHOLDERS DESERVE NO LESS THAN YOUR PROMPT AND FULL CONSIDERATION OF OUR PROPOSAL AND THE OPPORTUNITY TO REALIZE THE FULL BENEFITS OF THIS PROPOSED COMBINATION. WE ARE CERTAIN THAT ONCE YOU HAVE UNDERTAKEN AN INFORMED REVIEW OF OUR PROPOSAL, YOU WILL SHARE IN OUR VISION AND WILL SUPPORT A COMBINATION OF OUR TWO COMPANIES. WE CONTINUE TO BE INTERESTED IN PROCEEDING WITH THIS TRANSACTION ON A FRIENDLY AND EXPEDITIOUS BASIS SO THAT YOUR SHAREHOLDERS, AS WELL AS OURS, CAN BEGIN TO RECEIVE PROMPTLY THE BENEFITS OF OUR OFFER.

    IN ORDER TO ENSURE THAT YOUR SHAREHOLDERS ARE PERMITTED TO CHOOSE FREELY TO ACCEPT OUR OFFER, WE ARE ALSO ANNOUNCING TODAY OUR INTENTION TO SOLICIT CONSENTS TO CALL A SPECIAL MEETING OF PACIFIC SCIENTIFIC'S SHAREHOLDERS TO REMOVE THE INCUMBENT MEMBERS OF PACIFIC SCIENTIFIC'S BOARD OF DIRECTORS AND ELECT OUR NOMINEES TO THE BOARD. SUBJECT TO THEIR FIDUCIARY DUTIES, IF ELECTED WE EXPECT OUR NOMINEES WOULD AMEND THE PACIFIC SCIENTIFIC RIGHTS PLAN OR REDEEM THE RIGHTS TO ENABLE THE CONSUMMATION OF THE PROPOSED TRANSACTION, APPROVE THE PROPOSED TRANSACTION IF REQUIRED UNDER PACIFIC SCIENTIFIC'S CHARTER, AND TAKE ALL OTHER ACTIONS NECESSARY TO REMOVE ANY IMPEDIMENTS TO YOUR SHAREHOLDERS' ABILITY TO ACCEPT OUR OFFER. WE ALSO INTEND TO SUBMIT A PROPOSAL DESIGNED TO PREVENT THE CURRENT BOARD FROM TAKING ANY ACTIONS TO FRUSTRATE THE ABILITY OF PACIFIC SCIENTIFIC'S SHAREHOLDERS TO DETERMINE THE FUTURE OF THEIR COMPANY.

    WE ARE ALSO TODAY COMMENCING LITIGATION AGAINST PACIFIC SCIENTIFIC AND THE PACIFIC SCIENTIFIC BOARD IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA SEEKING TO ASSURE PACIFIC SCIENTIFIC'S SHAREHOLDERS THE RIGHT TO REPLACE THE PACIFIC SCIENTIFIC BOARD AND AN OPPORTUNITY TO ACCEPT OUR OFFER AND PROPOSED MERGER.

    WE URGE THE PACIFIC SCIENTIFIC BOARD OF DIRECTORS TO FACILITATE THE PROPOSED TRANSACTION AND REMOVE ALL OBSTACLES TO THE REALIZATION OF EXCEPTIONAL VALUE BY YOUR SHAREHOLDERS. AS INDICATED ABOVE, OUR PREFERENCE IS TO PROCEED WITH THE PROPOSED TRANSACTION ON A FRIENDLY BASIS AND WITH THE SUPPORT OF PACIFIC SCIENTIFIC'S MANAGEMENT AND BOARD OF DIRECTORS. ACCORDINGLY, WE AND OUR ADVISORS REMAIN READY AND WILLING TO MEET WITH YOU AND YOUR ADVISORS AT ANY TIME TO DISCUSS OUR PROPOSAL AND COMMENCE THE NEGOTIATION OF DEFINITIVE DOCUMENTATION FOR THE TRANSACTION.

    WE LOOK FORWARD TO HEARING FROM YOU.

                                          VERY TRULY YOURS,

                                          GIDEON ARGOV
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

CC: MEMBERS OF THE BOARD OF DIRECTORS
OF PACIFIC SCIENTIFIC COMPANY

    Also on December 15, 1997, Kollmorgen commenced the Offer and the Consent Solicitation and filed consent solicitation materials and a related registration statement with the Commission.

    Also on December 15, 1997, Kollmorgen commenced the Litigation against Pacific Scientific and the Pacific Scientific Board by filing a Complaint (the "Complaint") in the United States District Court for the Central District of California seeking, among other things, an order (i) declaring that the failure to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger or to approve the Offer and the Proposed Merger for purposes of Article Fifth would constitute a breach of the Pacific Scientific Board's fiduciary duties to Pacific Scientific Shareholders under California law, (ii) invalidating the Rights or compelling the Pacific Scientific Board to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger,
(iii) compelling the Pacific Scientific Board to approve the Offer and the Proposed Merger for purposes of Article Fifth and (iv) enjoining the Pacific Scientific Board from taking any actions to interfere with the Offer, the Proxy Solicitation or the Proposed Merger.

    On December 22, 1997, without having first engaged in discussions with Kollmorgen regarding the Proposed Combination, Pacific Scientific filed the 14D-9 Statement with the Commission reporting that the Pacific Scientific Board recommended that Pacific Scientific Shareholders reject the Offer and not tender their Pacific Scientific Common Shares pursuant to the Offer.

    On the same day, Pacific Scientific filed a Preliminary Revocation Solicitation Statement (the "Revocation Statement") with the Commission reporting that the Pacific Scientific Board recommended that Pacific Scientific Shareholders not provide any consents to Kollmorgen pursuant to the Consent Solicitation.

    On that same day, Pacific Scientific disclosed that on December 21, 1997, the Pacific Scientific Board redeemed the rights issued under the Shareholder Protection Agreement, dated as of November 7, 1988, as amended, between Pacific Scientific and Manufacturers Hanover Trust Company, as successor rights agent. Pacific Scientific also entered into a Rights Agreement, dated as of December 21, 1997, between Pacific Scientific and ChaseMellon Shareholder Services, L.L.C., pursuant to which new preferred stock purchase rights were issued to Pacific Scientific Shareholders. Consequently, on December 24, 1997, Kollmorgen amended the Offer such that the Offer is now being made for shares of Pacific Scientific Common Stock and the associated rights issued under such Rights Agreement.

    On December 29, 1997, Kollmorgen mailed proxy solicitation materials to the Kollmorgen shareholders for a special shareholders meeting to be held on January 28, 1998 for the purpose of voting on the issuance of shares of Kollmorgen Common Stock to be issued in the Proposed Merger (including any adjournments or postponements thereof, the "Kollmorgen Special Meeting").

    On January 5, 1998, Pacific Scientific filed an answer to the Complaint.

    On January 8, 1998, pursuant to the Consent Solicitation, the Pacific Scientific Shareholders called the Special Meeting through the delivery by Kollmorgen, to the Secretary of Pacific Scientific, of consents from holders of Pacific Scientific Common Shares significantly in excess of the 10% required to call the Special Meeting, accompanied by a request that Pacific Scientific give notice of the Special Meeting to be held on February 13, 1998 in order to vote on the Bylaw Repeal Proposal, the Removal Proposal and the Election Proposal.

    On January 12, 1998, Pacific Scientific set January 20, 1998 as the Record Date for the Pacific Scientific Shareholders entitled to notice of and to vote at the Special Meeting.

                       THE OFFER AND THE PROPOSED MERGER

TERMS OF THE OFFER AND THE PROPOSED MERGER

    Kollmorgen has proposed to enter into the Proposed Combination with Pacific Scientific, which Kollmorgen believes would offer exceptional benefits to the shareholders of both Kollmorgen and Pacific Scientific. Because Pacific Scientific declined to enter into negotiations concerning the Proposed Combination, on December 15, 1997, Purchaser commenced the Offer. The Offer is being made for 6,347,241 Pacific Scientific Common Shares, or such greater or lesser number of Pacific Scientific Common Shares that, when added to the number of Pacific Scientific Common Shares owned by Kollmorgen and Purchaser, would constitute the Minimum Number of Pacific Scientific Common Shares, at a price of $20.50 per Pacific Scientific Common Share, net to the seller in cash. The Offer is subject to the terms and conditions set forth in the Offer to Purchase and in the Letter of Transmittal, copies of which can be obtained by contacting Georgeson & Company Inc. ("Georgeson") at the address set forth on the back cover of this Proxy Statement.

    Also on December 15, 1997, Kollmorgen commenced the Consent Solicitation to call the Special Meeting. Under the CGCL, the consent of the holders of 10% of the Pacific Scientific Common Shares outstanding was required to call the Special Meeting.

    On January 8, 1998, pursuant to the Consent Solicitation, Kollmorgen delivered to the Secretary of Pacific Scientific consents from Pacific Scientific Shareholders significantly in excess of the 10% required to call the Special Meeting, accompanied by a request that Pacific Scientific give notice of the Special Meeting to be held on February 13, 1998, in order to vote on the Bylaw Repeal Proposal, the Removal Proposal and the Election Proposal. Consequently, Kollmorgen is now soliciting proxies to vote on the Proposals at the Special Meeting.

    Kollmorgen is seeking to negotiate with Pacific Scientific a definitive merger agreement providing for the Proposed Combination pursuant to which Pacific Scientific would, as soon as practicable following consummation of the Offer, consummate the Proposed Merger. At the Effective Time, each Pacific Scientific Common Share then outstanding (other than Pacific Scientific Common Shares held by Pacific Scientific or any wholly owned subsidiary of Pacific Scientific and Pacific Scientific Common Shares owned by Kollmorgen, Purchaser or any other direct or indirect wholly owned subsidiary of Kollmorgen) will be converted into the right to receive $20.50 of Kollmorgen Common Stock. The exact number of shares of Kollmorgen Common Stock into which each Pacific Scientific Common Share will be converted will be determined by dividing $20.50 by the Average Kollmorgen Share Price. In the event that the Average Kollmorgen Share Price is less than $15.19 or greater than $18.56, the exchange ratio would be fixed at 1.350 shares of Kollmorgen Common Stock or 1.104 shares of Kollmorgen Common Stock, respectively, per Pacific Scientific Common Share. In such event, Pacific Scientific Shareholders could receive Kollmorgen Common Stock in the Proposed Merger with a value of greater or less than $20.50.

    Subject to the terms and conditions of the Proposed Merger and in accordance with the CGCL and the Delaware General Corporation Law, Pacific Scientific will be merged with and into Purchaser. Purchaser will be the surviving corporation in the Proposed Merger, and will continue its corporate existence under Delaware law. Kollmorgen reserves the right to cause Purchaser to amend the Offer and/ or the Proposed Merger (including amending the number of Pacific Scientific Common Shares to be purchased, the purchase price therefor, the proposed merger consideration and the surviving entity in the Proposed Merger) at any time, including upon entering into a merger agreement with Pacific Scientific, or to negotiate a merger agreement with Pacific Scientific in connection with a merger not involving a tender offer pursuant to which Purchaser would terminate the Offer and the Pacific Scientific Common Shares would, upon consummation of such merger, be converted into cash and Kollmorgen Common Stock in such amounts as are negotiated by Kollmorgen and Pacific Scientific; PROVIDED, HOWEVER, that Kollmorgen has no intention of reducing the consideration paid to Pacific Scientific Shareholders below that being offered in the Offer and the Proposed Merger.

    Consummation of the Offer is subject to the fulfillment of a number of conditions, including, without limitation, the following:

    MINIMUM CONDITION. Consummation of the Offer is conditioned upon there being validly tendered and not withdrawn prior to the expiration of the Offer at least the Minimum Number of Pacific Scientific Common Shares (the "Minimum Condition"). Purchaser reserves the right (subject to the applicable rules and regulations of the Commission), which it currently has no intention of exercising, to waive or reduce the Minimum Condition and to elect to purchase, pursuant to the Offer, fewer than the Minimum Number of Pacific Scientific Common Shares.

    HSR CONDITION. Consummation of the Offer is conditioned upon the expiration or termination of any applicable waiting periods under the HSR Act. On December 15, 1997, Kollmorgen filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"), Premerger Notification and Report Forms under the HSR Act with respect to the Offer. The waiting period under the HSR Act applicable to the Offer expired at 11:59 p.m., New York City time, on December 30, 1997. Consequently, the HSR Condition has been satisfied.

    FINANCING CONDITION. Consummation of the Offer is conditioned upon Kollmorgen and Purchaser obtaining, prior to the expiration of the Offer, on terms satisfactory to Kollmorgen, in its sole discretion, sufficient financing to enable consummation of the Offer and the Proposed Merger (the "Financing Condition"). Kollmorgen has entered into a binding commitment letter, dated December 9, 1997, with Salomon Smith Barney and SBHCI, in which SBHCI has committed, subject to the conditions set forth therein, to provide such financing, consisting of a fully secured financing in the syndicated loan market in the principal amount of $300 million.

    RIGHTS CONDITION. Consummation of the Offer is conditioned upon Purchaser being satisfied, in its sole discretion, that the Rights have been redeemed or invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (the "Rights Condition"). The Rights are described in the Pacific Scientific Current Report on Form 8-A filed on December 22, 1997, and a brief summary of the Rights is provided below. See "Comparison of the Rights of Holders of Kollmorgen Common Stock and Holders of Pacific Scientific Common Stock--Rights Plans".

    Kollmorgen expects that, if elected, and subject to their fiduciary duties under applicable law, the Kollmorgen Nominees would cause the Pacific Scientific Board to amend the Pacific Scientific Rights Plan (as defined below) or redeem the Rights, or otherwise act to ensure that the Rights Condition is satisfied. See "Comparison of the Rights of Holders of Kollmorgen Common Stock and Holders of Pacific Scientific Common Stock--Rights Plan".

    ARTICLE FIFTH CONDITION. Consummation of the Offer is conditioned upon Purchaser being satisfied, in its sole discretion, that the Offer and the Proposed Merger have been approved (if necessary) for purposes of Article Fifth or Article Fifth has been invalidated or is otherwise satisfied with respect to the Offer and the Proposed Merger (the "Article Fifth Condition").

    Kollmorgen expects that, if elected, and subject to their fiduciary duties under applicable law, the Kollmorgen Nominees would cause the Pacific Scientific Board to approve the Offer and the Proposed Merger for purposes of Article Fifth.

    KOLLMORGEN SHAREHOLDER APPROVAL CONDITION. Consummation of the Offer is conditioned upon the approval by shareholders of Kollmorgen of the issuance of the Kollmorgen Common Stock to be issued in the Proposed Merger. Kollmorgen intends to hold the Kollmorgen Special Meeting on or about January 28, 1998 for the purpose of approving the issuance of Kollmorgen Common Stock in the Proposed Merger. On December 29, 1997, Kollmorgen mailed proxy solicitation materials to the Kollmorgen shareholders for the Kollmorgen Special Meeting. See "Subsequent Votes Relating to the Proposed Merger--Kollmorgen Shareholder Vote Required".

    The foregoing is only a summary of certain principal terms and conditions of the Offer and is qualified in its entirety by reference to the Offer to Purchase, which can be obtained by contacting Georgeson at the address set forth on the back cover of this Proxy Statement.

CERTAIN LITIGATION

    On December 15, 1997, Kollmorgen commenced the Litigation against Pacific Scientific and the Pacific Scientific Board in the United States District Court for the Central District of California seeking, among other things, an order (i) declaring that failure to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger or to approve the Offer and the Proposed Merger for purposes of Article Fifth would constitute a breach of the Pacific Scientific Board's fiduciary duties to Pacific Scientific Shareholders under California law, (ii) invalidating the Rights or compelling the Pacific Scientific Board to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger, (iii) compelling the Pacific Scientific Board to approve the Offer and the Proposed Merger for purposes of Article Fifth, and
(iv) enjoining the Pacific Scientific Board from taking any actions to interfere with the Offer, the Proxy Solicitation or the Proposed Merger.

                                 THE PROPOSALS

    In order to facilitate the Proposed Combination, Kollmorgen is soliciting proxies to adopt the Bylaw Repeal Proposal, to remove the entire current Pacific Scientific Board, and to fill the vacancies created by such removal with the Kollmorgen Nominees at the Special Meeting. If elected, the Kollmorgen Nominees are expected to take such actions as may be necessary, subject to their fiduciary duties under California law, to consummate the Proposed Combination by means of the Offer and the Proposed Merger. The Bylaw Repeal Proposal will urge adoption by the Pacific Scientific Shareholders of a shareholder resolution to repeal any amendments to the Pacific Scientific Bylaws that have not been duly filed by Pacific Scientific with the Commission prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997. The Bylaw Repeal Proposal is intended to prevent the Pacific Scientific Board from creating further obstacles to the Proposed Combination, including the Offer and the Proposed Merger.

    Pursuant to the CGCL, these Proposals are the only issues to be brought before the Special Meeting.

WHY YOU SHOULD VOTE FOR THE BYLAW REPEAL PROPOSAL

    Adoption of the Bylaw Repeal Proposal would repeal each and every provision of the Pacific Scientific Bylaws that have not been duly filed with the Commission prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997. Article 9 of the Pacific Scientific Bylaws provides that the Pacific Scientific Bylaws may be repealed by the Pacific Scientific Shareholders if such repeal is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

    The Bylaw Repeal Proposal is designed to prevent the Pacific Scientific Board from taking actions to amend the Pacific Scientific Bylaws to create additional obstacles to the consummation of the Offer and the Proposed Merger, or to reverse any previous such attempts. According to publicly available information, the Pacific Scientific Bylaws were most recently amended on August 11, 1997, and no amendments subsequent to that date have been publicly disclosed. If the Pacific Scientific Board has adopted any other amendment to the Pacific Scientific Bylaws since August 11, 1997, or adopts amendments prior to the adoption of the Bylaw Repeal Proposal at the Special Meeting, the Bylaw Repeal Proposal would repeal such amendments.

    As of the date of this Proxy Statement, the Pacific Scientific Board has failed to indicate that it will refrain from taking action designed to create new obstacles to the Offer and the Proposed Merger. If the Pacific Scientific Board does take such action in the form of amendments to the Pacific Scientific Bylaws,

Kollmorgen intends to distribute, if practicable, to the Pacific Scientific Shareholders supplemental materials detailing any such amendment of which it has knowledge.

WHY YOU SHOULD VOTE FOR THE REMOVAL PROPOSAL

    Kollmorgen believes that the Proposed Combination is a unique opportunity for the Pacific Scientific Shareholders to realize a premium for their shares and to participate in the future of one of the world's leading suppliers of electronic motion control solutions. However, despite numerous attempts by Kollmorgen, the Pacific Scientific Board has been unwilling to negotiate a business combination between Kollmorgen and Pacific Scientific and has not indicated any intentions to change its point of view in the future. If the Pacific Scientific Board continues to oppose the Proposed Combination, it cannot occur unless Kollmorgen successfully achieves the relief sought in the Litigation. See "The Offer and the Proposed Merger--Certain Litigation". For example, if not redeemed, the Pacific Scientific Rights will prevent the consummation of the Proposed Combination and the Pacific Scientific Board has not manifested any intention of redeeming the Rights or rendering them inapplicable to the Offer and the Proposed Merger.

    The Pacific Scientific Board is maintaining barriers that prevent the Pacific Scientific Shareholders from enjoying the benefits of the Proposed Combination. By removing the Pacific Scientific Board, Kollmorgen believes the Pacific Scientific Shareholders will be able to overcome these barriers and make their own decisions regarding the future of Pacific Scientific.

WHY YOU SHOULD VOTE FOR THE ELECTION PROPOSAL

    Kollmorgen expects that the Kollmorgen Nominees, if they are elected and subject to their fiduciary duties under applicable law, will give all Pacific Scientific Shareholders the opportunity to receive the consideration for the Pacific Scientific Common Shares contemplated by the Offer and the Proposed Merger and to take all necessary actions, subject to their fiduciary duties, to undertake the Offer and the Proposed Merger.

    Upon their election, the Kollmorgen Nominees are expected, subject to their fiduciary duties: (i) to redeem the Rights or amend the Pacific Scientific Rights Plan to make the Rights inapplicable to the Offer and the Proposed Merger, which would have the effect of satisfying the Rights Condition; and (ii) to approve the Offer and the Proposed Merger (if necessary) for purposes of Article Fifth or to invalidate or otherwise satisfy Article Fifth with respect to the Offer and the Proposed Merger. Accordingly, election of the Kollmorgen Nominees is expected to expedite the consummation of the Offer and the Proposed Merger. For a discussion of such conditions, see "The Offer and the Proposed Merger--Terms of the Offer and the Proposed Merger--Rights Condition" and "--Article Fifth Condition".

THE KOLLMORGEN NOMINEES

    Kollmorgen is proposing that the Pacific Scientific Shareholders elect the six Kollmorgen Nominees to the Pacific Scientific Board at the Special Meeting. The Kollmorgen Nominees are being nominated to be elected to fill the vacancies caused by the removal of the current directors of Pacific Scientific at the Special Meeting (or any director named to fill any vacancy created by the death, retirement, resignation or removal of any of such directors). Under the CGCL and
Article 3 of the Pacific Scientific Bylaws, the election of directors requires the approval of a majority of the votes entitled to be cast by the holders of all Pacific Scientific Common Stock, voting together as a single class, that are present or represented at the Special Meeting, unless any shareholder announces his intention to cumulate votes. If Pacific Scientific Shareholders are entitled to cumulate votes, then the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. See "The Special Meeting--Cumulative Voting." If any Kollmorgen Nominee, for any reason currently unknown, cannot be a candidate for election, proxies will be voted for the election of a substitute recommended by Kollmorgen.

    Biographical summaries and ages of individuals nominated by Kollmorgen for election as director appear below. All of the Kollmorgen Nominees are U.S. citizens and none own any shares of Pacific Scientific Common Stock.

    MICHAEL BERTHELOT, 47
    150 Allen Road
    Liberty Corner, New Jersey 07938

    Mr. Berthelot has been a director of TransTechnology Corporation since January 1991. In September 1991, he became Vice Chairman of TransTechnology Corporation's Board of Directors and on January 1, 1992, he became acting President and Chief Executive Officer. From October 1992 to July 1995, Mr. Berthelot was TransTechnology Corporation's Chairman of the Board of Directors, President and Chief Executive Officer. Since July 1995, he continues to serve as Chairman and Chief Executive Officer. Since September 1981, Mr. Berthelot has been Chief Executive Officer of Canterbury Holdings Corporation, a private investment company, and, from 1989 to 1992, he was a partner in the certified public accounting/management consulting firm of Barnes, Wending, Cook & O'Conner, Inc.

    STUART L. KLEIN, 41
    Suite #204
    P.O. Box 1420
    Los Altos, California 94023

    Mr. Klein has been a private equity investor in early-stage companies since March of 1991 with his firm Stuart L. Klein Investments. Mr. Klein was a co-founder of SuperMac Technology, Inc. and has served in various executive positions at SuperMac Technology, Inc. including Vice President of Software Products (from March of 1987 to March of 1991) and Chief Operating Officer (from June of 1986 to March of 1987). Prior to that, from April of 1984 to June of 1986, Mr. Klein was a business attorney at the law firm of Cooley Godward Castro Huddleson & Tatum. Mr. Klein is also a director of Market Inc. and The Tzabaco Group.

    DAVID NIERENBERG, 44
    19605 N.E. 8th Street
    Camas, Washington 98607

    Mr. Nierenberg is the President of Nierenberg Investment Management Company which manages a private investment partnership called The D3 Family Fund, L.P. Mr. Nierenberg has served as the President of Nierenberg Investment Management Company since 1996. From November of 1986 to December of 1995, he was a General Partner at Trinity Ventures, Ltd, and from 1985 to 1986, he was Senior Vice President of General Electric Venture Capital Corp. Prior to that, he was a partner with Bain & Company. Mr. Nierenberg is also a director of Puri-Ponics, HealthPlan Services, Natus Medical, Qestrel Claims, Southwest Washington Medical Center, and Crown Point Publishing.

    WILLIAM J. RECKER, 55
    2070 Westover Road
    Chicapee, Massachusetts 01022

    Mr. Recker has been a Managing Director, President and Chief Executive Officer of Gretag AG, since June of 1990. Gretag AG is an independent manufacturer of a broad line of photofinishing equipment. From February of 1989 to June of 1990, he served as Chairman, President and Chief Executive Officer of Mettler/Ciba-Geigy. Mr. Recker also founded a consulting company, Science Group International and served as its President and Chief Executive Officer from January 1988 to February 1989. Prior to that, from 1968 to 1987, he served in various capacities for Fisher Scientific Company.

    MARK A. SNIDER, 40
    130 Boston Post Road
    Sudbury, Massachusetts 01776

    Mr. Snider has been President of Stanmar Inc, since 1994. From 1987 to 1994 he served as Vice-President of Stanmar.

    ANDRE WEISS, 45
    900 3rd Avenue
    New York, New York 10022

    Mr. Weiss has been a Partner at the law firm of Schulte Roth & Zabel LLP since 1988. He also serves as the Secretary of Toys "R" Us, Inc.

    Pursuant to a letter agreement, entered into between Kollmorgen and each Kollmorgen Nominee (the "Nominee Agreement"), as compensation for their agreement to be named as a nominee by Kollmorgen to serve as a director of Pacific Scientific, each Kollmorgen Nominee received from Kollmorgen a one-time fee of $10,000, which became payable when they agreed to be nominated. The Kollmorgen Nominees will also receive reimbursement of all reasonable out-of-pocket expenses incurred in connection with their services as Kollmorgen Nominees. Additionally, Kollmorgen has agreed to indemnify and hold harmless all of the Kollmorgen Nominees against any costs, expenses and other liabilities arising out of or relating to being named a Kollmorgen Nominee.

    Under the terms of the Nominee Agreement, if the Kollmorgen Nominees are elected to the Pacific Scientific Board, they will have no obligation to Kollmorgen or Purchaser in any capacity, other than duties owed generally to shareholders of Pacific Scientific.

    According to Pacific Scientific's public filings, if elected as a Director of Pacific Scientific, each Kollmorgen Nominee would receive an annual retainer of $25,000 with no other meeting fees or additional retainer payable. Each Kollmorgen Nominee, if elected, would be indemnified by Pacific Scientific for service as a director of Pacific Scientific to the extent indemnification is provided to directors of Pacific Scientific under the Pacific Scientific Charter and the Pacific Scientific Bylaws. In addition, Kollmorgen and Purchaser believe that, upon election, the Kollmorgen Nominees would be covered by Pacific Scientific's officer and director liability insurance.

    In accordance with applicable regulations of the Commission, the proxy card delivered with this Proxy Statement will provide each Pacific Scientific Shareholder with the opportunity to designate the names of any of the Kollmorgen Nominees whom he or she does not desire to elect to the Pacific Scientific Board. Notwithstanding the foregoing, KOLLMORGEN URGES STOCKHOLDERS TO VOTE FOR ALL OF THE KOLLMORGEN NOMINEES ON THE WHITE PROXY CARD DELIVERED TOGETHER WITH THIS PROXY STATEMENT. The persons named as proxies in the proxy card delivered together with this Proxy Statement (the "Proxies") will vote, in their discretion, for each or any of the Kollmorgen Nominees who is nominated for election and for whom authority has not been withheld. In the event that cumulative voting is in effect, the Proxies intend to vote in such a way so as to elect the maximum possible number of the Kollmorgen Nominees as directors of Pacific Scientific.

    If elected at the Special Meeting, it is not expected that the Kollmorgen Nominees will actively solicit additional offers for Pacific Scientific. If, following the Special Meeting, a third party were to make a proposal to acquire Pacific Scientific, the interests of Kollmorgen and those of the other shareholders of Pacific Scientific might differ. In any such case, it is expected that the Kollmorgen Nominees would comply fully with their obligations owed to Pacific Scientific and its shareholders under California law. Other than complying with such obligations, Kollmorgen has no knowledge of any plans of the Kollmorgen Nominees as to the specific steps they would take in connection with any proposal made by a third party, including whether they would appoint an independent financial advisor, retain independent legal counsel or provide such third party with access to Pacific Scientific's books and records (whether pursuant to a confidentiality agreement or otherwise).

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

    The Special Meeting of Pacific Scientific Shareholders will be held on Friday, February 13, 1998. Details regarding the time and place of the Special Meeting will be sent to Pacific Scientific Shareholders of record on the Record Date in a notice of meeting (the "Notice of Meeting"). Under the Pacific Scientific Bylaws, Pacific Scientific is entitled to give the Notice of Meeting to the shareholders, thereby selecting the time and place of the meeting. However, if by January 28, 1998 (the date which is 20 days after the Secretary of Pacific Scientific received the request to call the Special Meeting), Pacific Scientific has not given notice of the Special Meeting, then Kollmorgen is entitled to give the Notice of Meeting and currently intends to give such Notice of Meeting.

SHARES OUTSTANDING

    According to Pacific Scientific's Preliminary Revocation Solicitation Statement on Schedule 14A filed with the Commission on December 22, 1997, as of December 15, 1997 there were 12,428,757 shares of Pacific Scientific Common Stock issued and outstanding. There are no other classes of voting securities outstanding.

RECORD DATE

    The Pacific Scientific Board has set January 20, 1998 as the Record Date for determining the Pacific Scientific Shareholders entitled to notice of, and to vote at, the Special Meeting. Pacific Scientific Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Special Meeting for each Pacific Scientific Common Share held on the Record Date.

QUORUM AND VOTING REQUIREMENTS

    A majority of the shares of Pacific Scientific Common Stock entitled to vote on the Record Date must be present in person or by proxy at the Special Meeting in order for a quorum to be present for the purposes of transacting business. In the event that a quorum is not present at the Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

    Holders of record of Pacific Scientific Common Stock on the Record Date are each entitled to one vote per share on the matters to be considered at the Special Meeting. When a quorum is present, both the Bylaw Repeal Proposal and the Removal Proposal require the affirmative vote of a majority of the outstanding shares entitled to vote. However, only the affirmative vote of the majority of the shares of Pacific Scientific Common Stock voting at the Special Meeting, in person or by proxy, is required to elect the Kollmorgen Nominees, except as provided under "Cumulative Voting" below.

CUMULATIVE VOTING

    In connection with the election of the Kollmorgen Nominees, both the CGCL and the Pacific Scientific Bylaws provide that no shareholder shall be entitled to cumulate votes (i.e., cast for any one candidate a number of votes greater than the number of such shareholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of voting, and at least one shareholder has given notice of an intention to cumulate votes prior to the commencement of voting. If any shareholder has given such notice, then each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or the shareholder may distribute his votes on the same principle among as many candidates as may be desired. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. If cumulative voting is in effect for the election of the Kollmorgen Nominees, the persons named in the accompanying proxy will vote the shares covered by proxies received by them among the candidates named herein as they shall determine unless a contrary direction is made on such proxies.

VOTING BY PROXY

    For voting purposes at the Special Meeting, only shares affirmatively voted in favor of the Proposals (including properly executed proxies not containing voting instructions--see below) will be counted as favorable votes. The failure to submit a proxy (or to vote in person) or a vote of abstention will count as a vote against approving the Bylaw Repeal Proposal and the Removal Proposal. However, the failure to submit a proxy (or to vote in person) or a vote of abstention will not count as a vote against approving the Election Proposal. In addition, under the applicable rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares in the absence of specific instructions from such customers ("Broker Non-Votes"). However, Broker Non-Votes will not count as votes against approving the Proposals.

    Shares of stock represented by a proxy card that is returned properly signed will be voted in accordance with the instructions indicated on that proxy card. If a proxy card is signed and returned without instructions, the shares will be voted (1) "FOR" the approval of the Bylaw Repeal Proposal; (2) "FOR" the removal of the current Pacific Scientific Board; and (3) "FOR" the election of each Kollmorgen Nominee.

REVOCABILITY OF PROXIES

    Shareholders of Pacific Scientific may revoke their proxies at any time prior to its exercise (i) by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy), (ii) by submitting a duly executed revocation of proxy or (iii) by delivering a duly executed form of proxy bearing a later date. The revocation should be delivered to Kollmorgen in care of Georgeson at the address set forth on the back cover of this Proxy Statement.

    ALTHOUGH A REVOCATION IS EFFECTIVE IF DELIVERED DIRECTLY TO PACIFIC SCIENTIFIC, KOLLMORGEN REQUESTS THAT EITHER THE ORIGINAL OR PHOTOSTATIC COPIES OF ALL REVOCATIONS BE MAILED OR FAXED TO KOLLMORGEN IN CARE OF GEORGESON AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER OF THIS PROXY STATEMENT.

SOLICITATION OF PROXIES

    Kollmorgen will bear the cost of the solicitation of proxies from its shareholders and the cost of printing this Proxy Statement. Solicitations may be made by certain directors, officers and employees of Kollmorgen, none of whom will receive additional compensation for the Proxy Solicitation. In addition to solicitation by mail, the directors, officers and employees of Kollmorgen and its subsidiaries may solicit proxies from Pacific Scientific Shareholders by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation materials to the beneficial owners of stock held of record by such persons, and Kollmorgen will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    Kollmorgen has retained Georgeson for solicitation and advisory services in connection with the Proxy Solicitation, the Consent Solicitation and the Offer, for which Georgeson will receive a fee of $100,000 plus a fee of $6.00 for each call made to a shareholder together with reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Georgeson will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. Kollmorgen has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all materials related to the Proxy Solicitation to the beneficial owners of the Pacific Scientific Common Shares they hold of record. Kollmorgen will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Georgeson will employ approximately 50 persons to solicit the Pacific Scientific Shareholders for their written consents. Georgeson is also acting as Information Agent in connection with the Offer, for which Georgeson will be paid customary compensation in addition to reimbursement of reasonable out-of-pocket expenses.

    Salomon Smith Barney is acting as Dealer Manager for the Offer and as financial advisor to Kollmorgen in connection with the Proposed Combination. As compensation for its services, Salomon Smith Barney will receive fees of (i) $350,000 payable by Kollmorgen following an agreement to effect the Proposed Combination or similar transaction or a public announcement regarding the Proposed Combination or similar transaction and (ii) $2,700,000 payable by Kollmorgen upon consummation of the Proposed Combination or similar transaction. In addition, Salomon Smith Barney is entitled to reimbursement for the fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses, as well as indemnification from certain liabilities. Kollmorgen has also given Salomon Smith Barney various rights of first refusal respecting certain related financial transactions as well as the right to 10% of certain proceeds received by Kollmorgen from the sale of Pacific Scientific stock in the event the Proposed Combination is not consummated. In addition, Salomon Smith Barney and its affiliate SBHCI have entered into a commitment letter regarding the financing of the Offer. See "Sources of Funds".

                                 THE COMPANIES

KOLLMORGEN

    Kollmorgen believes it is one of the major worldwide manufacturers of high performance electronic motion control components and systems. Kollmorgen's products include brushless, permanent magnet motors and associated electronic servo amplifiers and controllers. Kollmorgen also manufacturers integrated electromechanical actuators and periscopes, as well as stabilized weapons control systems for ground vehicles and naval vessels. These products and systems are manufactured by Kollmorgen in the United States, France, Germany, Israel, India, Vietnam and the People's Republic of China, and are sold around the world by Kollmorgen's separate sales and marketing organizations for each of the commercial and industrial and aerospace and defense markets.

    Kollmorgen's commercial and industrial products are sold to original equipment manufacturers of machine tools, robotics, electronic, semi-conductor and automation equipment, packaging and textile machinery, medical instruments and equipment, office automation and computer peripherals.

    Kollmorgen's aerospace and defense products include components and systems for secondary flight controls, utility actuators, airborne power conversion equipment, radar pedestals, weapons directors, periscopes and missiles. A wholly owned subsidiary of Kollmorgen, Proto-Power Corporation, provides engineering services to domestic fossil and nuclear electric companies and independent power producers.

    Kollmorgen's principal executive offices are located at 1601 Trapelo Road, Waltham, Massachusetts 02154, and its telephone number is (781) 890-5655.

PURCHASER

    Purchaser, a wholly owned subsidiary of Kollmorgen, was formed in December 1997 by Kollmorgen solely for the purpose of effecting the Offer and the Proposed Merger and has not carried on any activities other than in connection with the Offer and the Proposed Merger. Purchaser's principal executive offices are located at 1601 Trapelo Road, Waltham, Massachusetts 02154, and its telephone number is (781) 890-5655.

PACIFIC SCIENTIFIC

    According to the Pacific Scientific 1996 Form 10-K, Pacific Scientific manufactures and sells the products of two segments--electrical equipment and safety equipment. The electrical equipment segment produces: electric motors and generators and related motion control devices such as controllers and drivers; electronic instruments for particle measurement; electromechanical and electronic controls for use mainly by electric utilities, including the controls for street and highway lighting and electronic ballasts for fluorescent lights. The safety equipment segment produces: fire detection and suppression equipment; personnel safety restraints; mechanical and electromechanical flight control components; and pyrotechnics. This segment also provides service for products already delivered to customers. These products are used mainly in commercial and military aircraft and vehicles, but are also used in a variety of other commercial and industrial applications. Pacific Scientific's principal executive offices are located at 620 Newport Center Drive, Suite 700, Newport Beach, California 92660, and its telephone number is (714) 720-1714.

                           FORWARD-LOOKING STATEMENTS

    This Proxy Statement, the exhibits hereto and the information incorporated by reference herein contain forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Among other matters, the forward-looking statements include, without limitation, the information about the business, strategy, plans and objectives, operations, planned capital expenditures, management, forecasted operating results and operating statistics and potential financial condition, revenue enhancements, cost savings and accretion to earnings and pro forma financial information, with respect to the combined company, and the information concerning the Proposed Combination.

    All discussions of the operations of the combined companies include forward-looking statements. Forward-looking statements also include, without limitation, those preceded or followed by or that include the words "may", "believes", "expects", "anticipates" or the negation thereof, or similar expressions. All forward-looking statements included in this Proxy Statement and the exhibits and information incorporated by reference, are based on the information available to Kollmorgen on the date of this Proxy Statement and in the case of the information incorporated by reference on the basis of information available to Kollmorgen on the date of the documents in which such forward-looking statements are contained. Kollmorgen undertakes no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

    The forward-looking statements are subject to a number of factors that could cause actual results to differ materially from Kollmorgen's current expectation, all of which are difficult to predict accurately and many of which are beyond the control of Kollmorgen. Certain factors, in addition to other factors not listed herein or discussed in the information incorporated by reference herein, could cause the actual results to differ materially from those expressed or implied in the forward-looking statements made herein. Such factors include those discussed under "Summary--Risk Factors" as well as: materially adverse changes in U.S. and international economic conditions, in Kollmorgen's industry and in the markets served by

Kollmorgen and Pacific Scientific; lower than expected revenues from the sale of its existing products and services because of changes in product demand and market acceptance; the effect of competitive products, development of new technologies and pricing from large, multinational motion technology competitors (both current and emerging), many of which have greater financial, technical, marketing and other resources; unanticipated product development costs; moderating growth rates in commercial lines of business; lack of market acceptance of new products because of lower than expected levels of customer demand, technological difficulties in these newly introduced products, or the timeliness of these product introductions; unanticipated reduction in existing utility customers' requirements for engineering services; increased working capital needs; unexpected capital expenditure requirements; difficulty in obtaining favorable financing arrangements either due to an unfavorable institutional lending environment or the inability to obtain financing because of leverage; the inability to achieve expected synergies; fluctuations in foreign currency exchange rates; and a significant delay in the expected completion of the Proposed Merger. All subsequent written or oral forward-looking statements attributable to Kollmorgen or to persons acting on its behalf are qualified in their entirety by the preceding cautionary statements.

                       UNAUDITED PRO FORMA FINANCIAL DATA

                                   KOLLMORGEN

       PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      SEIDEL           SERVOTRONIX                  KOLLMORGEN
                                                 JANUARY 1, 1997-   JANUARY 1, 1997-                 PRO FORMA
                                    KOLLMORGEN     JUNE 9, 1997       APRIL 1, 1997     PRO FORMA    ADJUSTED
                                    HISTORICAL     HISTORICAL(A)      HISTORICAL(A)    ADJUSTMENTS  HISTORICAL
                                    -----------  -----------------  -----------------  -----------  -----------
Revenues..........................   $ 163,054       $   9,591          $     543                    $ 173,188
Cost of Revenues..................     113,590           6,622                329                      120,541
                                    -----------         ------              -----                   -----------
Gross Margin......................      49,464           2,969                214                       52,647
Operating Expenses:
  Sales, Marketing, General and
    Administrative................      32,131           1,734                 95                       33,960
  Research and Development........       7,249             334                125                        7,708
  Acquired Research and
    Development...................      11,391          --                 --           $ (11,391)(b)     --
  Amortization of Goodwill........         284          --                 --                 242(c)        526
                                    -----------         ------              -----      -----------  -----------
Operating Income (Loss)...........      (1,591)            901                 (6)         11,149       10,453
Other Income (Expense), Net.......      (2,646)            (32)                 6             816(d)     (1,856)
                                    -----------         ------              -----      -----------  -----------
Income (Loss) Before Taxes........      (4,237)            869             --              11,965        8,597
Provision for Income Taxes........      (1,978)         --                 --                (335)(e)     (3,095)
                                                                                             (782)(e)
                                    -----------         ------              -----      -----------  -----------
Net Income (Loss) from Continuing
  Operations before Investment in
  Joint Venture...................      (6,215)            869             --              10,848        5,502
Joint Venture:
  Equity in Earnings..............       1,430          --                 --              (1,430)(d)     --
Gain on Sale of Investment, Net of
  Taxes...........................      24,321          --                 --             (24,321)(d)     --
                                    -----------         ------              -----      -----------  -----------
Net Income........................   $  19,536       $     869          $               $ (14,903)   $   5,502
                                    -----------         ------              -----      -----------  -----------
                                    -----------         ------              -----      -----------  -----------
Net Income per Share--
  Fully Diluted...................   $    1.87          --                 --                        $    0.53
Weighted Average Number of Common
  Shares Outstanding..............      10,444          --                 --                           10,444

------------------------

Note: The accompanying notes are an integral part of these pro forma adjusted historical consolidated financial statements.

                                   KOLLMORGEN

       PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       KOLLMORGEN'S                                 KOLLMORGEN
                                                                          MACBETH        FRENCH                      PRO FORMA
                            KOLLMORGEN      SEIDEL       SERVOTRONIX     DIVISION      INSTRUMENT      PRO FORMA     ADJUSTED
                            HISTORICAL   HISTORICAL(A)  HISTORICAL(A)  HISTORICAL(F)    GROUP(G)      ADJUSTMENTS   HISTORICAL
                            -----------  -------------  -------------  -------------  -------------  -------------  -----------
Revenues..................   $ 230,424     $  19,179      $   2,566      $ (32,104)     $    (932)                   $ 219,133
Cost of Revenues..........     152,928        13,346          1,307        (15,819)          (848)                     150,914
                            -----------  -------------       ------    -------------       ------                   -----------
Gross Margin..............      77,496         5,833          1,259        (16,285)           (84)                      68,219
Operating Expenses:
  Sales, Marketing,
    General and
    Administrative........      51,918         4,107            365        (10,027)          (822)                      45,541
  Research and
    Development...........      12,143           822            813         (2,744)          (364)                      10,670
  Amortization of
    Goodwill..............      --            --             --             --             --                701(c)        701
                            -----------  -------------       ------    -------------       ------    -------------  -----------
Operating Income (Loss)...      13,435           904             81         (3,514)         1,102           (701)       11,307
Other Income (Expense),
  Net.....................      (4,531)         (133)           (81)           120         --              1,593(d)     (3,032)
                            -----------  -------------       ------    -------------       ------    -------------  -----------
Income (Loss) Before
  Taxes...................       8,904           771         --             (3,394)         1,102            892         8,275
Provision for Income
  Taxes...................      --            --             --             --             --               (478)(e)     (2,317)
                                                                                                          (1,839)(e)
                            -----------  -------------       ------    -------------       ------    -------------  -----------
Net Income (Loss).........       8,904           771         --             (3,394)         1,102         (1,425)        5,958
Preferred Dividends.......        (285)       --             --             --             --                             (285)
                            -----------  -------------       ------    -------------       ------    -------------  -----------
Income Available to Common
  Shareholders............   $   8,619     $     771      $  --          $  (3,394)     $   1,102      $  (1,425)    $   5,673
                            -----------  -------------       ------    -------------       ------    -------------  -----------
                            -----------  -------------       ------    -------------       ------    -------------  -----------
Net Income per Share--
  Fully Diluted...........   $    0.86        --             --             --             --             --         $    0.56
Weighted Average Number of
  Common Shares
  Outstanding.............      10,042        --             --             --             --             --            10,042

------------------------

Note: The accompanying notes are an integral part of these pro forma adjusted historical consolidated financial statements.

                                   KOLLMORGEN

              NOTES TO PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

A. PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

    On April 2, 1997, Kollmorgen acquired Servotronix, a developer and manufacturer of motion control technology that is headquartered in Israel. On June 10, 1997, Kollmorgen acquired Seidel, a developer and manufacturer of motion control technology that is headquartered in Germany. Both acquisitions were accounted for as purchases and together, resulted in an in-process research and development charge of $11,391 in 1997.

    The pro forma adjusted historical consolidated statements of operations set forth the results of operations for the nine-month period ended September 30, 1997 and the year ended December 31, 1996, as if the acquisitions by Kollmorgen of Seidel and Servotronix, and the disposal of Kollmorgen's Macbeth division had occurred at January 1, 1996.

    The pro forma adjusted historical consolidated statements of operations are intended for information purposes and are not necessarily indicative of actual results had the transactions occurred as of the dates indicated above, nor do they purport to indicate the future results of operations.

    These pro forma adjusted historical consolidated statements of operations should be read in conjunction with the financial statements and notes thereto included in Kollmorgen's Annual Report on Form 10-K for the year ended December 31, 1996, Kollmorgen's Current Report on Form 8-K filed January 31, 1997 and Kollmorgen's Form 10-Q for the nine-month period ended September 30, 1997. The pro forma adjusted historical consolidated statements of operations do not give effect to any potential cost savings and synergies that could result from the Servotronix and Seidel acquisitions.

B. PRO FORMA ADJUSTMENTS TO PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED STATEMENTS OF OPERATIONS

    (a) These columns represent the unaudited historical results of operations of Seidel and Servotronix for the period prior to Kollmorgen's acquisition. Upon acquisition, these operations became part of Kollmorgen's historical financial statements.

    (b) This adjustment eliminates the charge for acquired in-process research and development costs recognized principally upon the acquisition of Seidel and Servotronix. Since these amounts are not continuing expenditures of Kollmorgen, they are deducted from the historical consolidated statement of operations to arrive at the Kollmorgen pro forma adjusted historical financial statements.

    (c) These adjustments reflect the goodwill amortization for the periods, assuming both acquisitions occurred at January 1, 1996. This goodwill resulting from the acquisitions of Seidel and Servotronix of $10,509 which reflects the aggregate excess purchase price over the fair value of net assets acquired and in-process research and development. Goodwill attributable to these acquisitions is being amortized over 15 years. For purposes of allocating the acquisition costs among the various assets acquired, the carrying value of the acquired assets approximated their fair value, with all the excess of such acquisition costs being attributed to in-process acquired research and development and goodwill. It is Kollmorgen's intention to continue to evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change. All material intercorporate transactions were eliminated.

                                   KOLLMORGEN

              NOTES TO PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

B. PRO FORMA ADJUSTMENTS TO PRO FORMA ADJUSTED HISTORICAL CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

    (d) Effective December 31, 1996, Kollmorgen contributed its Macbeth business to a joint venture for a 48% interest. The investment was accounted for under the equity method. In the second quarter of 1997, Kollmorgen sold its interest in the joint venture for a gain of $24,321, which has been eliminated as a pro forma adjustment. The $1,430 adjustment represents the elimination of Kollmorgen's proportionate earnings of the joint venture from the beginning of the period through the time of the sale. Kollmorgen used a portion of the proceeds from the sale of its interest in the joint venture to repay the outstanding balance of the $25 million term loan. Accordingly, interest expense related to this debt of $816 and $1,593, has been excluded from these pro forma statements of operations for the nine months ended September 30, 1997 and the nine months ended December 31, 1996, respectively.

    (e) These adjustments represent (i) the estimated income tax effect of the pro forma adjustments at the blended statutory rates of 36% and 28% for 1997 and 1996, respectively, and (ii) an increase in income tax provision that would have resulted from the full utilization of net operating loss carryforwards had the gain on sale of investment in Macbeth occurred at January 1, 1996.

    (f) This column represents the historical results of operations of Macbeth for the period prior to December 31, 1996, the effective date of Kollmorgen's contribution of that business to a joint venture at which point those operations were accounted for on the equity method of Kollmorgen's historical financial statements.

    (g) In March 1996, Kollmorgen sold a portion of its instrumentation business located in France for its book value. This column represents the elimination of the results of this business for 1996.

                                   KOLLMORGEN

       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    KOLLMORGEN
                                                    PRO FORMA        PACIFIC
                                                     ADJUSTED      SCIENTIFIC       PRO FORMA
                                                    HISTORICAL     HISTORICAL(A)   ADJUSTMENTS        PRO FORMA
                                                    ----------     -----------     -----------        ---------
Revenues..........................................   $173,188        $227,744                         $400,932
Cost of Revenues..................................    120,541         154,428                          274,969
                                                    ----------     -----------                        ---------
Gross Margin......................................     52,647          73,316                          125,963
Operating Expenses:
  Sales, Marketing, General and Administrative....     33,960          47,397                           81,357
  Research and Development........................      7,708           9,880                           17,588
  Amortization of Goodwill........................        526          --            $   8,537(b)        9,063
                                                    ----------     -----------     -----------        ---------
Operating Income..................................     10,453          16,039           (8,537)         17,955
Other Income (Expense), Net.......................     (1,856)         (1,630)          (8,838)(c)     (12,967)
                                                                                          (643)(c)
                                                    ----------     -----------     -----------        ---------
Income Before Taxes...............................      8,597          14,409          (18,018)          4,988
Provision for Income Taxes........................     (3,095)         (5,384)           3,792(d)       (4,686)
                                                    ----------     -----------     -----------        ---------
Net Income from Continuing Operations.............   $  5,502        $  9,025        $ (14,226)       $    302
                                                    ----------     -----------     -----------        ---------
                                                    ----------     -----------     -----------        ---------
Net Income per Share from Continuing Operations --
  Fully Diluted...................................   $   0.53        $   0.73                         $   0.02
Weighted Average Number of Common Shares
  Outstanding.....................................     10,444          12,443          (12,443)(e)      18,226
                                                                                         7,782(e)

------------------------

Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                                   KOLLMORGEN

       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    KOLLMORGEN
                                                    PRO FORMA        PACIFIC
                                                     ADJUSTED      SCIENTIFIC       PRO FORMA
                                                    HISTORICAL     HISTORICAL(F)   ADJUSTMENTS        PRO FORMA
                                                    ----------     -----------     -----------        ---------
Revenues..........................................   $219,133        $294,779                         $513,912
Cost of Revenues..................................    150,914         203,074                          353,988
                                                    ----------     -----------                        ---------
Gross Margin......................................     68,219          91,705                          159,924
Operating Expenses:
  Sales, Marketing, General and Administrative....     45,541          63,569                          109,110
  Research and Development........................     10,670          15,974                           26,644
  Cost of Solium Restructuring and Other..........     --               7,500                            7,500
  Amortization of Goodwill........................        701          --              11,383(b)        12,084
                                                    ----------     -----------     -----------        ---------
Operating Income..................................     11,307           4,662         (11,383)           4,586
Other Income (Expense), Net.......................     (3,032)         (4,362)        (11,785)(c)      (20,036)
                                                                                         (857)(c)
                                                    ----------     -----------     -----------        ---------
Income (Loss) Before Taxes........................      8,275             300         (24,025)         (15,450)
Benefit (Provision) for Income Taxes..............     (2,317)           (131)          5,057(d)         2,609
                                                    ----------     -----------     -----------        ---------
Net Income (Loss).................................      5,958             169         (18,968)         (12,841)
Preferred Dividends...............................       (285)         --              --                 (285)
                                                    ----------     -----------     -----------
Income Available to Common Shareholders...........   $  5,673        $    169         (18,968)         (13,126)
                                                    ----------     -----------     -----------        ---------
                                                    ----------     -----------     -----------        ---------
Net Income (Loss) per Share -- Fully Diluted......   $   0.56        $   0.01                         $  (0.74)
Weighted Average Number of Common Shares
  Outstanding.....................................     10,042          12,457         (12,457)(e)       17,824
                                                                                        7,782(e)

------------------------

Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                                   KOLLMORGEN

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     PACIFIC        PRO FORMA
                                                    KOLLMORGEN     SCIENTIFIC      ADJUSTMENTS        PRO FORMA
                                                    ----------     -----------     -----------        ----------
ASSETS
Current Assets:
  Cash and Cash Equivalents.......................   $ 17,881        $  3,174                          $ 21,055
  Accounts Receivable, Net........................     41,367          51,078                            92,445
  Inventories.....................................     25,486          54,611                            80,097
  Deferred Income Taxes...........................     --               9,986                             9,986
  Other Current Assets............................      6,385           6,946                            13,331
                                                    ----------     -----------                        ----------
  Total Current Assets............................     91,119         125,795                           216,914
Property and Equipment, Net.......................     26,006          49,411                            75,417
Note Receivable...................................     --               8,700                             8,700
Investment in Joint Venture.......................     14,483          --                                14,483
Other Assets, Net.................................     10,536          36,894        $  6,000(c)         53,430
Goodwill, Net.....................................     --              --             170,744(g)        170,744
                                                    ----------     -----------     -----------        ----------
Total Assets......................................   $142,144        $220,800        $176,744          $539,688
                                                    ----------     -----------     -----------        ----------
                                                    ----------     -----------     -----------        ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable and Accrued Liabilities........   $ 49,759        $ 22,874                          $ 72,633
  Other Current Liabilities.......................     13,153          13,908                            27,061
  Reserve for Discontinued Solium Operation.......     --               4,593                             4,593
                                                    ----------     -----------                        ----------
  Total Current Liabilities.......................     62,912          41,375                           104,287
Long-Term Obligations.............................     37,249          76,560        $147,309(c)        261,118
Minority Interest.................................         72          --              --                    72
                                                    ----------     -----------     -----------        ----------
Total Liabilities.................................    100,233         117,935         147,309           365,477
Shareholders' Equity..............................     41,911         102,865         132,300(h)        174,211
                                                                                     (102,865)(h)
                                                    ----------     -----------     -----------        ----------
Total Liabilities and Shareholders' Equity........   $142,144        $220,800        $176,744          $539,688
                                                    ----------     -----------     -----------        ----------
                                                    ----------     -----------     -----------        ----------

------------------------

Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                                   KOLLMORGEN
               NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

A. PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

    The pro forma combined condensed consolidated financial statements are prepared assuming that Kollmorgen has merged with Pacific Scientific, a manufacturer of high-performance rotating electrical equipment, including motors, generators and alternators, in exchange for approximately 7,782,000 shares of common stock of Kollmorgen and cash and other costs of approximately $147,309 with a total estimated purchase price of approximately $279,609. The shares of Kollmorgen common stock are assumed to be issued at a value of $17.00 per share, which reflects the closing price of the Pacific Scientific Common Stock as of January 13, 1998. The ultimate number of shares issued to acquire Pacific Scientific will be in the range of approximately 7,007,880 to 8,569,043 shares, dependent upon the 20-day average closing price of Kollmorgen Common Stock five days prior to closing. Kollmorgen has ascribed no value to Pacific Scientific's preferred stock purchase rights which will be acquired in the Proposed Combination. A change in the number of shares issued upon final consummation of the proposed transaction from the amounts assumed above would effect the pro forma net income per share for the periods presented. The transaction will be accounted for as a purchase.

    The pro forma combined condensed consolidated balance sheet includes the financial statements of Kollmorgen and Pacific Scientific at September 30, 1997, as if the Proposed Combination had occurred on that date.

    The pro forma combined condensed consolidated statements of operations set forth the results of operations for the nine-month period ended September 30, 1997 and the year ended December 31, 1996, as if the Proposed Combination had occurred at January 1, 1996.

    The pro forma combined condensed consolidated financial statements are intended for information purposes and are not necessarily indicative of actual results had the Proposed Combination occurred as of the dates indicated above, nor do they purport to indicate the future consolidated financial position or future results of operations of the combined entity. Pacific Scientific's historical financial data was derived from Pacific Scientific's Annual Report on Form 10-K for the year ended December 27, 1996, and Pacific Scientific's Form 10-Q for the nine-month period ended September 26, 1997. For Kollmorgen's pro forma adjusted historical financial data, see "Pro Forma Adjusted Historical Consolidated Statement of Operations" for the nine months ended September 30, 1997 and the year ended December 31, 1996 presented elsewhere herein. These combined condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in Kollmorgen's Annual Report on Form 10-K for the year ended December 31, 1996, Kollmorgen's Form 10-Q for the nine-month period ended September 30, 1997, Pacific Scientific's Annual Report on Form 10-K for the year ended December 27, 1997 and Pacific Scientific's Form 10-Q for the nine-month period ended September 26, 1997.

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED
 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    (a) Pacific Scientific's statement of operations as presented on Form 10-Q for the nine months ended September 26, 1997, reflects a Loss from Discontinued Operations of $13,563, Net Loss of $4,358, Loss per share on Discontinued Operations of $1.09 and Net Loss per share of $0.36. This pro forma statement reflects only results from continuing operations.

                                   KOLLMORGEN
               NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)
          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA) (CONTINUED)

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED
 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
    (b) These pro forma adjustments reflect the amortization of goodwill assumed to be generated in the Proposed Combination over the estimated useful life of fifteen years on a straight-line basis. The ultimate allocation of the purchase price to the net assets acquired, goodwill, other intangible assets, liabilities assumed and incomplete technology is subject to final determination of their respective fair values. A determination of the fair value of incomplete technology, if any, is subject to a detailed analysis of the tangible and intangible assets related to in-process research and development on new products of Pacific Scientific. The value assigned to in-process research and development could result in a material charge to operations at consummation of the transaction and a corresponding reduction in the amounts to be amortized. There were no intercorporate transactions that required elimination.

    (c) The pro forma combined condensed consolidated balance sheet reflects Kollmorgen's securing a credit facility consisting of a $175,000 term loan and a $125,000 revolving credit facility (the "Loan") as if the issuance occurred on September 30, 1997. The Loan is payable over seven years. The Loan accrues interest at a rate of LIBOR plus 2%. At the date of the Proposed Combination, this interest rate is estimated to be 8%. The pro forma combined condensed consolidated statements of operations include the interest expense associated with the Loan as if the issuance occurred at January 1, 1996 of $8,838 and $11,785 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Under applicable pro forma rules, interest income associated with the proceeds from the Loan, which may partially offset the interest expense, is not included in the pro forma statements of operations. Estimated debt issuance costs of $6,000 for credit facility commitment fees have been included in other long-term assets and are being amortized over the term of the Loan. Amortization of debt issuance costs on the Loan for the nine months ended September 30, 1997 and the year ended December 31, 1996 are estimated to be $643 and $857, respectively.

    (d) This adjustment represents the estimated income tax effect of the pro forma adjustments using a combined U.S. federal and state statutory rate of 40% for both 1996 and the first nine months in 1997.

    (e) The pro forma adjustments reflect the exchange of Pacific Scientific's weighted average number of common shares outstanding of 12,443,000 and 12,457,000, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and the issuance of shares of Kollmorgen Common Stock to be exchanged in the transaction of 7,782,000 assuming an exchange ratio of 1.2 shares of Kollmorgen Common Stock for one share of Pacific Scientific Common Stock for those shares outstanding as of September 26, 1997 not exchanged for cash.

    (f) The Pacific Scientific historical financial statements for 1996 included in these pro forma combined condensed consolidated financial statements include the results of operations of Pacific Scientific's Solium business, which was discontinued in 1997. Had the pro forma financial statements been adjusted to exclude the Solium business, net sales would have decreased by $2,416, and pre-tax income would have increased by $14,541.

    (g) The pro forma adjustment reflects the excess purchase price over the fair value of net assets assumed to be acquired of $170,744. Estimated transaction related costs of $9,000 for investment banker fees, accounting and legal fees, and other various deal costs have been included in the determination of

                                   KOLLMORGEN
               NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)
          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA) (CONTINUED)

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED
 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) goodwill. For purposes of these pro forma financial statements, the fair value of the assets acquired is estimated to be equivalent to the historical financial statement balance as of the date of acquisition. The ultimate allocation of the purchase price to the net assets acquired, goodwill, other intangible assets, liabilities assumed and a charge for incomplete technology is subject to final determination of their respective fair values.

    (h) The pro forma combined condensed consolidated balance sheet reflects an increase for the value of 7,782 common shares at $17.00 per share assumed to be issued by Kollmorgen in the Proposed Merger to Pacific Scientific Shareholders of $132,300, and an elimination of the net equity of Pacific Scientific of $102,865.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion, subject to the limitations set forth herein, describes the material federal income tax consequences of the Offer and the Proposed Merger to holders of Pacific Scientific Common Shares who hold Pacific Scientific Common Shares as capital assets and exchange Pacific Scientific Common Shares for cash and/or shares of Kollmorgen Common Stock pursuant to the Offer and the Proposed Merger and represents the opinion of Shearman & Sterling, special tax counsel to Kollmorgen. The tax consequences to a specific shareholder may vary depending upon such shareholder's particular tax situation, and the discussion set forth below may not apply to certain categories of holders of Pacific Scientific Common Shares subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), such as foreign shareholders, securities dealers, broker-dealers, insurance companies, financial institutions, tax-exempt entities and shareholders who acquired such Pacific Scientific Common Shares pursuant to an exercise of an employee stock option or otherwise as compensation or who hold restricted stock. The discussion is based on the Code as in effect on the date of this Proxy Statement, as well as regulations promulgated thereunder, existing administrative interpretations and court decisions currently in effect, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations and does not address state, local or foreign tax laws. Since the Offer is conditioned upon, among other events, the Rights having been redeemed or invalidated or being otherwise inapplicable to the Offer and the Proposed Merger, this tax discussion assumes the satisfaction of such condition and thus no allocation of consideration to the Rights or the rights certificates. No ruling will be requested from the Internal Revenue Service (the "IRS") regarding the tax consequences of the Offer and the Proposed Merger and, thus, there can be no assurance that the IRS will agree with the discussion set forth below.

    The exchange of Pacific Scientific Common Shares for cash and/or shares of Kollmorgen Common Stock pursuant to the Offer and the Proposed Merger should, if consummated as currently anticipated, be treated as a single integrated transaction for federal income tax purposes. Although it cannot be determined at this time, if the Offer and the Proposed Merger are so treated, and assuming certain other requirements are satisfied, the Offer and the Proposed Merger, taken together, will be treated for federal income tax purposes as an exchange pursuant to a plan of "reorganization" within the meaning of Section 368(a)(1)(A) of the Code. In such event, the exchange of Pacific Scientific Common Shares for Kollmorgen Common Stock in the Proposed Merger would qualify for nonrecognition treatment as part of a reorganization. Treatment of the Offer and the Proposed Merger as a "reorganization" requires, among other things, that not more than 60% of the consideration received by shareholders of Pacific Scientific in exchange for Pacific Scientific Common Shares consists of cash (including cash received in lieu of fractional shares of Kollmorgen Common Stock and cash received in respect of dissenters' rights, if any, in the Proposed Merger), that the Proposed Merger, if consummated, qualifies as a merger under applicable state corporation laws and that the shareholder continuity of interest tax requirement is satisfied.

    If the Proposed Merger does not qualify as a reorganization, the exchange of Pacific Scientific Common Shares for Kollmorgen Common Stock would be a taxable exchange. There can be no assurance that the requirements for reorganization treatment will be satisfied and neither Kollmorgen nor Purchaser is obligated to undertake to qualify the Offer and the Proposed Merger as a reorganization. Further, if as matters develop reorganization treatment is not certain, Kollmorgen may change the form of effecting the Proposed Merger to ensure that the Proposed Merger will not be taxable to Pacific Scientific. In the event of such a change, however, the exchange of Pacific Scientific Common Shares for Kollmorgen Common Stock in the Proposed Merger will be taxable to exchanging Pacific Scientific Shareholders.

    SHAREHOLDERS OF PACIFIC SCIENTIFIC SHOULD CONSIDER THAT THE OFFER AND THE PROPOSED MERGER CONSIDERATION WILL BE PARTIALLY OR FULLY TAXABLE TO THEM AND ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE OFFER AND THE PROPOSED MERGER. THE EXCHANGE OF PACIFIC SCIENTIFIC COMMON SHARES FOR KOLLMORGEN COMMON STOCK IN THE PROPOSED MERGER MAY QUALIFY FOR NONRECOGNITION TREATMENT AS PART OF A

REORGANIZATION OR MAY BE A TAXABLE TRANSACTION. NEITHER KOLLMORGEN NOR PURCHASER IS OBLIGATED TO QUALIFY THE TRANSACTION AS A REORGANIZATION AND THERE IS NO ASSURANCE THAT THE REQUIREMENTS FOR REORGANIZATION TREATMENT WILL BE SATISFIED.

TAX CONSEQUENCES IF THE OFFER AND THE PROPOSED MERGER DO NOT QUALIFY AS A
  REORGANIZATION OR IF THE PROPOSED MERGER IS TREATED AS A TAXABLE TRANSACTION

    If the Proposed Merger is not consummated, or if the Proposed Merger is consummated but the Offer is treated for federal income tax purposes as a separate transaction, or if the Offer and the Proposed Merger together are determined not to qualify as a reorganization as described above, the receipt of cash pursuant to the Offer will be a taxable transaction for federal income tax purposes. In that event, each shareholder of Pacific Scientific tendering pursuant to the Offer will recognize capital gain or loss for federal income tax purposes measured by the difference between such shareholder's tax basis in such shareholder's Pacific Scientific Common Shares tendered in the Offer and the amount of cash received by such shareholder. See "Taxation of Capital Gains" below.

    If the Offer is treated as a separate transaction, the Proposed Merger may still qualify as a reorganization under Section 368(a) of the Code if certain other requirements are satisfied. In that event, a shareholder of Pacific Scientific receiving shares of Kollmorgen Common Stock and/or cash (either in lieu of fractional shares of Kollmorgen Common Stock or in respect of dissenters' rights) in the Proposed Merger would be subject to the federal income tax rules concerning reorganizations discussed below with respect to such shares of Kollmorgen Common Stock and such cash. If the Offer and the Proposed Merger (or, if treated as separate transactions, the Proposed Merger) do not qualify as a reorganization within the meaning of Section 368(a) of the Code, each exchanging shareholder of Pacific Scientific will recognize capital gain or loss for federal income tax purposes measured by the difference between such shareholder's tax basis in such shareholder's Pacific Scientific Common Shares exchanged and the amount of cash, plus the fair market value of the shares of Kollmorgen Common Stock received by such shareholder in the Proposed Merger.

TAX CONSEQUENCES IF THE OFFER AND THE PROPOSED MERGER QUALIFY AS A
  REORGANIZATION

    As discussed above, it is possible, although it cannot be determined at this time, that the Offer and the Proposed Merger, taken together, will constitute a "reorganization" within the meaning of Section 368(a) of the Code. If the Offer and the Proposed Merger (if consummated) together qualify as a reorganization, as discussed above, exchanges of Pacific Scientific Common Shares for cash and/or shares of Kollmorgen Common Stock, as the case may be, pursuant to the Offer, the Proposed Merger, or both, will have the following federal income tax consequences:

    (a) EXCHANGE OF PACIFIC SCIENTIFIC COMMON SHARES SOLELY FOR KOLLMORGEN COMMON STOCK. No gain or loss will be recognized (except in connection with any cash received in lieu of fractional shares of Kollmorgen Common Stock) by shareholders of Pacific Scientific who exchange all of their Pacific Scientific Common Shares actually owned by such shareholders solely for shares of Kollmorgen Common Stock in the Proposed Merger. Any such shareholders' adjusted basis for the shares of Kollmorgen Common Stock received pursuant to the Proposed Merger will be the same as the adjusted basis of such Pacific Scientific Common Shares surrendered in exchange therefor, and the holding period of such shares of Kollmorgen Common Stock, as the case may be, will include the period during which the Pacific Scientific Common Shares exchanged therefor were held by such shareholder.

    (b) EXCHANGE OF PACIFIC SCIENTIFIC COMMON SHARES SOLELY FOR CASH. The receipt of cash by shareholders of Pacific Scientific who, pursuant to the Offer, exchange all of their Pacific Scientific Common Shares solely for cash will, except as indicated below under "--Dividend Treatment--Constructive Ownership Rules", result in capital gain or loss to any such shareholder measured by the difference between the adjusted basis of the Pacific Scientific Common Shares surrendered and the cash received. See "--Taxation of Capital Gains" below. Since the Offer is only an offer to purchase a majority of the Pacific Scientific Common Shares, if more than a majority of such shares are tendered, the amount of cash payable to tendering shareholders pursuant to the Offer will be prorated and the portion of such tendering shareholders' shares not exchanged in the Offer would be exchanged for Kollmorgen Common Stock in the Proposed Merger. Because it is likely that more than a majority of such shares will be tendered pursuant to the Offer, it is highly unlikely that any of the tendering shareholders of Pacific Scientific will receive solely cash in exchange for all of their Pacific Scientific Common Shares.

    (c) EXCHANGE OF PACIFIC SCIENTIFIC COMMON SHARES FOR KOLLMORGEN COMMON STOCK AND CASH. No loss will be recognized (except in connection with any cash received in lieu of fractional shares of Kollmorgen Common Stock) by shareholders of Pacific Scientific who, pursuant to the Offer and the Proposed Merger, receive cash for a portion of their Pacific Scientific Common Shares and shares of Kollmorgen Common Stock for the balance of their Pacific Scientific Common Shares. Any such shareholder will realize gain equal to the excess, if any, of the cash and the aggregate fair market value of the Kollmorgen Common Stock received pursuant to the Proposed Merger over such shareholder's adjusted basis in the Pacific Scientific Common Shares exchanged therefor, but will recognize any realized gain as taxable income only to the extent of the cash received. Such recognized gain will, as a general rule (except as discussed below under "--Dividend Treatment--Constructive Ownership Rules"), constitute capital gain see "--Taxation of Capital Gains" below. Such shareholder's adjusted basis for the shares of Kollmorgen Common Stock received pursuant to the Proposed Merger will be the same as the adjusted basis of the Pacific Scientific Common Shares surrendered in exchange therefor plus the adjusted basis of the Pacific Scientific Common Shares sold pursuant to the Offer, decreased by the amount of cash received and increased by the amount of gain or dividend income recognized, and the holding period of such shares of Kollmorgen Common Stock will include the period during which the Pacific Scientific Common Shares exchanged therefor were held by such shareholder.

TAXATION OF CASH RECEIVED IN LIEU OF FRACTIONAL SHARES

    Where the only cash received by a shareholder of Pacific Scientific is received in lieu of a fractional share of Kollmorgen Common Stock, such cash will generally be treated as received in exchange for such fractional share of Kollmorgen Common Stock and not as a dividend, and gain or loss recognized as a result of the receipt of such cash will be capital gain or loss if the fractional share would have constituted a capital asset in the hands of the shareholder.

TAXATION OF CAPITAL GAINS

    Under recently enacted legislation, a noncorporate shareholder would be subject to tax at ordinary income rates if the Pacific Scientific Common Shares were held for one year or less, at a maximum rate of 28% if held for more than one year but not more than eighteen months, and at a maximum rate of 20% if held for more than 18 months.

DIVIDEND TREATMENT--CONSTRUCTIVE OWNERSHIP RULES

    As noted above, Pacific Scientific Shareholders who receive both cash (other than cash solely in lieu of fractional shares of Kollmorgen Common Stock) and shares of Kollmorgen Common Stock pursuant to the Offer and the Proposed Merger and realize gain, will, as a general rule, recognize capital gain limited to the amount of cash received in the event the transaction is treated as a reorganization. Shareholders of Pacific Scientific who receive cash pursuant to the Offer who own or are deemed to own constructively Pacific Scientific Common Shares that are exchanged for shares of Kollmorgen Common Stock in the Proposed Merger (or that already own or are deemed to own constructively Kollmorgen Common Stock before the Proposed Merger) may be subject to the rules of Section 302 of the Code for purposes of determining whether part or all of the cash received by them is to be taxed as ordinary dividend income as opposed to capital gain. A shareholder may be deemed under the constructive ownership rules of Section 318 of the Code to own Kollmorgen Common Stock or Pacific Scientific Common Shares that are owned or deemed to be owned by related individuals or entities, or that are subject to being acquired upon the exercise by such shareholder or other person of an option or conversion right.

    For purposes of determining whether cash received pursuant to the Offer and/or the Proposed Merger will be treated as capital gain or ordinary dividend income for federal income tax purposes, a shareholder of Pacific Scientific will be treated as if such shareholder first exchanged all of such shareholder's Pacific Scientific Common Shares solely for Kollmorgen Common Stock ("Deemed Kollmorgen Common Stock Ownership"), and then Kollmorgen immediately redeemed a portion of such Kollmorgen Common Stock (the "Deemed Redemption") in exchange for the cash such shareholder actually received.

    In general, the determination of whether the cash received will be treated as generating capital gain or ordinary dividend income depends upon whether and to what extent there is a reduction in the shareholder's Deemed Kollmorgen Common Stock Ownership as a result of the Deemed Redemption. A Pacific Scientific Shareholder who exchanges such Pacific Scientific Common Shares for a combination of Kollmorgen Common Stock and cash will recognize capital gain rather than ordinary dividend income if the Deemed Redemption (described in the preceding paragraph) is either (a) "substantially disproportionate" with respect to such shareholder or (b) is "not essentially equivalent to a dividend".

    SUBSTANTIALLY DISPROPORTIONATE TEST. A shareholder of Pacific Scientific will satisfy the "substantially disproportionate" test if the percentage of the outstanding stock of Kollmorgen actually and constructively owned by such shareholder immediately after the Deemed Redemption by Kollmorgen as a result of the Offer, the Proposed Merger, or otherwise, is less than 80% of the percentage of the outstanding stock of Kollmorgen that such shareholder is deemed actually and constructively to have owned immediately before the Deemed Redemption by Kollmorgen.

    NOT ESSENTIALLY EQUIVALENT TO A DIVIDEND TEST. Whether the Deemed Kollmorgen Common Stock Ownership and the Deemed Redemption are "not essentially equivalent to a dividend" with respect to a shareholder of Pacific Scientific will depend upon such shareholder's particular circumstances. In order for a payment in redemption of stock to be treated as "not essentially equivalent to a dividend", there must be a "meaningful reduction" in such Pacific Scientific Shareholder's stock ownership. In determining whether a reduction in a Pacific Scientific Shareholder's Deemed Kollmorgen Common Stock Ownership (discussed above) has occurred, the amount of the Deemed Kollmorgen Common Stock Ownership should be compared to the Kollmorgen Common Stock actually held by the Pacific Scientific Shareholder after the Proposed Merger. Even if a Pacific Scientific Shareholder does not satisfy the "substantially disproportionate" test described above, the IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" if such shareholder has even a fractional reduction in such shareholder's percentage stock ownership.

    In most circumstances, therefore, gain recognized by a shareholder of Pacific Scientific who exchanges Pacific Scientific Common Shares for a combination of Kollmorgen Common Stock and cash will not be ordinary income but will be capital gain, taxed as discussed above under "--Taxation of Capital Gains". Therefore, Kollmorgen intends to treat cash payments pursuant to the Offer and the Proposed Merger as proceeds arising from the sale or exchange of Pacific Scientific Common Shares, rather than as dividends, for federal income tax reporting purposes. Pacific Scientific Shareholders who receive cash should, however, consult their own tax advisors to determine the proper treatment of such payments (including the impact, if any, of Pacific Scientific or Kollmorgen stock owned by persons related to such Pacific Scientific Shareholders).

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
TRANSFER TAXES

    Kollmorgen may pay certain transfer taxes imposed on Pacific Scientific Shareholders in connection with the Offer and the Proposed Merger. Any such payments made on behalf of a Pacific Scientific Shareholder should result in the deemed receipt of additional consideration by such shareholder in proportion to the number of shares of Pacific Scientific Common Shares owned by such shareholder, taxable as described above with respect to cash proceeds. In such event, such shareholder should be deemed to have paid such tax on its own behalf and, therefore, such shareholder should be permitted to reduce such shareholder's gain (or increase such shareholder's loss) realized on the sale by the amount of the tax. Pacific Scientific Shareholders should consult their tax advisors about the possibility that any such taxes paid on their behalf would reduce the amount realized and/or be added to the adjusted basis of any Kollmorgen Common Stock received in the Proposed Merger.

WITHHOLDING

    Unless a Pacific Scientific Shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations promulgated thereunder, such shareholder may be subject to backup withholding at a rate of 31% with respect to any consideration received pursuant to the Offer and Proposed Merger. Pacific Scientific Shareholders should consult their brokers to ensure compliance with such procedures. Foreign shareholders should consult with their own tax advisors regarding withholding taxes.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT APPLY TO CERTAIN CATEGORIES OF HOLDERS OF PACIFIC SCIENTIFIC COMMON SHARES SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS FOREIGN HOLDERS AND HOLDERS WHOSE PACIFIC SCIENTIFIC COMMON SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION, OR WHO HOLD RESTRICTED STOCK. SHAREHOLDERS OF PACIFIC SCIENTIFIC ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE OFFER AND THE PROPOSED MERGER, INCLUDING ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE OFFER AND THE PROPOSED MERGER.

               COMPARISON OF THE RIGHTS OF HOLDERS OF KOLLMORGEN
          COMMON STOCK AND HOLDERS OF PACIFIC SCIENTIFIC COMMON STOCK

    As a consequence of the consummation of the Proposed Merger, the shareholders of Pacific Scientific, a California corporation, will become shareholders of Kollmorgen, a New York corporation. New York corporations are governed by the New York Business Corporation Law ("NYBCL"). California corporations are governed by the CGCL. Thus, the rights of former Pacific Scientific Shareholders will be governed by the NYBCL rather than the CGCL.

    Differences between the CGCL and the NYBCL and between the charters and bylaws of Pacific Scientific and Kollmorgen will result in several changes in the rights of shareholders of Pacific Scientific if the Proposed Merger is effected. Certain differences between the rights of holders of shares of Kollmorgen Common Stock and shares of Pacific Scientific Common Stock are summarized below. The following summary does not purport to be a complete statement of the rights of Pacific Scientific Shareholders under the CGCL, Pacific Scientific Charter, and the Pacific Scientific Bylaws, as compared with the rights of Kollmorgen shareholders under the NYBCL, the Certificate of Incorporation of Kollmorgen (the "Kollmorgen Charter") and the bylaws of Kollmorgen (the "Kollmorgen Bylaws") or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. The summary is qualified in its entirety by reference to the CGCL, the NYBCL and the governing corporate instruments of Kollmorgen and Pacific Scientific, to which shareholders are referred. Copies of the Kollmorgen Charter and Kollmorgen Bylaws are available for inspection at the offices of Kollmorgen and copies will be sent to the holders of Pacific Scientific Common Stock upon request. Pursuant to Sections 1500 and 213 of the CGCL, copies of the Pacific Scientific Charter and the Pacific Scientific Bylaws should be available for inspection at the principal executive offices of Pacific Scientific.

DIVIDENDS

    PACIFIC SCIENTIFIC

    Generally, a California corporation may pay dividends out of retained earnings. Dividends may also be made if, immediately after giving effect thereto, the sum of (i) the assets (excluding goodwill and certain other assets) of the corporation is at least equal to 1.25 times its liabilities (excluding certain deferred credits) and (ii) the current assets of such corporation is at least equal to its current liabilities or, if the average of the earnings of such corporation before taxes and interest expense for the two preceding fiscal years was less than the average of the interest expense of such corporation for such fiscal years, at least equal to 1.25 times its current liabilities.

    KOLLMORGEN

    Under the NYBCL, a corporation may declare and pay dividends or make other distributions on its outstanding shares, in cash, bonds or property except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the certificate of incorporation. The Kollmorgen Charter contains no such restriction. Dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

SPECIAL MEETINGS OF SHAREHOLDERS; QUORUM; SHAREHOLDER ACTION BY WRITTEN CONSENT

    PACIFIC SCIENTIFIC

    Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as may be provided in the charter or bylaws. Neither the Pacific Scientific Charter nor Pacific Scientific Bylaws permit any other person to call a special meeting.

    A quorum for a meeting of shareholders of Pacific Scientific is generally a majority of the outstanding shares of Pacific Scientific entitled to vote at such a meeting. An action by shareholders of Pacific Scientific requires a majority of votes cast at a meeting of shareholders. The CGCL provides that these quorum requirements may be increased or decreased by amendment of the charter, except that in no event shall a quorum consist of less than one-third of the shares entitled to vote.

    Under the CGCL, any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, except that the election of directors by written consent requires the unanimous consent of all shares entitled to vote unless otherwise provided in the articles of incorporation. The Pacific Scientific Charter contains no such provision.

    The Pacific Scientific Bylaws allow for written consent and provide that a director may be elected to fill a vacancy on the Pacific Scientific Board, which has not been filled by directors, by the written consent of a majority of shares entitled to vote for the election of the Pacific Scientific Board.

    KOLLMORGEN

    Pursuant to the Kollmorgen Bylaws, a special meeting of shareholders may be called at any time by the chairman of the board or the chief executive officer or by resolution of the Kollmorgen Board, and will be called by the secretary or any other officer when directed by the chairman of the board or the chief executive officer or requested in writing by shareholders representing not less than 50% of the outstanding shares of capital stock of Kollmorgen entitled to vote at such meeting. No business other than that specified in the notice of the meeting may be presented at any such special meeting, unless otherwise permitted by law.

    A quorum for a meeting of the shareholders of Kollmorgen generally is a majority of the outstanding shares of Kollmorgen entitled to vote at such meeting. An action by the shareholders of Kollmorgen generally requires a majority of the votes cast at a meeting of shareholders, except that election of directors requires only a plurality of the votes cast. The NYBCL provides that these quorum requirements may be increased by a change to the certificate of incorporation or decreased by a change to the certificate of incorporation or bylaws (which change to the bylaws may be effected by shareholders or by the board), so long as the requirement for a quorum does not fall below one-third of the shares entitled to vote.

    Under the NYBCL, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent signed by the holders of all outstanding shares entitled to vote thereon, unless the certificate of incorporation authorizes written consent of the holders of less than all outstanding shares.

CERTAIN VOTING RIGHTS

    PACIFIC SCIENTIFIC

    The CGCL generally requires approval of any reorganization (which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations) or sale of all or substantially all of the assets of a corporation, by the affirmative vote of the holders of a majority (unless the charter requires a higher percentage) of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon. The Pacific Scientific Charter does not require a higher percentage.

    In general, under the CGCL, no approval of a reorganization is required by the holders of the outstanding shares in the case of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities (other than warrants or rights) of the surviving or acquiring corporation, or the partner of either of the constituent corporations, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent.

    Under the CGCL, a parent corporation may, without shareholder approval, merge a subsidiary into itself if the parent corporation owns at least 90% of the outstanding shares of each class of stock of such subsidiary.

    KOLLMORGEN

    Under the NYBCL, subject to the provisions of the NYBCL described below under "--Certain Business Combinations and Reorganizations", the recommendation of the board of directors and the approval of two-thirds of the outstanding shares of Kollmorgen entitled to vote thereon are required to effect a merger or consolidation or to sell, lease or exchange substantially all of Kollmorgen's assets.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    PACIFIC SCIENTIFIC

    Under the CGCL, a Listed Corporation (as defined below) may, by amendment to its charter or bylaws, divide its board of directors into as many as three classes, and directors can be elected to serve staggered terms. The Pacific Scientific Charter and Pacific Scientific Bylaws contain no such provision and, accordingly, all directors are elected annually for a term of one year or until a successor is elected.

    KOLLMORGEN

    Under the NYBCL, by provision in the certificate of incorporation or bylaws, the board of directors of a corporation may be divided into as many as four classes, and directors can be elected to serve staggered terms. The Kollmorgen Bylaws provide for two classes of directors, each class to consist of not less than three nor more than four directors with each class elected every other year for a term of two years or until a successor is elected.

ELECTION OF DIRECTORS

    PACIFIC SCIENTIFIC

    Under the CGCL (unless the corporate charter provides otherwise), any shareholder of a Listed Corporation (as defined below) is entitled to cumulate his votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes and the corporation's charter does not specifically eliminate cumulative voting. A "Listed Corporation" is defined under the CGCL as a corporation with (i) securities listed on the NYSE or the American Stock Exchange or (ii) securities designated as a National Market System security on the Nasdaq National Market if the corporation has at least 800 holders of equity securities. Cumulative votes may only be cast for candidates who have been nominated before the voting. The Pacific Scientific Bylaws provide for cumulative voting in accordance with the CGCL.

    KOLLMORGEN

    The NYBCL permits a corporation, by inclusion of a provision in its certificate of incorporation, to utilize cumulative voting. The Kollmorgen Charter does not contain such a provision. Pursuant to the NYBCL, directors of Kollmorgen are elected by a plurality of the votes cast at a meeting by the holders of shares entitled to vote thereon.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

    PACIFIC SCIENTIFIC

    Under the CGCL, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors of a California corporation may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of the directors authorized at the time of the director's most recent election were then being elected. However, in the case of a corporation whose board is classified, a director may not be removed if the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same number of votes were cast.

    Under the CGCL (unless otherwise provided in the charter or bylaws and except for a vacancy created by the removal of a director), vacancies on the board of directors may be filled by approval of the board.

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
The Pacific Scientific Charter and the Pacific Scientific Bylaws contain no provisions to the contrary. In addition, any vacancy not filled by the directors and any vacancies on the board resulting from the removal of directors may be filled by the vote of the majority of shares entitled to vote.

    KOLLMORGEN

    Under the NYBCL, any or all of the directors of Kollmorgen may be removed for cause by a majority of the votes cast at a meeting by the holders of shares entitled to vote thereon. The NYBCL permits directors to be removed without cause by action of the board of directors if the certificate of incorporation or the specific provisions of a bylaw adopted by the shareholders so provides. The Kollmorgen Charter and the Kollmorgen Bylaws contain no such provisions.

    The NYBCL permits the filling of vacancies on the board of directors by approval of the board in all cases except where the vacancy was caused by the removal of a director, in which case the vacancy must be filled by vote of the shareholders. The Kollmorgen Charter and Kollmorgen Bylaws contain no provisions to the contrary.

AMENDMENT OF CHARTER AND BYLAWS

    PACIFIC SCIENTIFIC

    Under the CGCL, amendments to the charter of a corporation generally require approval by vote of directors and the holders of a majority of outstanding shares entitled to vote thereon and, where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the charter.

    Under the CGCL, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares or by the approval of the board of directors, except (i) if the number of directors is set forth in the charter, in which case such number may only be changed by an amendment to the charter, or
(ii) if the charter requires a larger percentage of shareholder or director vote to approve a given action. The Pacific Scientific Charter does not require approval by a supermajority of the shareholders or directors to approve a given action, other than the requirement that two-thirds of the outstanding shares approve certain transfers of assets representing 50% or more of the total assets of Pacific Scientific (unless the Pacific Scientific Board has unanimously approved the transaction).

    KOLLMORGEN

    Under the NYBCL, most amendments to the certificate of incorporation of a corporation require the approval of both the board of directors and the majority of the voting power of all outstanding shares of capital stock. The Kollmorgen Bylaws may be amended by the shareholders at any meeting of shareholders or by the Kollmorgen Board at any meeting of the Kollmorgen Board.

CERTAIN BUSINESS COMBINATIONS AND REORGANIZATIONS

    PACIFIC SCIENTIFIC

    The CGCL generally requires that, unless all shareholders of a class or series consent, each share of such class or series must be treated equally with respect to any distribution of cash, property, rights or securities. The CGCL also provides generally that if a corporation that is party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent party unless all of the shareholders of the class consent. Cash tender offers are not directly regulated under the CGCL.

    KOLLMORGEN

    The NYBCL contains provisions which generally would prohibit a business combination, including mergers, sales and leases of assets, issuance of securities and similar transactions, by Kollmorgen or a subsidiary with an interested shareholder (generally the beneficial owner of 20 percent or more of Kollmorgen's voting stock) within five years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by the Kollmorgen Board or (ii) the business combination is approved by the holders of a majority of the outstanding voting stock of Kollmorgen, excluding shares held by the interested shareholders, at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date.

LIMITATION ON DIRECTORS' LIABILITY

    PACIFIC SCIENTIFIC

    The CGCL provides that a corporation's charter may contain a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders. However, no such provision may eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) for any improper transaction between a director and a corporation in which the director has a material financial interest, (vii) for any unlawful distribution to the shareholders of a corporation or any unlawful loan of money and property to, or guarantee of the obligations of, any director or officer of the corporation, (viii) for any act or omission occurring prior to September 27, 1987 when Section 204 of the CGCL became effective or (ix) for the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

    The Pacific Scientific Charter provides that the liability of Pacific Scientific directors for monetary damages will be eliminated to the fullest extent permissible under the CGCL.

    KOLLMORGEN

    Under the NYBCL, a corporation may limit or eliminate the personal liability of directors to the corporation or its shareholders for damages for breach of duty in such capacity. This limitation on liability is not available for acts or omissions by a director which (i) were in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) involved financial profit or other advantage to which the director was not entitled or (iv) resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to shareholders after dissolution and particular types of loans. The Kollmorgen Charter provides for this limitation on directors' liability.

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
INDEMNIFICATION OF OFFICERS AND DIRECTORS; INSURANCE

    PACIFIC SCIENTIFIC

    Under the CGCL, (i) a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action (other than an action by or in the right of the corporation to procure a judgment in its favor) against expenses, judgments, fines and settlements if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith and in a manner that person believed to be in the best interests of the corporation and its shareholders. An agent for purposes of the CGCL includes directors, officers and employees.

    The indemnification authorized by the CGCL is not exclusive and a corporation may grant its directors certain additional rights to indemnification. The Pacific Scientific Bylaws permit Pacific Scientific to indemnify each of its agents to the maximum extent permitted by the CGCL.

    KOLLMORGEN

    The NYBCL provides that a corporation may indemnify its officers and directors who are made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer or employee of the corporation by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in, not opposed to, the best interests of the corporation. The Kollmorgen Bylaws provide for indemnification of officers and directors as permitted by this statute.

RIGHTS PLANS

    PACIFIC SCIENTIFIC

    On December 21, 1997, Pacific Scientific adopted a new shareholders rights plan (the "Pacific Scientific Rights Plan") under which one Right to purchase one one-hundredth of a share of Pacific Scientific Series B Junior Participating Preferred Stock was distributed on each outstanding share of Pacific Scientific Common Stock held of record as of December 21, 1997, and on each such share issued thereafter, at an exercise price of $75, subject to adjustment. The Rights will trade in tandem with the Pacific Scientific Common Stock. The Rights detach from the Pacific Scientific Common Stock and become exercisable on the earlier of (i) 10 days after a person (or its affiliates or associates) acquires, or obtains the right to acquire, beneficial ownership of 10% or more of the Pacific Scientific Common Stock or (ii) a minimum of 10 business days following the commencement or announcement of a tender offer that would result in such person or group having beneficial ownership of 10% or more of the Pacific Scientific Common Stock. Each Right entitles its holder to purchase, at the Right's then current exercise price, that number of units of Pacific Scientific Series B Junior Participating Preferred Stock having a value equal to twice such exercise price. In addition, if Pacific Scientific is involved in certain business combination transactions, each Right that has not previously been exercised will entitle its holder to purchase, at the Right's then current exercise price, shares of common stock of such other person or surviving company having a value of twice the Right's exercise price.

    KOLLMORGEN

    Kollmorgen has adopted a shareholder rights plan (the "Kollmorgen Rights Plan") under which one right to purchase one one-thousandth of a share of preferred stock for $50, subject to adjustment, was

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distributed on each outstanding share of Kollmorgen Common Stock held of record as of January 4, 1989, and on each such share issued thereafter (the "Kollmorgen Rights"). Under the Kollmorgen Rights Plan, certificates for Kollmorgen Common Stock represent a like number of Kollmorgen Rights to purchase Kollmorgen Series B Preferred Stock issued thereunder. The Kollmorgen Rights will be evidenced by the Kollmorgen Common Stock certificates until 10 days after a person or group acquires beneficial ownership of 20% or more of the total voting power in the election of directors or commences or announces a tender offer that would result in a person or group beneficially owning 30% or more of the Kollmorgen Common Stock. Each Kollmorgen Right entitles its holder to purchase, at the Kollmorgen Right's then current exercise price, that number of units of Kollmorgen Series B Preferred Stock having a value equal to twice such exercise price. In addition, if Kollmorgen is involved in certain business combination transactions, each Kollmorgen Right that has not previously been exercised will entitle its holder to purchase, at the Kollmorgen Right's then current exercise price, shares of common stock of such other person or surviving company having a value of twice the Kollmorgen Right's exercise price.

             DISSENTERS' RIGHTS OF PACIFIC SCIENTIFIC SHAREHOLDERS

    The following discussion is not a complete statement of the law pertaining to appraisal rights under the CGCL and is qualified in its entirety by the full text of Chapter 13 (Sections 1300-1312) of the CGCL, which is attached hereto and is incorporated herein by reference. See "Schedule III--Chapter 13 of the General Corporation Law of the State of California".

    Holders of Pacific Scientific Common Stock do not have dissenters' rights as a result of the Offer. However, in the Proposed Merger, holders of Pacific Scientific Common Stock, by complying with the provisions of Chapter 13 of the CGCL, may have certain rights to dissent and to require Pacific Scientific to purchase their Pacific Scientific Common Stock for cash at fair market value. In general, holders of Pacific Scientific Common Stock would be entitled to exercise "dissenters' rights" under the CGCL only if the holders of five percent or more of the outstanding Pacific Scientific Common Stock properly file demands for payment or if the Pacific Scientific Common Stock held by such holders are subject to any restriction on transfer imposed by Pacific Scientific or any law or regulation ("Restricted Shares"). Accordingly, any holder of Restricted Shares and, if the holders of five percent or more of the Pacific Scientific Common Stock properly file demands for payment, all other such holders who fully comply with all other applicable provisions of Chapter 13 of the CGCL, will be entitled to require Pacific Scientific to purchase their Pacific Scientific Common Stock for cash at its fair market value if the Proposed Merger is consummated. If the statutory procedures under the CGCL relating to dissenters' rights are complied with, such rights could result in a judicial determination of the fair market value of the Pacific Scientific Common Stock. The "fair market value" would be determined as of the day before the first announcement of the terms of the Proposed Merger, excluding any appreciation or depreciation in consequence of the Proposed Merger. The value so determined could be more or less than the Offer Price or the value of the Kollmorgen Common Stock to be received in the Proposed Merger. You will be advised of the procedures to be followed to exercise dissenters' rights at the time when proxies are solicited with respect to the Proposed Merger.

                SUBSEQUENT VOTES RELATING TO THE PROPOSED MERGER

    If a definitive merger agreement relating to the Proposed Merger is approved by the Pacific Scientific Board (either before or after the incumbent Pacific Scientific Board has been replaced at the Special Meeting) and the Board of Directors of Purchaser approves such merger, the approval of the Pacific Scientific Shareholders would be sought through the solicitation of proxies for use at another special meeting of Pacific Scientific Shareholders (including any adjournments or postponements thereof, the "Pacific Scientific Second Special Meeting"). In addition, pursuant to the rules promulgated by the NYSE, the shareholders of Kollmorgen must approve the issuance of Kollmorgen Common Stock to be exchanged for Pacific Scientific Common Stock in the Proposed Merger. Such vote is expected to occur prior to the Special Meeting at the Kollmorgen Special Meeting currently scheduled for January 28, 1998.

PACIFIC SCIENTIFIC SHAREHOLDER VOTE REQUIRED

    Pursuant to the CGCL and the Pacific Scientific Bylaws, a quorum at a meeting of the Pacific Scientific Shareholders will consist of a majority of the votes entitled to be cast by the holders of all Pacific Scientific Common Stock outstanding and entitled to vote.

    Pursuant to the CGCL and the Pacific Scientific Bylaws, a majority of the votes entitled to be cast by the holders of all Pacific Scientific Common Stock, voting together as a single class, that are present or represented at the shareholder meeting and entitled to vote will be necessary to approve the merger agreement relating to the Proposed Merger at the Pacific Scientific Second Special Meeting.

KOLLMORGEN SHAREHOLDER VOTE REQUIRED

    A quorum at the Kollmorgen Special Meeting will consist of a majority of the votes entitled to be cast by the holders of Kollmorgen Common Stock outstanding and entitled to vote.

    Pursuant to the rules promulgated by the NYSE, the issuance of Kollmorgen Common Stock in the Proposed Merger will require approval by the majority of the votes entitled to be cast by the holders of Kollmorgen Common Stock that are present or represented at the Kollmorgen Special Meeting and entitled to vote.

    Kollmorgen has established December 26, 1997 as the record date for the Kollmorgen Special Meeting and currently expects the Kollmorgen Special Meeting to be held on or about January 28, 1998. Accordingly the Kollmorgen vote is expected to occur prior to the Special Meeting.

    It is expected that all of the shares of Kollmorgen Common Stock (excluding shares subject to stock options) beneficially owned by directors and executive officers of Kollmorgen and their affiliates at the close of business on the record date for the Kollmorgen Special Meeting would be voted for the approval of the issuance of the shares of Kollmorgen Common Stock in the Proposed Merger.

INFORMATION CONCERNING THE SPECIAL MEETINGS

    Assuming the Pacific Scientific Board and the Kollmorgen Board approve a merger agreement with respect to the Proposed Merger, information about the Pacific Scientific Second Special Meeting (including the date and time of the Pacific Scientific Second Special Meeting, the record date therefor, voting by proxy and certain other matters) would be set forth in the subsequent proxy statement relating to the solicitation of proxies with respect to the Proposed Merger.

                              ACCOUNTING TREATMENT

    The acquisition will be accounted for as a purchase. Under this method of accounting, assets and liabilities of Pacific Scientific will be adjusted to their estimated fair values and combined with the recorded values of the assets and liabilities of Kollmorgen. Applicable income tax effects of such adjustments will be included as a component of Kollmorgen's deferred taxes. Kollmorgen has not had access to Pacific Scientific's records in order to make a determination of the fair value of its assets and liabilities. Allocation of the purchase price will be reevaluated upon completion of the acquisition and could result in significant changes to the valuations of assets (including goodwill) and liabilities.

                               REGULATORY MATTERS

    Based upon its examination of publicly available information with respect to Pacific Scientific, neither Purchaser nor Kollmorgen is aware of any license or other regulatory permit that appears to be material to the business of Pacific Scientific and its subsidiaries, taken as a whole, which might be adversely affected by the acquisition of Pacific Scientific Common Shares by Purchaser pursuant to the Offer or, except as set forth below, of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency which would be required prior to the acquisition of Pacific Scientific Common Shares by Purchaser pursuant to the Offer or consummation of the Proposed Merger. If any such material approval or other action is required, it is Purchaser's present intention to seek such approval or action. Kollmorgen and Purchaser do not currently intend, however, to delay the purchase of Pacific Scientific Common Shares tendered pursuant to the Offer pending the outcome of any such action or the receipt of any such approval (subject to Purchaser's right to decline to purchase Pacific Scientific Common Shares if any of the conditions set forth in Section 14 of the Offer to Purchase shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the business of Pacific Scientific, Purchaser or Kollmorgen or that certain parts of the businesses of Pacific Scientific, Purchaser or Kollmorgen might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken.

    ANTITRUST. Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The acquisition of Pacific Scientific Common Shares by Purchaser pursuant to the Offer are subject to such requirements.

    Pursuant to the HSR Act, on December 15, 1997, Kollmorgen filed Premerger Notification and Report Forms in connection with the purchase of Pacific Scientific Common Shares pursuant to the Offer with the Antitrust Division and the FTC. Under the provisions of the HSR Act applicable to the Offer, the purchase of Pacific Scientific Common Shares pursuant to the Offer may not be consummated until the expiration of a 15 calendar day waiting period following the applicable filings by Kollmorgen. The waiting period under the HSR Act applicable to the purchase of Pacific Scientific Common Shares pursuant to the Offer expired at 11:59 p.m., New York City time, on December 30, 1997.

    The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of Pacific Scientific Common Shares by Purchaser pursuant to the Offer. At any time before or after the purchase of Pacific Scientific Common Shares pursuant to the Offer by Purchaser, the Antitrust Division or the FTC could take such action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the purchase of Pacific Scientific Common Shares pursuant to the Offer or seeking the divestiture of Pacific Scientific Common Shares purchased by Purchaser or the divestiture of substantial assets of Kollmorgen, Pacific Scientific or their respective subsidiaries. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. Based upon an examination of information available to Kollmorgen relating to the businesses in which Kollmorgen, Pacific Scientific and their respective subsidiaries are engaged, Kollmorgen and Purchaser believe that the Offer will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if such a challenge is made, as to what the result would be.

    FOREIGN LAWS. According to publicly available information, Pacific Scientific also owns property and conducts businesses in a number of other jurisdictions. In connection with the acquisition of the Pacific Scientific Common Shares pursuant to the Offer, the laws of certain foreign countries and jurisdictions may require the filing of information with, or the obtaining of the approval of, governmental authorities in such countries and jurisdictions. In addition, the waiting period prior to consummation of the Offer associated with such filings or approvals may extend beyond the scheduled Expiration Date. The governments in such countries and jurisdictions might attempt to impose additional conditions on the Kollmorgen operations conducted in such countries and jurisdictions as a result of the acquisition of Pacific Scientific Common Shares pursuant to the Offer or the Proposed Merger.

                          MARKET PRICES AND DIVIDENDS

    The Kollmorgen Common Stock and the Pacific Scientific Common Stock are listed and principally traded on the NYSE under the symbols "KOL" and "PSX", respectively. The following table sets forth the range of high and low sales prices for Kollmorgen Common Stock and for Pacific Scientific Common Stock on the NYSE, as reported by the Dow Jones News Service, and the amount of cash dividends paid per share of Pacific Scientific Common Stock, together with the per share dividends paid by Pacific Scientific during the periods indicated.

                               MARKET PRICE DATA

                               KOLLMORGEN               PACIFIC SCIENTIFIC COMMON
                              COMMON STOCK                        STOCK
                     ------------------------------   ------------------------------
                                 (IN $)                           (IN $)
                      HIGH        LOW        DIV       HIGH        LOW        DIV
                     -------    -------      ---      -------    -------      ---
1998

First Quarter
 (through January
 14)................ 18 1/4       16         --       24 1/4     23 1/8       --
1997
Fourth Quarter...... 20 3/8     16 3/4          .02   24 1/8     13 1/2          .03
Third Quarter.......  19 5/16    14 3/4         .02    17 7/8     13 1/4         .03
Second Quarter......  15 15/16   11 5/8         .02    14 5/8     11 1/8         .03
First Quarter.......  15 1/8     10 7/8         .02    14         11 1/8         .03
1996
Fourth Quarter......  13 3/4     10 1/8         .02    12 3/4     10 1/4         .03
Third Quarter.......  14 3/4     10 1/2         .02    16 1/2     11             .03
Second Quarter......  15 5/8     11 3/8         .02    22 3/8     15 1/4         .03
First Quarter.......  13 1/8      9 5/8         .02    24 7/8     18 3/4         .03

    On December 12, 1997, the last trading day before Kollmorgen publicly announced its intention to make the Offer and the last trading day prior to the date of this Proxy Statement, the closing price of Kollmorgen Common Stock was $16.88. On January 14, 1998, the last trading day prior to the date of this Proxy Statement, such price was $16.88. Past price performance is not necessarily indicative of likely future price performance. Holders of Pacific Scientific Common Shares are urged to obtain current market quotations for shares of Kollmorgen Common Stock.

    On December 12, 1997, the last trading day before Kollmorgen announced its intention to make the Offer the closing price of Pacific Scientific Common Stock on the NYSE was $15.44. On January 14, 1998 the last trading day prior to the date of this Proxy Statement, such price was $23.81. Past price performance is not necessarily indicative of likely future price performance. Holders of Pacific Scientific Common Shares are urged to obtain current market quotations for shares of Pacific Scientific Common Stock.

    Kollmorgen has historically paid dividends on Kollmorgen Common Stock and intends to continue paying regular cash dividends on Kollmorgen Common Stock prior to and after the consummation of the Proposed Combination. Holders of shares of Pacific Scientific Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the Pacific Scientific Board. Kollmorgen has no information with respect to the Pacific Scientific Board's present intentions with respect to its policy of paying quarterly cash dividends.

    According to the Pacific Scientific 1996 10-K, as of February 28, 1997, there were 1,428 holders of record of shares of Pacific Scientific Common Stock. As of December 26, 1997, there were approximately 1,900 holders of record of Kollmorgen Common Stock.

                                 LEGAL MATTERS

    Assuming the Proposed Merger is consummated, the validity of the shares of Kollmorgen Common Stock offered in connection therewith would be passed upon for Kollmorgen by James A. Eder, Esq., Kollmorgen's General Counsel.

                                    EXPERTS

    The consolidated financial statements of Kollmorgen as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Proxy Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants. Such consolidated financial statements are incorporated herein by reference, in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    Kollmorgen and Pacific Scientific are each subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Kollmorgen and Pacific Scientific with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information on registrants, such as Kollmorgen and Pacific Scientific, that must file such material with the Commission electronically. The Commission's internet address on the World Wide Web is http://www.sec.gov. The Kollmorgen Common Stock and the Pacific Scientific Common Stock are listed on the NYSE and certain of Kollmorgen's and Pacific Scientific's reports, proxy materials and other information may be available for inspection at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

    This Proxy Statement does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which were omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. and at the Commission's public reference facilities and internet address described above. Statements contained in this Proxy Statement or in any document incorporated in this Proxy Statement by reference pertaining to the content of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

    Kollmorgen and Purchaser have filed the Tender Offer Statement and a Consent Solicitation Statement/Preliminary Prospectus with the Commission. Pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, on December 22, 1997, Pacific Scientific filed with the Commission a Solicitation/Recommendation Statement on
Schedule 14D-9 regarding its position concerning the Offer and certain other information. Such Schedules and any amendments thereto should be available for inspection and copying as set forth above (except that such Schedules and any amendments thereto will not be available at the regional offices of the Commission).

    The information concerning Pacific Scientific contained in this Proxy Statement has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Kollmorgen has no knowledge that would indicate that statements relating to Pacific Scientific contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete. Kollmorgen, however, was not involved in the preparation of such information and statements, and is not in a position to verify, or make any representation with respect to the accuracy of, any such information or statements.

    Pursuant to Rule 409 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 12b-21 promulgated under the Exchange Act, Kollmorgen is requesting that Pacific Scientific and its independent accountants, Deloitte & Touche LLP ("Deloitte & Touche"), provide to Kollmorgen the information required for complete disclosure concerning the business, operations, financial condition and management of Pacific Scientific. Neither Pacific Scientific nor Deloitte & Touche has yet provided any such information. Kollmorgen will provide any and all information that it receives from Pacific Scientific or Deloitte & Touche prior to the expiration of the Offer that Kollmorgen deems material, reliable and appropriate in a subsequently prepared amendment or supplement hereto. In addition, pursuant to Rule 439 promulgated under the Securities Act, Kollmorgen is requesting that Deloitte & Touche provide to Kollmorgen the consent required for the incorporation by reference into this Proxy Statement of Deloitte & Touche's report included in the Pacific Scientific 1996 Form 10-K with respect to its audit of the consolidated financial statements of Pacific Scientific contained therein. If Kollmorgen receives such consent, it will promptly file such consent as an exhibit to the Proxy Statement.

                     MANAGEMENT AND ADDITIONAL INFORMATION

    Certain information relating to the management, executive compensation, various benefit plans (including stock plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Kollmorgen and Pacific Scientific is set forth in or incorporated by reference in the Kollmorgen Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and in the Pacific Scientific 1996 Form 10-K, which are incorporated by reference in this Proxy Statement. See "Incorporation of Certain Documents by Reference". Copies of the reports of Kollmorgen are available upon written or oral request to Kollmorgen at the address or telephone number set forth under "Incorporation of Certain Documents by Reference".

                                SOURCES OF FUNDS

    The total amount of funds required by Kollmorgen and Purchaser to consummate the Offer and the Proposed Merger, to refinance certain indebtedness, to provide a working capital facility for the combined company and to pay related fees and expenses is estimated to be approximately $300 million. Purchaser will obtain all of such funds from Kollmorgen. Kollmorgen and Purchaser intend to obtain the funds from loans to be arranged by Salomon Smith Barney. On December 9, 1997, Salomon Smith Barney, SBHCI and Kollmorgen entered into a commitment letter, pursuant to which SBHCI committed, subject to the conditions set forth therein, to provide (1) a fully secured financing for Kollmorgen and Purchaser in the syndicated loan market of up to $300 million to pay the tender price upon fulfillment of the conditions to the Offer, to refinance certain indebtedness of Kollmorgen and to pay related fees and expenses (the "Tender Financing") and (2) a fully secured financing in the syndicated loan market of up to $300 million to refinance the Tender Financing, to refinance (or economically defease) certain debt of Pacific Scientific or Kollmorgen, to pay related fees and expenses and to provide funds for ongoing general corporate purposes (together with the Tender Financing, the "Kollmorgen Indebtedness"). Kollmorgen expects that the definitive documentation with respect to the Kollmorgen Indebtedness will contain conditions that are customary for transactions of this type. Kollmorgen may subsequently refinance the Kollmorgen Indebtedness in whole or in part.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Commission allows Kollmorgen to "incorporate by reference" information into this Proxy Statement, which means that Kollmorgen can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that

Kollmorgen and Pacific Scientific have previously filed with the Commission. These documents contain important information about Kollmorgen and Pacific Scientific and their finances.

KOLLMORGEN COMMISSION FILINGS (FILE NO. 1-5562)                                    PERIOD
--------------------------------------------------------  --------------------------------------------------------

Consent Solicitation Statement/Preliminary Prospectus on
  Schedule 14A..........................................  Dated December 15, 1997
Tender Offer Statement on Schedule 14D-1................  Dated December 15, 1997 (and all amendments thereto)
Annual Report on Form 10-K..............................  Fiscal year ended December 31, 1996
Annual Report on Form 10-K/A............................  Fiscal Year ended December 31, 1996
Quarterly Report on Form 10-Q...........................  Quarterly period ended March 31, 1997
Quarterly Report on Form 10-Q...........................  Quarterly period ended June 30, 1997
Quarterly Report on Form 10-Q...........................  Quarterly period ended September 30, 1997
Proxy Statement.........................................  Dated April 4, 1997
Current Reports on Form 8-K.............................  Dated December 15, 1997, August 18, 1997, January 31,
                                                            1997; January 27, 1997 and December 15, 1997
The Description of Kollmorgen Common Stock contained in
  the Registration Statement on Form S-1 (No.
  2-27327)..............................................  Dated September 25, 1967
Registration Statement on Form 8-A......................  Filed on March 14, 1978 (and any amendment or report filed thereafter for the purpose of updating the
                                                            description of Kollmorgen Common Stock)


PACIFIC SCIENTIFIC COMMISSION FILINGS (FILE NO. 1-7744)                            PERIOD
--------------------------------------------------------  --------------------------------------------------------

Solicitation/Recommendation Statement on
  Schedule 14D-9........................................  Dated December 22, 1997 (and all amendments thereto)
Annual Report on Form 10-K..............................  Fiscal year ended December 27, 1996
Quarterly Report on Form 10-Q...........................  Quarterly period ended March 28, 1997
Quarterly Report on Form 10-Q...........................  Quarterly period ended June 27, 1997
Quarterly Report on Form 10-Q...........................  Quarterly period ended September 26, 1997
Proxy Statement.........................................  Dated March 14, 1997
Current Report on Form 8-K..............................  Dated April 21, 1997

    All documents and reports filed by Kollmorgen or Pacific Scientific with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date the Offer is terminated or the vote on the Proposed Merger is completed shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. All filings filed by Kollmorgen with the Commission pursuant to the Exchange Act after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement shall be deemed to be incorporated by reference into this Proxy Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF PACIFIC SCIENTIFIC COMMON SHARES, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, TO KOLLMORGEN CORPORATION, 1601 TRAPELO ROAD, WALTHAM, MASSACHUSETTS 02154, ATTENTION: SECRETARY, OR BY TELEPHONE AT (781) 890-5655.

                           LOCATION OF DEFINED TERMS

"14D-9 Statement.......................................................................          1
"Antitrust Division"...................................................................         34
"Article Fifth"........................................................................          5
"Article Fifth Condition"..............................................................         34
"Average Kollmorgen Share Price".......................................................         ii
"Broken Non-Votes".....................................................................         40
"Bylaw Repeal Proposal"................................................................         ii
"CGCL".................................................................................          3
"Code".................................................................................         54
"Commission"...........................................................................          i
"Complaint"............................................................................         32
"Consent Solicitation".................................................................          3
"Deemed Kollmorgen Common Stock Ownership".............................................         57
"Deemed Redemption"....................................................................         57
"Deloitte & Touche"....................................................................         70
"Effective Time".......................................................................         ii
"Election Proposal"....................................................................         ii
"Exchange Act".........................................................................         69
"Expiration Date"......................................................................         ii
"Financing Condition"..................................................................         34
"FTC"..................................................................................         34
"Georgeson"............................................................................         33
"HSR Act"..............................................................................          6
"HSR Condition"........................................................................          6
"IRS"..................................................................................         54
"Joint Venture"........................................................................         14
"Kollmorgen"...........................................................................          i
"Kollmorgen Board".....................................................................         28
"Kollmorgen Bylaws"....................................................................         58
"Kollmorgen Charter"...................................................................         58
"Kollmorgen Common Stock"..............................................................          i
"Kollmorgen Indebtedness"..............................................................         70
"Kollmorgen Nominees"..................................................................          i
"Kollmorgen Rights"....................................................................         65
"Kollmorgen Rights Plan"...............................................................         64
"Kollmorgen Special Meeting"...........................................................         32
"Letter of Transmittal"................................................................         ii
"Listed Corporation"...................................................................         61
"Litigation"...........................................................................          6
"Loan".................................................................................         25
"Macbeth"..............................................................................         19
"Minimum Condition"....................................................................         34
"Minimum Number".......................................................................         ii
"Nominee Agreement"....................................................................         38
"Notice of Meeting"....................................................................         39
"NYBCL"................................................................................         58
"NYSE".................................................................................          1
"Offer"................................................................................         ii

"Offer Price"..........................................................................         ii
"Offer to Purchase"....................................................................         ii
"Pacific Scientific"...................................................................          i
"Pacific Scientific Board".............................................................          i
"Pacific Scientific Bylaws"............................................................          i
"Pacific Scientific Charter"...........................................................          5
"Pacific Scientific Common Shares".....................................................          i
"Pacific Scientific Common Stock"......................................................          i
"Pacific Scientific Rights Plan".......................................................         64
"Pacific Scientific Second Special Meeting"............................................         65
"Pacific Scientific Shareholders"......................................................          i
"Proposals"............................................................................         ii
"Proposed Combination".................................................................          i
"Proposed Merger"......................................................................         ii
"Proxies"..............................................................................         38
"Proxy Solicitation"...................................................................          i
"Proxy Statement"......................................................................          i
"Purchaser"............................................................................          i
"Record Date"..........................................................................        iii
"Removal Proposal".....................................................................         ii
"Restricted Shares"....................................................................         65
"Revocation Statement".................................................................         32
"Rights"...............................................................................          i
"Rights Condition".....................................................................         34
"SBHCI"................................................................................          2
"Salomon Smith Barney".................................................................          2
"Securities Act".......................................................................         70
"Seidel"...............................................................................         14
"Servotronix"..........................................................................         14
"Special Meeting"......................................................................          i
"Tender Financing".....................................................................         70
"Tender Offer Statement"...............................................................          i

                                   SCHEDULE I

          INFORMATION CONCERNING DIRECTORS AND OFFICERS OF KOLLMORGEN
         AND CERTAIN REPRESENTATIVES OF KOLLMORGEN WHO MAY ALSO ASSIST
                              IN THE SOLICITATION

DIRECTORS AND EXECUTIVE OFFICERS OF KOLLMORGEN

    The following table shows, with respect to each executive officer or director of Kollmorgen, such person's name and age, all positions and offices with Kollmorgen currently held by such person and his or her principal occupation and business experience during the last five years.

                                      PRESENT                      BUSINESS EXPERIENCE DURING
NAME                         AGE      POSITION                     PAST FIVE YEARS
-----------------------      ---      ---------------------------  -----------------------------------------------------

Gideon Argov                     41   President and Chief          Chairman of the Board since March 1996, President and
                                      Executive Officer, Director  Chief Executive Officer since November 1991; Director since May 1991. From March 1988 to May 1991,
                                                                   President and Chief Executive Officer and Director of
                                                                   High Voltage Engineering Company. Prior to that date,
                                                                   for five years, a manager and senior consultant with
                                                                   Bain & Company.

Robert J. Cobuzzi                56   Senior Vice President,       Senior Vice President (since February 1993),
                                      Treasurer and Chief          Treasurer and Chief Financial Officer since July
                                      Financial Officer, Director  1991. From April 1989 to July 1991, Vice President
                                                                   and Treasurer of High Voltage Engineering Company.
                                                                   Prior to April 1989, Vice President and Chief
                                                                   Financial Officer of Ausimont N.V.

Daniel M. Desmond                48   Vice President               President of Kollmorgen's Aerospace and Defense
                                                                   Motion Technologies Group and Vice President since
                                                                   November 1997. President of Kollmorgen's
                                                                   Electro-Optical Division since 1989. Previously Vice
                                                                   President of Program Management.

James A. Eder                    52   Vice President, Secretary    General Counsel since January 1992; Vice President
                                      and General Counsel          since January 1990; and Secretary since 1983.
                                                                   Previously, Assistant Corporate Counsel from 1977 to
                                                                   1992.

Keith D. Jones                   39   Controller and Chief         Corporate Controller since May 1996; Chief Accounting
                                      Accounting Officer           Officer since March 1996. Director of Finance, Chief
                                                                   Accounting Officer and Corporate Controller of
                                                                   Cambridge Biotech Corporation from September 1991 to
                                                                   August 1995.

Mark E. Petty                    42   Vice President               President of Kollmorgen's Industrial and Commercial
                                                                   Motion Technologies Group since November 1997; Vice
                                                                   President since January 1, 1996. Prior to that, he
                                                                   held several management positions with Kollmorgen
                                                                   since March 1992. Previously, President of General
                                                                   Eastern, Division of High Voltage Engineering
                                                                   Company.

                                      PRESENT                      BUSINESS EXPERIENCE DURING
NAME                         AGE      POSITION                     PAST FIVE YEARS
-----------------------      ---      ---------------------------  -----------------------------------------------------
Jerald G. Fishman                51   Director                     President, Chief Executive Officer and a Director of
                                                                   Analog Devices, Inc. Prior to November 1996,
                                                                   President and Chief Operating Officer of Analog
                                                                   Devices, Inc. for five years.

Herbert L. Henkel                49   Director                     President of Textron Industrial Products, Textron,
                                                                   Inc. since December 1995. Prior to that date,
                                                                   Industrial Group Vice President for two years and
                                                                   President of Greenlee Textron.

James H. Kasschau                46   Director                     President of International Contract Furnishings, Inc.
                                                                   since October 1995. Prior to that date, President of
                                                                   Tinicum Incorporated and President of Tinicum
                                                                   Enterprises, Inc.

J. Douglas Maxwell               56   Director                     Chairman of the Board and Chief Executive Officer of
                                                                   Swissray Empower, Inc. and its predecessor since
                                                                   1988.

Robert N. Parker                 69   Director                     Business consultant since 1992. Previously, Executive
                                                                   Vice President of LTV Aerospace and Defense
                                                                   Corporation.

Geoffrey S. Rehnert              40   Director                     Managing Director and General Partner of Bain
                                                                   Capital, Inc. Founder of Bain Capital, Inc. in 1984.

George P. Stephan                64   Director                     Managing Director of Stonington Group, Inc. since
                                                                   1994. Previously Of Counsel to law firm of Murtha,
                                                                   Cullina, Richter and Pinney. Chairman of the Board of
                                                                   Kollmorgen from 1991 until March 26, 1996.

                                  SCHEDULE II

     PACIFIC SCIENTIFIC COMMON SHARES HELD BY KOLLMORGEN AND ITS DIRECTORS

                                  AND OFFICERS

NAME OF BENEFICIAL OWNER                                                           SHARES OWNED
-------------------------------------------------------------------------------  -----------------
Kollmorgen Corporation.........................................................            100
Torque Corporation.............................................................            100
Gideon Argov...................................................................             10

                                  SCHEDULE III
      CHAPTER 13 OF THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA

    1300 [SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER].--(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; PROVIDED, HOWEVER, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and PROVIDED FURTHER that this provision does not apply to any class of shares described in SUBPARAGRAPH (A) OR (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on that date for the termination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in SUBPARAGRAPH (A) OR
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; PROVIDED, HOWEVER, that SUBPARAGRAPH
    (A) rather than SUBPARAGRAPH (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. (Last amended by Ch. 543, L. '93, eff. 1-1-94.)

    1301 [DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES].--
(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price

                                     III-1
stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation to purchase such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of
Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. (Last amended by Ch. 1155, L. '80, eff. 1-1-81.)

    1302 [DISSENTING SHARES, STAMPING OR ENDORSING].--Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. (Last amended by Ch. 766, L. '86, eff. 1-1-87).

    1303 [DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT].--(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. (Last amended by Ch. 766, L. '86, eff. 1-1-87).

    1304 [DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS].--(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the

                                     III-2
fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

    1305 [APPRAISERS DUTY AND REPORT; COURT JUDGEMENT; PAYMENT; APPEAL; COSTS OF ACTION].--(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301). (Last amended by Ch. 766 L. '86, eff. 1-1-87.)

    1306 [DISSENTING SHAREHOLDERS: EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE].--To the extent that the provisions of Chapter 5 prevent the payment to any holders to dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

    1307 [DISSENTING SHARES, DISPOSITION OF DIVIDENDS].--Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

    1308 [DISSENTING SHARES, RIGHTS AND PRIVILEGES].--Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

                                     III-3

    1309 [DISSENTING SHARES, LOSS OF STATUS].--Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
    (i) of Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

    1310 [SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING].--If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

    1311 [CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES].--This chapter, EXCEPT SECTION 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. (Last amended by Ch. 919, L. '88, eff. 1-1-89.)

    1312 [VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF].--(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attach the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, IF THE PRINCIPAL TERMS OF THE REORGANIZATION ARE APPROVED PURSUANT TO SUBDIVISION (B) OF SECTION 1202, IS ENTITLED TO PAYMENT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE APPROVED REORGANIZATION.

        (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attach the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

                                     III-4

        (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attach the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled. (Last amended by Ch. 919, L. '88, eff. 1-1-89.)

                                     III-5

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